  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 4, 2000.

                                                    REGISTRATION NO. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         E-NET FINANCIAL.COM CORPORATION
             (Exact name of registrant as specified in its charter)

               NEVADA                             6199                       84-1273503
  (State or other jurisdiction of     (Primary Standard Industrial        (I.R.S. Employer
   incorporation or organization)     Classification Code Number)      Identification Number)

                         3200 BRISTOL STREET, SUITE 700
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 557-2222

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                VINCENT RINEHART
                                    PRESIDENT
                         E-NET FINANCIAL.COM CORPORATION
                         3200 BRISTOL STREET, SUITE 700
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 557-2222
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:
                              RANDOLF W. KATZ, ESQ.
                                 BRYAN CAVE LLP
                           2020 MAIN STREET, SUITE 600
                                IRVINE, CA 92614
                                 (949) 223-7000
                              (949) 223-7100 (FAX)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
   TITLE OF EACH CLASS        PROPOSED MAXIMUM AGGREGATE            AMOUNT
      OF SECURITIES                 OFFERING PRICE                    OF
     TO BE REGISTERED                                          REGISTRATION FEE
--------------------------------------------------------------------------------
Common Stock, $0.001 par value (1)  $10,350,620.62 (2)           $2,732.56
--------------------------------------------------------------------------------
(1) Includes 11,040,662 unregistered shares to be sold by the selling stockholders.
(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the closing bid and asked prices on the OTC Bulletin Board on August 3, 2000.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. we may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                              SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED AUGUST 4, 2000

PROSPECTUS

                                11,040,662 SHARES

                         E-NET FINANCIAL.COM CORPORATION

                                  COMMON STOCK
    RESALE OF 11,040,662 SHARES OF OUTSTANDING STOCK BY SELLING STOCKHOLDERS

         The selling stockholders identified in this prospectus are offering up to 11,040,662 shares of the common stock of e-NET Financial.com Corporation. The selling stockholders may offer the shares of common stock through public or private transactions, on the OTC Bulletin Board of the National Association of Securities Dealers, Inc., at prevailing market prices, or at privately negotiated prices. e-NET will not receive any of the proceeds of these resales by the selling stockholders, which consist of:

         o ______ shares of common stock that e-NET originally issued in private placements exempt from registration and prospectus delivery requirements of the Securities Act of 1933, as amended; and

         o 7,500,000 shares of common stock that e-NET issued to EMB Corporation ("EMB") in exchange for all of the outstanding shares of common stock of American Residential Funding, Inc., and Bravo Real Estate, Inc., and all of EMB's rights to acquire Titus Real Estate LLC, a California limited liability company (Titus").

         e-NET participates in the OTC Bulletin Board, an electronic quotation service for securities not traded on an established securities exchange. e-NET's common stock currently trades on the OTC Bulletin Board of the National Association of Securities Dealers, Inc., under the symbol "ENNT." On August 3, 2000, the closing bid price for the stock was $0.875 and the closing ask price was $1.00, as reported on the OTC Bulletin Board. In addition, e-NET's common stock is traded on the Berlin Stock Exchange under the symbol ENNT.DE and has been assigned the German Securities Code (Wertpapierkennumer) 925558.

         INVESTING IN THE COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

                                ----------------

                                                                        PER SHARE                  TOTAL
                                                                       -----------               ----------
         Proceeds, before expenses, to the selling stockholders......  $10,350,620.62         $10,350,620.62

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The shares will be ready for delivery on or about         , 2000.

                                    The date of this prospectus is     , 2000.

                          PROSPECTUS INSIDE FRONT COVER





















                                    [TO COME]

                                TABLE OF CONTENTS

                                                                                                                  PAGE

Prospectus Summary.........................................................................................        3
Risk Factors...............................................................................................        5
Forward-Looking Statements.................................................................................       12
Price Range of Common Stock................................................................................       13
Use of Proceeds............................................................................................       14
Dividend Policy............................................................................................       14
Capitalization.............................................................................................       15
Selected Financial Data....................................................................................       16
Management's Discussion and Analysis of Financial Condition and Results of Operations......................       17
Business...................................................................................................       20
Management.................................................................................................       29
Principal Stockholders.....................................................................................       33
Selling Stockholders.......................................................................................       35
Related Party Transactions.................................................................................       38
Description of Capital Stock...............................................................................       39
Shares Eligible for Future Sale............................................................................       41
Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders of Common Stock........................       42
Plan of Distribution.......................................................................................       45
Legal Matters..............................................................................................       47
Experts....................................................................................................       47
Where You Can Find More Information........................................................................       48
Index to Financial Statements..............................................................................      F-1

                              --------------------

      You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sales of shares of our common stock. Our business, financial condition, results of operation and prospects may have changed since that date. e-NET, "we," "us" and "our" refer to e-NET FINANCIAL.COM CORPORATION and its subsidiaries.

      e-NET(TM) and the e-NET logo are registered trademarks of e-NET. All other trade names, trademarks and product names used in this prospectus are the property of their respective holders.

                               PROSPECTUS SUMMARY

      THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING "RISK FACTORS" BEGINNING ON PAGE 5 AND THE FINANCIAL DATA AND RELATED NOTES,
INCLUDED ELSEWHERE IN THIS PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION. OUR FISCAL YEAR ENDS ON APRIL 30.

                         E-NET FINANCIAL.COM CORPORATION


                              CORPORATE INFORMATION

      e-NET was incorporated in Nevada on August 18, 1988. Our principal executive offices are located at 3200 Bristol Street, Suite 700, Costa Mesa, California 92626, and our telephone number is (714) 557-2222. Our Web site is located at www.e-netfinancial.com. Information contained on our Web site does not constitute part of this prospectus.

                                  THE OFFERING

Common stock offered by selling stockholders:                     11,040,662 shares
Common stock to be outstanding after this offering........        21,091,880 shares
Use of proceeds...........................................        We will not receive any proceeds from the sale
                                                                  of shares of common stock which are being
                                                                  offered for sale by our selling stockholders.
                                                                  See "Use of Proceeds" on page 14.
OTC Bulletin Board symbol.................................        ENNT


      The number of shares of common stock that will be outstanding after the offering is based on the number of shares outstanding as of August 3, 2000.

                             SUMMARY FINANCIAL DATA

      The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 17 and our financial statements and the notes to those financial statements beginning on page F-1 included elsewhere in this prospectus. The statement of operations data set forth below for the period from March 13, 1998 (Inception) to June 30, 1998, year ended June 30, 1999, and the ten months ended April 30, 2000 and the balance sheet data as of April 30, 2000 are derived from, and are qualified by reference to, our audited consolidated financial statements included elsewhere in this prospectus.

                                                   TEN MONTHS       YEAR ENDED       INCEPTION
                                                 ENDED APRIL 30,     JUNE 30,         JUNE 30,
                                                       2000            1999            1998
                                                 --------------   --------------  --------------
     Revenues...................................  $ 4,689,170      $ 3,547,392               --
     Cost of revenues...........................    3,411,750        2,304,100               --
                                                 --------------   --------------  --------------
     Gross profit...............................  $ 1,277,420      $ 1,243,832               --
     Operating expenses:
       Selling, general and administrative......    3,059,374        1,301,013            3,570
       Loss from operations.....................  ( 1,781,954)         (57,181)          (3,570)
     Other income (expense), net................      (14,945)          (3,088)              --
                                                 --------------   --------------  --------------
     Net Loss...................................  $(1,796,899)     $   (60,269)     $    (3,570)
                                                 ==============   ==============  ==============

     Net loss per share:
       Basic and diluted........................  $     (0.22)     $     (0.01)
                                                 ==============   ==============
     Shares used in per share calculation:
       Basic and diluted........................    8,222,636        7,500,000
                                                 ==============   ==============


                                            AS OF APRIL 30, 2000
                                         ---------------------------
                                           ACTUAL       PRO FORMA
                                         -----------   -------------
     BALANCE SHEET DATA:
       Cash and cash equivalents.......  $  285,583      $   585,556
       Total assets....................   4,871,093        5,221,066
       Current portion of debt.........   2,788,076        1,438,076
       Total liabilities...............   3,640,412        2,290,412
       Total stockholders' equity......   1,230,681        2,930,654


      The pro forma financial data includes the effects of a private placement of 666,667 shares of common stock for $1,699,973, net commissions and fees of $300,027 in May 2000.

                                  RISK FACTORS

      YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE MAKING A DECISION TO BUY OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS COULD BE HARMED, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT. YOU SHOULD ALSO REFER TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING OUR FINANCIAL STATEMENTS AND THE RELATED NOTES.

OUR FUTURE REVENUES ARE UNPREDICTABLE AND OUR OPERATING RESULTS ARE LIKELY TO FLUCTUATE FROM QUARTER TO QUARTER

      Our quarterly and annual operating results have fluctuated in the past and are likely to fluctuate significantly in the future due to a variety of factors, some of which are outside of our control. Accordingly, we believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as indications of future performance. Some of the factors that could cause our quarterly or annual operating results to fluctuate include market acceptance of our mortgage services and systems, business development, ability to originate and process mortgage loans, and competitive pressures.

THE MORTGAGE LENDING BUSINESS IS AFFECTED BY INTEREST RATES AND OTHER FACTORS BEYOND OUR CONTROL

      The results of the Company's operations will be affected by various factors, many of which are beyond the control of the Company. The results of the Company's operations will depend, among other things, on the level of net cash flows generated by the Company's mortgage assets and the supply of and demand for mortgage loans. The Company's net cash flows will vary as a result of changes in interest rates, the behavior of which involves various risks and uncertainties as set forth below. Prepayment rates and interest rates depend upon the nature and terms of the mortgage assets, the geographic location of the properties securing the mortgage loans, conditions in financial markets, the fiscal and monetary policies of the United States government and the Board of Governors of the Federal Reserve System, international economic and financial conditions, competition and other factors, none of which can be predicted with any certainty. Because interest rates will significantly affect the Company's activities, the operating results of the Company will depend, in large part, upon the ability of the Company to utilize appropriate strategies to maximize returns to the Company while attempting to minimize risks. See "Business"

MORTGAGE LOANS ARE SUBJECT TO THE RISK OF DEFAULT BY BORROWERS AND CERTAIN INHERENT RISKS RELATED TO REAL ESTATE

      Mortgage loans are subject to varying degrees of risk, including the risk of a default by the borrowers on a mortgage loan, and the added responsibility on the part of the Company of foreclosing in order to protect its investment. The ability of the borrowers to make payments on non-single-family mortgage loans is highly dependent on the borrowers' ability to manage and sell, refinance or otherwise dispose of the properties and will be dependent upon all the risks generally associated with real estate investments which are beyond the control of the Company. The Company must rely on the experience and ability of the borrowers to manage, develop and dispose of or refinance the properties. Investing in real estate is highly competitive and is subject to numerous inherent risks, including, without limitation, changes in general or local economic conditions, neighborhood values and interest rates, limited availability of mortgage funds which may render the sale or refinancing of the properties difficult, increases in real estate taxes, other operating expenses, the supply and demand for properties of the type involved, toxic and hazardous wastes, environmental considerations, zoning laws, entitlements, rent control laws, other governmental rules and fiscal policies and acts of God, such as floods, which may result in uninsured losses. See "Business".

WE MAY NOT DIVERSIFY OUR PORTFOLIO OF MORTGAGE LOANS

      The mortgage loans made by the Company may be obligations of a limited number of borrowers on a limited number of properties. The lack of diversity in the type, number and geographic location of mortgage loans made by the Company would materially increase the risk of an investment in the Common Stock.

IN THE EVENT WE ARE NOT SUCCESSFUL IN SECURITIZING MORTGAGE LOANS, WE WILL CONTINUE TO BEAR THE RISKS OF BORROWER DEFAULTS AND BANKRUPTCIES, FRAUD LOSSES AND SPECIAL HAZARD LOSSES

      The Company may acquire and accumulate mortgage loans as part of its long-term investment strategy or until a sufficient quantity has been acquired for securitization into mortgage-backed securities. There can be no assurance that the Company will be successful in securitizing mortgage loans. While holding mortgage loans, the Company will be subject to risks of borrower defaults and bankruptcies, fraud losses and special hazard losses. In the event of any default under mortgage loans held by the Company, the Company will bear the risk of loss of principal to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the mortgage loan. It may not be desirable, possible or economic for the Company to complete the securitization of any or all mortgage loans which the Company acquires or funds, in which case the Company will continue to hold the mortgage loans and bear the risks of borrower defaults and special hazard losses.

      Mortgage loans invested in by the Company will be secured by the properties and will also be a recourse obligation of the borrower. In the event of a default, the Company would be able to look to the borrower to make up any deficiency between the value of the collateral and the principal amount of the mortgage loan.

      It is expected that when the Company acquires mortgage loans, the sellers will represent and warrant to the Company that there has been no fraud or misrepresentation with respect to the origination of the mortgage loans and will agree to repurchase any loan with respect to which there is fraud or misrepresentation. There can be no assurance that the Company will be able to obtain the repurchase agreement from the sellers. Although the Company may have recourse to the sellers based on the sellers' representations and warranties to the Company, the Company will be at risk for loss to the extent the sellers do not perform their repurchase obligations.

      The Company may acquire mortgage loans from failed savings and loan associations or banks through United States government agencies such as the Resolution Trust Corporation or the Federal Deposit Insurance Corporation. These institutions do not provide the seller's typical representations against fraud and misrepresentation. The Company intends to acquire third party insurance, to the extent that it is available at a reasonable price, for such risks. In the event the Company is unable to acquire such insurance, the Company would be relying solely on the value of the collateral underlying the mortgage loans. Accordingly, the Company will be subject to a greater risk of loss on obligations purchased from these institutions.

      Since April, 1999, the Company's growth in originating loans has been significant. In light of this growth, the historical financial performance of the Company may be of limited relevance in predicting future performance. Also, the loans originated by the Company have been outstanding for a relatively short period of time. Consequently, the delinquency and loss experience of the Company's loans to date may not be indicative of future results. It is unlikely that the Company will be able to maintain delinquency and loan loss ratios at their present levels to the extent that the Company's loan portfolio becomes more seasoned and are not resold by the Company.

TO THE EXTENT THAT WE ARE UNABLE TO MAINTAIN AN ADEQUATE WAREHOUSE LINE OF CREDIT, WE MAY HAVE TO CURTAIL LOAN ORIGINATION AND PURCHASING ACTIVITIES

      The Company relies significantly upon its access to warehouse credit facilities in order to fund new originations and purchases. The Company has a $1,000,000 warehouse line of credit with FirstPlus Bank and a $2,000,000 warehouse line of credit with First Collateral Services. The Company expects to be able to maintain its existing warehouse line of credit (or to obtain replacement or additional financing) as the current arrangements expire or become fully utilized; however, there can be no assurance that such financing will be obtainable on favorable terms, if at all. To the extent that the Company is unable to maintain an adequate warehouse line of credit, the Company may have to curtail loan origination and purchasing activities, which could have a material adverse effect on the Company's operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

VARIATIONS IN MORTGAGE PREPAYMENTS MAY CAUSE CHANGES IN OUR NET CASH FLOWS

      Mortgage prepayment rates vary from time to time and may cause changes in the amount of the Company's net cash flows. To the extent that prepayments occur, the yield on the Company's mortgage loans would be affected as well as the Company's net cash flows. Prepayments of adjustable-rate mortgage loans included in or underlying mortgage-backed securities generally increase when then-current mortgage interest rates fall below the interest rates on such adjustable-rate mortgage loans. Conversely, prepayments of such mortgage loans generally decrease when then-current mortgage interest rates exceed the interest rate on the mortgage loans included in or underlying such mortgage-backed securities. Prepayment experience also may be affected by the geographic location of the properties securing the mortgage loans included in or underlying mortgage-backed securities, the assumability of such mortgage loans, the ability of the borrower to convert to a fixed-rate loan, conditions in the housing and financial markets and general economic conditions.

OUR PORTFOLIO OF MORTGAGE LOANS MAY INCLUDE PRIVATELY ISSUED PASS-THROUGH CERTIFICATES WHICH ARE TYPICALLY NOT GUARANTEED BY THE UNITED STATES GOVERNMENT

      The Company may include privately issued pass-through certificates backed by pools of adjustable-rate single family and multi-family mortgage loans and other real estate-backed mortgage loans in its investment portfolio. Because principal and interest payments on privately issued pass-through certificates are typically not guaranteed by the United States government or an agency of the United States government, such securities generally are structured with one or more types of credit enhancement. Such forms of credit enhancement are structured to provide protection against risk of loss due to default on the underlying mortgage loan, or bankruptcy, fraud and special hazard losses, such as earthquakes. Typically, third parties insure against these types of losses, and the Company would be dependent upon the credit worthiness of the insurer for credit-rating, claims paying ability of the insurer and timeliness of reimbursement in the event of a default on the underlying obligations. Furthermore, the insurance coverage for various types of losses is limited in amount, and losses in excess of the limitation would be the responsibility of the Company.

      The Company may also purchase mortgage loans issued by GNMA, FNMA or FHLMC. Each of these entities provides guarantees against risk of loss for securities issued by it. In the case of GNMA, the timely payment of principal and interest on its certificates is guaranteed by the full faith and credit of the United States government. FNMA guarantees the scheduled payments of interest and principal and the full principal amount of any mortgage loan foreclosed or liquidated on its obligations. FHLMC guarantees the timely payment of interest and ultimate collection of principal on its obligations, while with respect to certificates issued by FNMA and FHLMC, payment of principal and interest of such certificates are guaranteed only by the respective entity and not by the full faith and credit of the United States government.

WE ARE IS DEPENDENT UPON INDEPENDENT MORTGAGE BROKERS AND OTHERS, NONE OF WHOM IS CONTRACTUALLY OBLIGATED TO DO BUSINESS WITH THE COMPANY

      The Company depends in part on independent mortgage brokers, financial institutions, realtors(R) and mortgage bankers for its originations and purchases of mortgage loans. The Company's competitors also seek to establish relationships with such independent mortgage brokers, financial institutions, realtors(R) and mortgage bankers, none of whom is contractually obligated to continue to do business with the Company. In addition, the Company expects the volume of wholesale loans that it originates and purchases to increase. The Company's future results may become more exposed to fluctuations in the volume and cost of its wholesale loans resulting from competition from other originators and purchasers of such loans, market conditions and other factors. See "Business -- Employees".

WE WILL HAVE LITTLE CONTROL OVER THE OPERATIONS OF THE PASS-THROUGH ENTITIES IN WHICH WE MAY PURCHASE INTERESTS

      If the Company purchases interests in various pass-through entities, it will itself be in the position of a "holder" of shares of such entities including, real estate investment trusts, other trusts or partnerships, or a holder of other types of pass-through interests. Therefore, the Company will be relying exclusively on the management capabilities of the general partners, managers and trustees of those entities for the management and investment decisions made on their behalf. In particular, except for voting rights on certain matters, the Company will have no control over the operations of the pass-through entities in which it purchases interests, including all matters relating to the operation, management, investment decisions, income and expenses of such entities, including decisions with respect to actions to be taken to collect amounts owed to such entities. If such managers, trustees or general partners take actions or make decisions which are adverse to a pass-through entity or the Company, it may not be cost-efficient for the Company to challenge such actions or decisions. Moreover, if the Company does not become a substituted owner of such interests, it would not have the right to vote on matters on which other interest owners in such entities have a right to vote or otherwise challenge management decisions. Finally, should any of such managers, trustees or general partners experience financial difficulties for any reason, the entities in which the Company invests could be adversely affected, thereby adversely affecting the value of the Company's investments.

BORROWERS MAY NOT HAVE SUFFICIENT ASSETS TO PAY OFF THE BALLOON PAYMENTS AT MATURITY

      Mortgage loans, other than those representing mortgage loans on single-family residential, may represent "balloon" obligations, requiring no payments of principal over the term of the indebtedness with a "balloon" payment of all of the principal due at maturity. "Balloon" payments will probably require a sale or refinancing of properties at the time they are due. No assurance can be given that the borrowers will have sufficient assets to pay off the indebtedness when due, or that sufficient liquidity will be generated from the disposition or refinancing of the properties to enable the owner to pay the principal or interest due on such mortgage loans.

UPON FORECLOSURE OF A PROPERTY, WE MAY HAVE DIFFICULTY IN FINDING A PURCHASER OR MAY HAVE TO SELL THE PROPERTY AT A LOSS

      If a mortgaged property is not sold by the maturity date of the underlying mortgage loan, the borrower may have difficulty in paying the outstanding balance of such mortgage loan and may have to refinance the property. The borrower may also experience difficulty in refinancing the property if that becomes necessary due to unfavorable interest rates or the unavailability of credit.

      If any amounts under a mortgage loan are not paid when due, the Company may foreclose upon the property of the borrower. In the event of such a default which requires the Company to foreclose upon a property or otherwise pursue its remedies in order to protect the Company's investment, the Company will seek to obtain a purchaser for the property upon such terms as the Company deems reasonable. However, there can be no assurance that the amount realized upon any such sale of the underlying property will result in financial profit or prevent loss to the Company. In addition, because of potential adverse changes in the real estate market, locally or nationally, the Company may be forced to own and maintain the property for a period of time to protect the value of its investment. In that event, the Company may not be able to receive any cash flow from such mortgage loan and the Company would be required to pay such sums as may be necessary to maintain and manage the property.

WE MAY BE REQUIRED TO INVESTIGATE AND CLEAN UP HAZARDOUS OR TOXIC SUBSTANCES OF PROPERTIES SECURING LOANS THAT ARE IN DEFAULT

      The Company has not been required to perform any investigation or clean up activities, nor has it been subject to any environmental claims. There can be no assurance, however, that this will remain the case in the future.

      In the course of its business, the Company has acquired and may acquire in the future properties securing loans that are in default. Although the Company primarily lends to owners of residential properties, there is a risk that the Company could be required to investigate and clean up hazardous or toxic substances or chemical releases at such properties after acquisition by the Company, and may be held liable to a governmental entity or to third parties for property damage, personal injury and investigation and cleanup costs incurred by such parties in connection with the contamination. In addition, the owner or former owners of a contaminated site may be subject to common law claims by third pies based on damages and costs resulting from environmental contamination emanating from such property.

THE AMOUNT OF INTEREST CHARGED TO A BORROWER IS SUBJECT TO COMPLIANCE WITH STATE USURY LAWS

      The amount of interest payable by a borrower to the Company may exceed the rate of interest permitted under the California Usury Law and the usury laws of other states. Although the Company does not intend to make or invest in mortgage loans with usurious interest rates, there are uncertainties in determining the legality of interest rates. Such limitations, if applicable, may decrease the yield on the Company's investments.

      With respect to the interest rate charged by the Company to borrowers in the State of California, the Company will be relying upon the exemption from its usury law which provides that loans that are made or arranged by a licensed real estate broker and which are secured by a lien on real property are exempt from the usury law. The Company intends to use licensed real estate brokers to arrange the mortgage loans so that no violation of the applicable usury law would take place. Additionally, if any employee or director of the Company or its subsidiaries is a licensed real estate broker in the State of California, the Company may use such person to arrange all or a portion of the mortgage loans to qualify for the usury exemption.

      The consequences for failing to abide by the usury law include forfeiture of all interest payable on the loan, treble damages with respect to excessive interest actually paid, and criminal penalties. The Company believes that because of the applicable exemptions and the provisions of California Civil Code 1917.005 exempting lenders who originate loan transactions from the California usury laws, no violation of the California Usury Law will occur. The Company shall attempt to rely on similar exemptions in other states if necessary but there is no guarantee that it will be able to do so.

IF A BORROWER ENTERS BANKRUPTCY, AN AUTOMATIC STAY WILL PREVENT US OR ANY TRUSTEE FROM FORECLOSING ON THE PROPERTY SECURING SUCH BORROWER'S LOAN UNTIL RELIEF FROM THE STAY CAN BE SOUGHT

      If a borrower enters bankruptcy, either voluntarily or involuntarily, an automatic stay of all proceedings against the borrower's property will issue. This stay will prevent the Company or any trustee from foreclosing on the property securing such borrower's loan until relief from the stay can be sought from the bankruptcy court. No guaranty can be given that the bankruptcy court will lift the stay, and significant legal fees and costs may be incurred in attempting to obtain such relief.

WE FACE COMPETITION IN THE ACQUISITION OF MORTGAGE LOANS FROM COMPETITORS HAVING GREATER FINANCIAL RESOURCES

      The Company will face intense competition in the origination, acquisition and liquidation of its mortgage loans. Such competition can be expected from banks, savings and loan associations and other entities, including REITs. Many of the Company's competitors have greater financial resources than the Company.

THE MARKET PRICE OF OUR COMMON STOCK MAY EXPERIENCE FLUCTUATION UNRELATED TO OPERATING PERFORMANCE, INCLUDING FUTURE PRIVATE OR PUBLIC OFFERINGS OF OUR CAPITAL STOCK

      The market price of the Common Stock of the Company may experience fluctuations that are unrelated to the Company's operating performance. In particular, the price of the Common Stock may be affected by general market price movements as well as developments specifically related to the mortgage industry such as, among other things, interest rate movements. In addition, the Company's operating income on a quarterly basis is significantly dependent upon the successful completion of the Company's loan sales in the market, and the Company's inability to complete these transactions in a particular quarter may have a material adverse impact on the Company's results of operations for that quarter and could, therefore, negatively impact the price of the Common Stock.

      The Company may increase its capital by making additional private or public offerings of its Common Stock, securities convertible into its Common Stock, preferred stock or debt securities. The actual or perceived effect of such offerings, the timing of which cannot be predicted, may be the dilution of the book value or earnings per share of the Common Stock outstanding, which may result in the reduction of the market price of the Common Stock and affect the Company's ability to access the capital markets.

BECAUSE OF INTENSE COMPETITION FOR SKILLED PERSONNEL, WE MAY NOT BE ABLE TO RECRUIT OR RETAIN NECESSARY PERSONNEL ON A COST-EFFECTIVE BASIS

      Our future success will depend in large part upon our ability to identify, hire, retain and motivate highly skilled employees. We plan to significantly increase the number of our marketing, sales, customer support and operations employees to effectively serve the evolving needs of our present and future customers. Competition for highly skilled employees in our industry is intense. In addition, employees may leave our company and subsequently compete against us. Our failure to attract and retain these qualified employees could significantly harm our business. The loss of the services of any of our qualified employees, the inability to attract or retain qualified personnel in the future or delays in hiring required personnel could hinder the development and introduction of new and enhanced products and harm our ability to sell our products. Moreover, companies in our industry whose employees accept positions with competitors frequently claim that their competitors have engaged in unfair hiring practices. We may be subject to such claims in the future as we seek to hire qualified personnel, some of whom may currently be working for our competitors. Some of these claims may result in material litigation. We could incur substantial costs in defending ourselves against these claims, regardless of their merits.

THE LOSS OF ANY OF OUR KEY PERSONNEL COULD SIGNIFICANTLY HARM OUR BUSINESS

      Our success depends to a significant degree upon the continuing contributions of our key management, technical, marketing and sales employees. The loss of the services of any key employee could significantly harm our business, financial condition and results of operations. There can be no assurance that we will be successful in retaining our key employees or that we can attract or retain additional skilled personnel as required. Failure to retain key personnel could significantly harm our business, financial condition and results of operations.

OUR FAILURE TO PROTECT OUR INTELLECTUAL PROPERTY MAY SIGNIFICANTLY HARM OUR BUSINESS

      Our future success and ability to compete is dependent, in part, on our proprietary technology. We rely on a combination of trade secret, copyright and trademark laws to establish and protect our proprietary rights. To date, we have relied primarily on proprietary processes and know-how to protect our intellectual property. We also generally enter into confidentiality agreements with our employees and consultants, strictly limit access to and distribution of our source code and further limit the disclosure and use of our other proprietary information. However, these agreements provide only limited protection of our intellectual property rights. In addition, we may not have signed agreements containing adequate protective provisions in every case, and the contractual provisions that are in place and the protection they provide may not provide us with adequate protection in all circumstances. Any infringement of our proprietary rights could result in significant litigation costs, and any failure to adequately protect our proprietary rights could result in our competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenues. Despite our efforts to protect our proprietary rights, existing trade secret, copyright and trademark laws afford us only limited protection. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States. Others may attempt to copy or reverse engineer aspects of our products or to obtain and use information that we regard as proprietary. Accordingly, we may not be able to prevent misappropriation of our technologies or to deter others from developing similar technologies. Further, policing the unauthorized use of our products is difficult. Litigation may be necessary in the future to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of resources and could significantly harm our business.

CLAIMS THAT WE INFRINGE THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS COULD RESULT IN SIGNIFICANT EXPENSES OR RESTRICTIONS ON OUR ABILITY TO SELL OUR PRODUCTS

      From time to time, other parties may assert patent, copyright, trademark and other intellectual property rights to technologies and in various jurisdictions that are important to our business. Any claims asserting that our products infringe or may infringe proprietary rights of third parties, if determined adversely to us, could significantly harm our business. Any claims, with or without merit, could be time-consuming, result in costly litigation, divert the efforts of our technical and management personnel, cause product shipment delays or require us to enter into royalty or licensing agreements, any of which could significantly harm our business. Royalty or licensing agreements, if required, may not be available on terms acceptable to us, if at all. In the event a claim against us was successful and we could not obtain a license to the relevant technology on acceptable terms or license a substitute technology or redesign our products to avoid infringement, our business would be harmed.

ANY ACQUISITIONS THAT WE MAY UNDERTAKE COULD BE DIFFICULT TO INTEGRATE, DISRUPT OUR BUSINESS, DILUTE SHAREHOLDER VALUE AND SIGNIFICANTLY HARM OUR OPERATING RESULTS

      We expect to review opportunities to buy other businesses or technologies that would complement our current products, expand the breadth of our markets or enhance our technical capabilities, or that may otherwise offer growth opportunities. While we have no current agreements or negotiations underway, we may buy businesses, products or technologies in the future. If we make any future acquisitions, we could issue stock that would dilute existing stockholders' percentage ownership, incur substantial debt or assume contingent liabilities. We have no experience in acquiring other businesses and technologies. Potential acquisitions also involve numerous risks, including:

     o problems assimilating the purchased operations, technologies or products;

     o    unanticipated costs associated with the acquisition;

     o    diversion of management's attention from our core business;

     o adverse effects on existing business relationships with suppliers and customers;

     o risks associated with entering markets in which we have no or limited prior experience; and

     o potential loss of the purchased organization's or our own key employees.

      We cannot assure you that we would be successful in overcoming problems encountered in connection with such acquisitions, and our inability to do so could significantly harm our business.

OUR HEADQUARTERS AND MANY OF OUR CUSTOMERS ARE LOCATED IN CALIFORNIA WHERE NATURAL DISASTERS MAY OCCUR

      Currently, our corporate headquarters, many of the borrowers for whom we provide mortgages are located in California. California historically has been vulnerable to natural disasters and other risks, such as earthquakes, fires and floods, which at times have disrupted the local economy and posed physical risks to our property. We presently do not have redundant, multiple site capacity in the event of a natural disaster. In the event of such a disaster, our business would suffer.

OUR EXECUTIVE OFFICERS, DIRECTORS, 5% OR GREATER STOCKHOLDERS AND ENTITIES AFFILIATED WITH THEM WILL CONTINUE TO OWN A LARGE PERCENTAGE OF OUR VOTING STOCK AFTER THIS OFFERING, WHICH WILL ALLOW THEM TO CONTROL SUBSTANTIALLY ALL MATTERS REQUIRING STOCKHOLDER APPROVAL

      Our executive officers, directors, 5% or greater stockholders and entities affiliated with them will beneficially own 13,044,000 shares or approximately 62% of our outstanding shares of common stock (without taking into consideration any shares of our Common Stock that may be issued to them in connection with a dividend by EMB. These stockholders, acting together, would be able to elect at least a majority of our board of directors and to control all other matters requiring approval by stockholders, including the approval of mergers or other business combination transactions, going private transactions and other extraordinary transactions, and the terms of any of these transactions. This concentration of ownership could have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could have an adverse effect on the market price of our common stock or prevent our stockholders from realizing a premium over the market price for their shares of common stock.

THE SALE OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK IN THE PUBLIC MARKET AFTER THIS OFFERING MAY DEPRESS THE MARKET PRICE OF OUR STOCK

      Sales of substantial amounts of our common stock in the public market due to this offering, or the perception that substantial sales may be made could cause the market price of our common stock to decline. In addition to the adverse effect a price decline could have on holders of our common stock, such a decline would likely impede our ability to raise capital through the issuance of additional equity securities.

      Certain outstanding shares of the Company's Common Stock presently outstanding are "restricted securities" and under certain circumstances may in the future be sold in compliance with Rule 144 or Rule 701 adopted under the Securities Act of 1933, as amended, or some other exemption from registration under the Securities Act of 1933. Future sales of those shares if sold under Rule 144, Rule 701 or other exemption could depress the market price of the Common Stock in the public market. However, there can be no assurance that Rule 144, Rule 701 or any other specific exemption may be available in the future.

CERTAIN "PENNY STOCK" REGULATIONS MAY APPLY TO OUR COMMON STOCK

       As of the date of the prospectus, our stock is considered so-called "penny stock." The so called "penny stock" low-priced securities regulations could affect the resale of our stock. These regulations require broker-dealers to disclose the risk associated with buying penny stocks and to disclose their compensation for selling the stock. They may have the effect of reducing the level of trading activity in the secondary market for the Common Stock.

                           FORWARD-LOOKING STATEMENTS

      This prospectus contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential" and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks, uncertainties and other factors may cause our actual results, performances or achievements to be materially different from those expressed or implied by our forward-looking statements. Our forward-looking statements in this prospectus include, but are not limited to, statements relating to:

          o    our anticipated business strategy;

          o the market opportunity for our systems, including anticipated growth of our industry and expected demand for our products;

          o    our plans for hiring additional personnel;

          o our estimates regarding our future capital requirements and needs for additional financing; and

          o any of our other plans, objectives, expectations and intentions contained in this prospectus that are not historical facts.

      You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We will not update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

      Our forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different. Such factors include, among others, the risk and other factors set forth in the section "Risk Factors" as well as the following:

          o    changes in general economic and business conditions;

          o    changes in current pricing levels;

          o reductions in sales to any of our significant customers or in customer capacity generally;

          o    our ability to hire and retain qualified personnel;

          o    changes in our sales mix to lower margin financial products;

          o    increased competition; and

          o our ability to keep up with technological change and changes in customer demands.

      If one or more of these risks or uncertainties materialize, or if underlying assumption prove incorrect, our actual results may vary materially from those expected, estimated or projected. Because of these uncertainties, you should not place undue reliance on forward-looking statements.

                           PRICE RANGE OF COMMON STOCK

MARKET FOR COMMON EQUITY

         The Common Stock of the Company is currently quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc., under the symbol "ENNT".

         When the trading price of the Company's Common Stock is below $5.00 per share, the Common Stock is considered to be "penny stock" that are subject to rules promulgated by the Securities and Exchange Commission (Rule 15g-1 through 15g-9) under the Securities Exchange Act of 1934. These rules impose significant requirements on brokers under these circumstances, including: (a) delivering to customers the Commission's standardized risk disclosure document; (b) providing to customers current bid and offers; (c) disclosing to customers the brokers-dealer and sales representatives compensation; and (d) providing to customers monthly account statements.

         For several years prior to March of 1999, the market price of the Common Stock of the Company was either nominal or non-existent because the Company had no substantial assets and had little or no operations. However, after the Company entered into an acquisition agreement regarding the purchase of certain assets of e-Net Mortgage and City Pacific in March 1999, the Common Stock of the Company began trading. Following the execution of the initial agreement with EMB to acquire certain of its assets, in January 2000, more active trading of the Company's Common Stock commenced.

         The following table sets forth the range of high and low closing bid prices per share of the Common Stock as reported by National Quotation Bureau, L.L.C., for the periods indicated.

                                             High                  Low
FISCAL YEAR ENDED JUNE 30, 1999:
-------------------------------
1st Quarter ..............................   $    .01              $    .01
2nd Quarter ..............................   $    .01              $    .01
3rd Quarter ..............................   $    .02              $    .01
4th Quarter ..............................   $   6.00              $    .02

TEN MONTHS ENDED APRIL 30, 2000:
-------------------------------
1st Quarter ..............................   $   7.50              $   2.00
2nd Quarter ..............................   $   7.00              $   1.19
3rd Quarter ..............................   $  12.88              $   1.00
4th Quarter ..............................   $  14.50              $   3.25

         The Company is unaware of the factors which resulted in the significant fluctuations in the bid prices per share during the periods being presented, although it is aware that there is a thin market for the Common Stock, that there are frequently few shares being traded and that any sales significantly impact the market.

         On August 3, 2000, the closing bid and asked prices of the Common Stock of the Company were $0.875 and $1.00 per share, respectively. The foregoing prices represent inter-dealer quotations without retail mark-up, mark-down, or commission, and may not necessarily represent actual transactions.

         As of August 3, 2000, there were 21,091,080 shares of Common Stock issued and outstanding which were held by approximately 65 holders of record and approximately 1,100 beneficial holders. As of August 3, 2000, there were no shares of Class A Convertible Preferred Stock or Class B Convertible Preferred Stock outstanding and there were 20,000 shares of Series C Convertible Preferred Stock outstanding.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of the 11,040,662 shares of our Common Stock which are being offered for sale by our selling stockholders pursuant to this registration statement.

                                 DIVIDEND POLICY

         The Company has not paid any dividends on its Common Stock and does not expect to do so in the foreseeable future. The Company intends to apply its earnings, if any, in expanding its operations and related activities. The payment of cash dividends in the future will be at the discretion of the Board of Directors and will depend upon such factors as earnings levels, capital requirements, the Company's financial condition and other factors deemed relevant by the Board of Directors, and is subject to the dividend rights of the Series C Convertible Preferred Stock. In addition, the Company's ability to pay dividends may be limited under future loan agreements of the Company which restrict or prohibit the payment of dividends.

                                 CAPITALIZATION

      The following table sets forth our cash and cash equivalents and capitalization as of April 30, 2000:

          o    on an actual basis; and

          o on an as adjusted basis to give effect to the sale by us of 666,667 shares of common stock completed in May 2000 for $2,000,000 and our receipt and application of the net proceeds to reduce our indebtedness.

                                                                                           APRIL 30, 2000
                                                                                    ------------------------------
                                                                                       ACTUAL         AS ADJUSTED
                                                                                    ------------     -------------
        Cash and cash equivalents...........................................         $  285,583         $  585,556
                                                                                    ============     =============
        Stock-term obligations:.............................................         $2,788,076         $1,438,076
                                                                                    ------------     -------------
        Stockholders' equity:
        Series C Preferred Stock                                                      1,140,697          1,140,697
        Common stock, $0.001 par value, 100,000,000 shares authorized;
        20,053,937 shares issued and outstanding;...........................             20,054             20,721
        20,720,604 shares issued and outstanding, as adjusted...............
        Additional paid in capital..........................................          8,268,901          9,968,207
        Accumulated deficit.................................................         (5,868,238)        (5,868,238)
        Deferred compensation...............................................           (339,733)          (339,733)
        Treasury stock, at cost.............................................         (1,991,000)        (1,991,000)
        Total stockholders' equity..........................................          1,230,681          2,930,654
                                                                                    ------------     -------------
        Total capitalization................................................         $4,018,757        $4,368,730
                                                                                    ============     =============

     The actual and as adjusted information set forth in the table excludes 980,000 shares of authorized but unissued shares of preferred stock.

                             SELECTED FINANCIAL DATA

      You should read the following selected financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the notes to those financial statements included elsewhere in this prospectus. The statement of operations data set forth below for the period from March 13, 1998 (Inception) to June 30, 1998 for the year ended June 30, the ten months ended April 30, 2000 and the balance sheet data as of June 30, 1998 and 1999, and as of April 30, 2000 are derived from, and are qualified by reference to, our audited financial statements included elsewhere in this prospectus.

                                              INCEPTION TO   YEAR ENDED     TEN MONTHS
                                                 JUNE 30,      JUNE 30,    ENDED APRIL 30,
                                                  1998          1999          2000
                                                ---------     ---------     ---------
STATEMENT OF OPERATIONS DATA:
     Revenues...................................$             $             $
     Cost of revenues...........................
                                                ---------     ---------     ---------
     Gross profit...............................
                                                ---------     ---------     ---------
     Operating expenses:
       Research and development.................
       Sales and marketing......................
       General and administrative...............
       Amortization of deferred compensation....
                                                ---------     ---------     ---------
         Total operating expenses...............
                                                ---------     ---------     ---------
     Income (loss) from operations..............
     Interest income, net.......................
     Other income...............................
                                                ---------     ---------     ---------
     Income (loss) before income taxes..........
     Provision for income taxes.................
                                                ---------     ---------     ---------
     Net income (loss)..........................$             $             $
                                                =========     =========     =========

     Net income (loss) per share:
       Basic and Diluted........................
                                                =========     =========     =========
     Shares used in per share calculation:
       Basic and Diluted........................
                                                =========     =========     =========


     Net income (loss) per share:
       Basic....................................
                                                =========     =========     =========
       Diluted..................................
                                                =========     =========     =========
     Shares used in per share calculation:
       Basic....................................
                                                =========     =========     =========
       Diluted..................................
                                                =========     =========     =========

                                                         AS OF
                                                        JUNE 30,
                                                -----------------------     APRIL 30,
                                                  1998          1999          2000
                                                ---------     ---------     ---------
     BALANCE SHEET DATA:
       Cash and cash equivalents................$             $             $
       Working capital..........................      ( )
       Total assets.............................
       Total shareholders' equity...............

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under "Risk Factors" beginning on page 5 and elsewhere in this prospectus. The following discussion should be read together with our financial statements and the notes to those financial statements included elsewhere in this prospectus.

OVERVIEW

Except for historical information, the materials contained in this Management's Discussion and Analysis are forward-looking (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of
1934) and involve a number of risks and uncertainties. These include the Company's historical losses, the need to manage its growth, general economic downturns, intense competition in the financial services and mortgage banking industries, seasonality of quarterly results, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. Although forward-looking statements in this Annual Report reflect the good faith judgment of management, such statements can only be based on facts and factors currently known by the Company. Consequently, forward-looking statements are inherently subject to risks and uncertainties, actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Readers are urged to carefully review and consider the various disclosures made by the Company in this Annual Report, as an attempt to advise interested parties of the risks and factors that may affect the Company's business, financial condition, and results of operations and prospects.

RESULTS OF OPERATIONS

The consolidated statement of operations for the ten months ended April 30, 2000, includes the operating results of Titus, LoanNet, and ExpiDoc from the dates of acquisition, and AMRES the Company from April 12, 2000. As the results of Titus, LoanNet, and ExpiDoc are not yet considered significant, discussion of each individual entity is not considered meaningful.

TEN MONTHS ENDED APRIL 30, 2000, COMPARED TO THE YEAR ENDED JUNE 30, 1999.

REVENUE.

Revenue increased by $1.11 million or 31% to $4.69 million during the ten months ended April 30, 2000, from $3.55 million during the year ended June 30, 1999, primarily due to the development and growth of the "net branch" program of AMRES. Revenues from Titus, ExpiDoc, and LoanNet amounted to less than 10% of total revenues.

At the start of fiscal 1999, AMRES operated branch offices in Long Beach and Colton, California. In January of 1999, the Menifee, California, office was opened and in April of 1999, the Costa Mesa, California, office was opened. The addition of these two branch offices has helped expand the volume of loans closed each month from approximately an average of 55 loans per month in 1999 to an average of 80 loans per month in 2000. This growth is expected to continue as evidenced by the closing of over 130 loans in the month of June 2000.

The establishment and growth of the net branch program has also positively impacted revenues. From its inception to the date of this filing, the net branch program has steadily grown to its current count of 83 net branches. Management believes that the net branch operations will continue to be a viable growth vehicle in the future.

Another reason that revenues have increased relates to the inclusion of additional states in which AMRES is licensed to conduct business. AMRES has steadily increased the number of states in which it is licensed to conduct business (23 states, as of April 30, 2000, in comparison with one state, as of the start of the 1999 fiscal year).

COST OF REVENUE AND GROSS PROFIT.

The cost of revenue increased by $1.11 million or 48% to $3.41 million during the ten months ended April 30, 2000, from $2.30 million during the year ended June 30, 1999. The cost of revenue as a percentage of revenue increased by nearly 8% to approximately 72% during the ten months ended April 30, 2000, in comparison with the 1999 fiscal year. This increase in costs, or reduction in gross profit percentage from 35% to approximately 27%, is directly attributable to the increased volume of transactions closed with the advent of the net branch program. AMRES earns an average net commission, based on loan value, of approximately 0.6% for loans funded by its company-owned branches. Under the net branch arrangement, AMRES earns a lower percentage commission on the loan value, typically 0.38%.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.

Selling, general and administrative expenses totaled $3.06 million and $1.30 million for the ten months ended April 30, 2000, and the year ended June 30, 1999, respectively. Included in selling, general and administrative expense for the ten months ended April 30, 2000, is a nonrecurring charge in connection with the conversion of the B Preferred into Common Stock for the incremental value of $1.0 million, based on the difference between the carrying value of the B Preferred and the fair value of the Common Stock of $2.0 million, since the holders are key management of the ongoing operations. Also included in selling, general and administrative expense during the ten months ended April 30, 2000, are the operating results of the newly acquired businesses for which selling, general and administrative expenses totaled $0.4 million. As a percentage of revenue, selling, general and administrative expenses increased by 28.5% to 65.2% for the ten months ended April 30, 2000 from 36.7% for the year ended June 30, 1999.

YEAR ENDED JUNE 30, 1999, COMPARED TO THE PERIOD FROM MARCH 13, 1998 (INCEPTION), THROUGH JUNE 30, 1998.

REVENUE AND COST OF REVENUE.

There was no revenue and, as such, no cost of revenue for the period from Inception through June 30, 1998. During this period, the Company incurred minimal costs associated with its incorporation and start-up. For the year ended June 30, 1999, revenue and cost of revenue were $3.5 million and $2.3 million, respectively.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.

Selling, general and administrative expenses were minimal during the period from Inception through June 30, 1998 and were associated with the Company's incorporation and start-up. During the year ended June 30, 1999, selling, general and administrative expenses totaled $1.30 million and related primarily to costs of opening and maintaining the four branch offices, the commencement of the net branch operations in January of 1999, and the costs associated with employee compensation.

LIQUIDITY AND CAPITAL RESOURCES

At April 30, 2000, the Company had a working capital deficit of $2.8 million, compared to a deficiency of $80,000 at June 30, 1999. On May 2, 2000, we completed a private placement raising a total of $2.0 million, less costs of $300,000. These funds were used to finance our current operations and reduce our indebtedness to EMB to approximately $2.4 million (as of July 31, 2000, $1.066 Million). We require financing to meet our cash requirements to service our obligations and fund future operating cash flow deficiencies. These factors raise substantial doubt about our ability to continue as a going concern. The accompanying consolidated financial statements have been prepared assuming we will continue as a going concern and no adjustments have been made to these consolidated financial statements as a result of these uncertainties. Our cash requirements depend on several factors, including, but not limited to, the following:

    o The pace at which all subsidiaries continue to grow, become self supporting, and begin to generate positive cash flow;

    o    The cash portion of future acquisition transactions, if any; and

    o    The ability to obtain additional market share for our services.

Management is seeking one or more additional private placements under Regulation D of the Securities Act of 1933 totaling three million dollars to repay its current obligations and $1.5 million to provide working capital for operations. If capital requirements vary materially from those currently planned, we may require additional financing sooner than anticipated. We have no commitments for any additional financing, and there can be no assurance that any such commitment can be obtained on favorable terms, if at all. No adjustments have been made to the carrying value of assets or liabilities as a result of the uncertainty about obtaining cash required to obligations as they become due.

If capital requirements vary materially from those currently planned, we may require additional financing sooner than anticipated. We have no commitments for any additional financing, and there can be no assurance that any such commitment can be obtained on favorable terms, if at all.

Any additional equity financing may be dilutive to our stockholders, and debt financing, if available, may involve restrictive covenants with respect to dividends, raising capital and other financial and operational matters, which could restrict our operations or finances. If we are unable to obtain additional financing as needed, we may be required to reduce the scope of our operations or our anticipated expansion, which could have a material adverse effect on our financial condition, results of operations, and cash flows.

As we continue our growth plan into the next fiscal year, we will require significant cash demands and aggressive cash management. In meeting our objectives in the past, we raised significant funds through a combination of issuances of common stock, preferred stock, and debt placements with affiliates. Cash and cash equivalents were $285,583 at April 30, 2000, compared to $105,317 at June 30, 1999. Cash outflows from operating activities for the ten months ended April 30, 2000, totaled $0.7 million, compared to cash outflows of $26,792 for the year ended June 30, 1999, and were due to the operating loss caused by higher selling, general and administrative expenses. Cash flows from operating activities for the period from Inception to June 30, 1998, were not significant.

Cash inflows from investing activities for the ten months ended April 30, 2000, totaled $178,188, compared with cash outflows from investing activities of $119,321 for the year ended June 30, 1999. This increase was primarily due to cash received with our purchases of Titus, LoanNet, ExpiDoc, and AMRES resulting in a total of $160,419. See Note 3 to the Audited Consolidated Financial Statements for the ten months ended April 30, 2000, the year ended June 30, 1999, and the period from Inception to June 30, 1998 for further discussion.

Cash generated from financing activities totaled $704,326 during the ten months ended April 30, 2000, compared to $160,000 for the year ended June 30, 1999, and $95,000 for the period from Inception to June 30, 1998. The increases during the earlier periods were due to proceeds received from related parties. The increase during the ten months ended April 30, 2000, was primarily due to the issuance of Series C Convertible Preferred Stock for total net proceeds of approximately $1.7 million. Additionally, we received $459,326 from related parties. These increases were offset by payments on notes to related parties of approximately $1.53 million.

INFLATION

Inflation rates in the United States have not had a significant impact on the Company's operating results for the three years ended April 30, 2000.

INCOME TAXES

As of April 30, 2000, we had approximately $1.9 million and $930,000 of Federal and state net operating loss carryforwards, respectively, available to offset future taxable income. The net deferred tax assets at April 30, 2000, and 1999, before considering the effects of the Company's valuation allowance amounted to approximately $710,000 and $25,000, respectively. We have provided an allowance for substantially all the net deferred tax assets as management has not been able to determine that it is more likely than not that the deferred tax asset will be realized through future operations. In addition, included in the net operating loss carryforwards are approximately $64,000 acquired in the acquisitions discussed above. The Federal and state tax codes provide for restrictive limitations on the annual utilization of net operating loss carryforwards to offset taxable income when the stock ownership of a company significantly changes. In light of the Company's significant stock activity, certain of the net operating loss carryforwards are subject to such annual limitations.

                                    BUSINESS

GENERAL

e-Net Financial.Com Corporation (the "Company") was incorporated as Solutions, Incorporated on August 18, 1988, under the laws of the State of Nevada to engage in any lawful corporate undertaking. On July 11, 1994, the Company filed a Registration Statement on Form 10-SB with the Securities and Exchange Commission, which was declared effective on December 22, 1994. At that time, the Company became a reporting company under Section 12(g) of the Securities Exchange Act of 1934, as amended. On August 16, 1996, the Company changed its name to Suarro Communications, Inc., and on February 12, 1999, May 12, 1999 and on January 18, 2000, the Company changed its name to e-Net Corporation, e-Net Financial Corporation and e-Net.Com Corporation, respectively. On February 2, 2000, the Company changed its name to e-Net Financial.Com Corporation. In November of 1999, the Company split its Common Stock on a two-for-one basis. All references in this Annual Report reflect such forward split.

RECENT CHANGES IN BUSINESS STRATEGY AND CHANGE IN CONTROL

Effective March 1, 1999, the Company acquired E-Net Mortgage Corporation, a Nevada corporation ("E-Net Mortgage"), and City Pacific International, U.S.A., Inc., a Nevada corporation ("City Pacific"). Pursuant to the Share Exchange Agreement and Plan of Reorganization, dated March 1, 1999, regarding E-Net Mortgage, its shareholders received 2,000,000 shares of Common Stock of the Company in exchange for all of the issued and outstanding stock of E-Net Mortgage, which became a wholly owned subsidiary of the Company. Pursuant to the Share Exchange Agreement and Plan of Reorganization, dated March 1, 1999, regarding City Pacific, its shareholders received 500,000 shares of Common Stock of the Company in exchange for all of the issued and outstanding stock of City Pacific, which became a wholly owned subsidiary of the Company. Effective as of that date, new directors and executive officers of the Company were elected.

On November 29, 1999, the Company issued Paul Stevens 250,000 shares of its Common Stock in exchange for Mr. Stevens' transfer to the Company of 500,000 shares of Common Stock of EMB that he owned (the "Stevens' EMB Shares"). On December 21, 1999, and in connection with that exchange, the Company entered into agreements with Digital Integrated Systems, Inc. ("DIS"), and EMB to acquire their respective 50% interests in VPN.COM JV Partners, a Nevada joint venture ("VPN Partners") involved in vertically integrated communications systems. In consideration of the purchase of the interests, the Company issued its one-year promissory note to DIS in the amount of $145,000 (the "DIS Note") and tendered to EMB the Stevens' EMB Shares. At the time of such transactions, Mr. Stevens was the sole owner of DIS and the President and Chief Executive Officer of VPN Partners. Upon closing of the acquisitions, VPN Partners was integrated with VPNCOM.Net, Inc. (previously known as City Pacific), the other communications entity then owned by the Company.

On March 1, 2000, the Company sold VPNCOM.Net, Inc., to E. G. Marchi, its President. The sales consideration consisted of his 30-day promissory note in the principal amount of $250,000 (paid in full on April 15, 2000), the assumption of the DIS Note, and the return of 250,000 shares of Company Common Stock owned by him.

On January 12, 2000, as revised on April 12, 2000, the Company entered into an agreement (the "Amended and Restated Purchase Agreement") with EMB to acquire two of its wholly owned subsidiaries, i.e., American Residential Funding, Inc., a Nevada corporation ("AMRES"), and Bravo Real Estate, Inc., a California corporation ("Bravo Real Estate"). The Company also acquired all of EMB's rights to acquire Titus Real Estate LLC, a California limited liability company ("Titus") from its record owners. Titus is the management company for Titus Capital Corp., Inc., a California real estate investment trust (the "Titus REIT").

On April 12, 2000, the Company acquired AMRES and Bravo Real Estate. Pursuant to the Amended and Restated Purchase Agreement, the Company issued 7.5 million shares of Common Stock to EMB, paid $1,595,000, and issued its promissory note in the initial amount of $2,405,000, and AMRES and Bravo Real Estate became wholly owned subsidiaries of the Company. As of August 3, 2000, the remaining principal balance of the promissory note was $1,066,022.

On February 11, 2000, the Company executed a purchase agreement (the "Titus Purchase Agreement") for the acquisition of Titus and issued 100,000 shares of its Class B Convertible Preferred Stock (the "B Preferred") to AMRES Holdings LLC ("AMRES Holdings"), a company controlled by Vincent Rinehart, and 300,000 shares of its Common Stock to Scott A.

Presta, in their capacities as the owner-members of Titus. Upon closing, Titus became a wholly owned subsidiary of the Company.

On April 12, 2000, in accordance the provisions of the Certificate of Designations, Preferences and Rights of Class B Convertible Preferred Stock, AMRES Holdings demanded that its B Preferred be repurchased by the Company for an aggregate of one million dollars. On April 20, 2000, the Company, AMRES Holdings, and Mr. Presta amended the Titus Purchase Agreement to provide for a potential return of certain of the Company's capital stock issued to AMRES Holdings and Mr. Presta upon the occurrence of certain events. See Note 3 to the Audited Consolidated Financial Statements for the ten months ended April 30, 2000, the year ended June 30, 1999 and the period from Inception to June 30, 1998 for further discussion.

On April 12, 2000, James E. Shipley was elected Chairman of the Board of Directors of the Company and Vincent Rinehart was elected a Director, President, and Chief Executive Officer. Mr. Rinehart also serves as President of AMRES and Bravo Real Estate and an executive officer and director of Titus. On May 24, 2000, Michael Roth and Jean Oliver, the sole remaining officers and directors of prior management, resigned their remaining positions with the Company. On that date, Mr. Presta, an executive officer and director of Titus, was elected a Director and Secretary of the Company and James M. Cunningham, President of LoanNet Mortgage, Inc., a Kentucky corporation ("LoanNet"), was elected a Director of the Company. On June 26, 2000, Kevin Gadawski, an independent consultant, was elected Acting Chief Financial Officer of the Company. The Company and Mr. Gadawski expect that he will become an employee of the Company on or before August 31, 2000.

On February 14, 2000, the Company acquired all of the common stock of LoanNet, a mortgage broker with offices in Kentucky and Indiana. Pursuant to the Stock Purchase Agreement, dated February 14, 2000, the Company issued 250,000 shares of its Common Stock to the selling shareholders of LoanNet, which became a subsidiary of the Company. As of the closing of the transaction, LoanNet also had 400 shares outstanding of 8% non-cumulative, non-convertible preferred stock, the ownership of which has not changed. The preferred stock is redeemable for $100,000.

On March 17, 2000, the Company acquired all of the common stock of ExpiDoc.com, Inc., a California corporation ("ExpiDoc"). ExpiDoc is an Internet-based, nationwide notary service, with over 6,500 affiliated notaries, that provides document signing services for various mortgage companies. Pursuant to the Stock Purchase Agreement, dated February 14, 2000, the Company issued 24,000 shares of Common Stock of the Company to the selling shareholders of ExpiDoc, which became a wholly owned subsidiary of the Company. As of the closing of the acquisition, the Company entered into management and consulting agreements with ExpiDoc's owners and management, including Messrs. Rinehart and Presta.

OPERATIONS AS A RESIDENTIAL MORTGAGE LENDER

GENERAL.

The Company, through its wholly owned subsidiary, E-Net Mortgage, had, since 1999, engaged in business as a retail mortgage broker. However, E-Net Mortgage was not capitalized to the level that permitted it to expand its operations outside of its offices in San Jose, and Costa Mesa, California, and Las Vegas, Nevada. With the pending acquisition of AMRES, E-Net Mortgage stopped conducting business in the fourth quarter of the fiscal year ended April 30, 2000. With the completion of the acquisition of AMRES, AMRES has become the principal operating mortgage subsidiary of the Company. It is the intent of the Company for AMRES to operate primarily as a mortgage banker and mortgage broker through an expansion of its existing company-owned and Net Branch operations. In addition, LoanNet will operate as a retail mortgage broker in the central and southern regions of the United States.

LOAN STANDARDS.

Mortgage loans made by AMRES or LoanNet are loans with fixed or adjustable rates of interest, secured by first mortgages, deeds of trust or security deeds on residential properties with original principal balances that, generally, do not exceed 95% of the value of the mortgaged properties, unless such loans are FHA-insured or VA-guaranteed. Generally, each mortgage loan having a loan-to-value ratio, as of the date of the loan, in excess of 80%, or which is secured by a second or vacation home, will be covered by a Mortgage Insurance Policy, FHA Insurance Policy or VA Guaranty insuring against default of all or a specified portion of the principal amount thereof.

The mortgage loans are "one-to-four-family" mortgage loans, which means permanent loans (as opposed to construction or land development loans) secured by mortgages on non-farm properties, including attached or detached single-family or second/vacation homes, one-to-four-family primary residences and condominiums or other attached dwelling units, including individual condominiums, row houses, townhouses and other separate dwelling units even when located in buildings containing five or more such units. Each mortgage loan must be secured by an owner occupied primary residence or second/vacation home, or by a non-owner occupied residence. The mortgaged property may not be a mobile home.

In general, no mortgage loan is expected to have an original principal balance less than $30,000. While most loans will be less than $700,000, loans of up to $2,000,000 may be funded through their own wholesale credit lines or by brokering such loans to unaffiliated third-party mortgage lenders. Fixed rate mortgage loans must be repayable in equal monthly installments which reduce the principal balance of the loans to zero at the end of the term.

CREDIT, APPRAISAL AND UNDERWRITING STANDARDS.

Each mortgage loan must (i) be an FHA-insured or VA-guaranteed loan meeting the credit and underwriting requirements of such agency, or (ii) meet the credit, appraisal and underwriting standards established by the Company. For certain mortgage loans which may be subject to a mortgage pool insurance policy, the Company may delegate to the issuer of the mortgage pool insurance policy the responsibility of underwriting such mortgage loans, in accordance with the Company's credit appraisal and underwriting standards. In addition, the Company may delegate to one or more lenders the responsibility of underwriting mortgage loans offered to the Company by such lenders, in accordance with the Company's credit, appraisal and underwriting loans.

The Company's underwriting standards are intended to evaluate the prospective mortgagor's credit standing and repayment ability, and the value and adequacy of the proposed mortgaged property as collateral. In the loan application process, prospective mortgagors will be required to provide information regarding such factors as their assets, liabilities, income, credit history, employment history and other related items. Each prospective mortgagor will also provide an authorization to apply for a credit report which summarizes the mortgagor's credit history. With respect to establishing the prospective mortgagor's ability to make timely payments, the Company will require evidence regarding the mortgagor's employment and income, and of the amount of deposits made to financial institutions where the mortgagor maintains demand or savings accounts. In some instances, mortgage loans may be made by the Company under a Limited Documentation Origination Program. For a mortgage loan to qualify for the Limited Documentation Origination Program, the prospective mortgagor must have a good credit history and be financially capable of making a larger cash down payment in a purchase, or be willing to finance less of the appraised value, in a refinancing, than would otherwise be required by the Company. Currently, only mortgage loans with certain loan-to-value ratios will qualify for the Limited Documentation Origination Program. If the mortgage loan qualifies, the Company waives some of its documentation requirements and eliminates verification of income and employment for the prospective mortgagor. The Limited Documentation Origination Program has been implemented relatively recently and accordingly its impact, if any, on the rates of delinquencies and losses experienced on the mortgage loans so originated cannot be determined at this time.

The Company's underwriting standards generally follow guidelines acceptable to FNMA ("Fannie Mae") and FHLMC ("Freddie Mac"). The Company's underwriting policies may be varied in appropriate cases. In determining the adequacy of the property as collateral, an independent appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable homes and the cost of replacing the property.

Certain states where the mortgaged properties may be located are "anti-deficiency" states, where, in general, lenders providing credit on one to four-family properties must look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Mortgage Loans-Anti-Deficiency Legislation and Other Limitations on Lenders". The Company's underwriting standards in all states (including anti-deficiency states) require that the underwriting officers be satisfied that the value of the property being financed, as indicated by the independent appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

Each mortgage broker agrees to indemnify the Company against any loss or liability incurred by the Company on account of any breach of any representation or warranty made by the borrower, any failure to disclose any matter that makes any such representation and warranty misleading, or any inaccuracy in information furnished by the borrower to the Company. Upon the breach of any misrepresentation or warranty made by a borrower, the Company may require the mortgage broker to repurchase the related mortgage loan.

TITLE INSURANCE POLICIES.

The Company will usually require that, at the time of the origination of the mortgage loans and continuously thereafter, a title insurance policy be in effect on each of the mortgaged properties and that such title insurance policy contain no coverage exceptions, except those permitted pursuant to the guidelines established by FNMA.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

GENERAL.

The mortgages originated by the Company and its licensed affiliates are either mortgages or deeds of trust, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It does not, generally, have priority over liens for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner (the "Mortgagor"), and the mortgagee, who is the lender. Under the mortgage instrument, the Mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-homeowner called the trustor (similar to a Mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the Trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the Trustee to secure payment of the obligation. The Trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.

FORECLOSURE.

Foreclosure of a deed of trust is generally accomplished by a non-judicial Trustee's sale under a specific provision in the deed of trust which authorizes the Trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the Trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a requests for a copy of a notice of default and notice of sale. In addition, the Trustee must provide notice in some states to any other individual having an interest in the real property, including any "junior lienholders". The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus the costs and expenses incurred in enforcing the obligation. Generally, state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. However, even when the mortgagee's right to foreclose is contested, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the Trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the Trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and the expense of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

RIGHTS OF REDEMPTION.

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to "redeem" the property from the foreclosure sale. In some states, redemption may occur only upon a payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effort of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS.

Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrears within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of a debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modification may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of a mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous Federal and some state consumer protection laws. These laws include the federal Truth-In-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

ENFORCEABILITY OF CERTAIN PROVISIONS.

Certain of the mortgage loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfer or conveys the property. The enforceability of these clauses has been the subject of legislation and litigation in many states, and in some cases the clauses have been upheld, while in other cases their enforceability has been limited or denied.

Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of a default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to maintain the property adequately or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provision as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrowers.

APPLICABILITY OF USURY LAWS.

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V"), provides that state usury limitations do not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V, the statute authorizes any state to reimpose interest rate limits by adopting a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. As of the date hereof, certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

MORTGAGE SOFTWARE AND TECHNOLOGY

AMRES currently uses loan origination software developed by an independent third party, which is accessible by its Company-owned offices and at Net Branch offices through an Intranet system. This software can quickly review the underwriting guidelines for a vast number of loan products, including those offered by Fannie Mae and Freddie Mac and select the appropriate loan product for the borrower. The software then allows the routing of pertinent information to the automated underwriting systems employed by Fannie Mae and Freddie Mac, the primary secondary-market purchasers of mortgages, and the automated systems of independent lenders such as IndyMac. Thus, in less than one hour, a borrower can receive loan approval, subject only to verification of financial information and appraisal of the subject property. The software also permits the contemporaneous ordering and review of preliminary title reports and escrow instructions.

The AMRES Intranet system allows Net Branch offices around-the-clock access to the system. Loan officers can also access the AMRES Intranet utilizing Intel(R) Corporation's ProShare(R) video conferencing system which permits the loan officer or borrower to see and talk directly to an underwriting staff member or other individuals involved in the mortgage loan transaction.

CUSTOMER SERVICE AND SUPPORT.

The Company's customer service and support organization provides Net Branch owners with on-line technical support, training, consulting and implementation services. These services consist of the following:

CUSTOMER EDUCATION AND TRAINING.

The Company offers training courses designed to meet the needs of end users, integration experts and system administrators. The Company also trains customer personnel who in turn may train end-users in larger deployments. Training classes are provided at the customers' offices or on-line with an on-line tutorial. No fees are charged the to Net Branch for these services.

SYSTEM MAINTENANCE AND SUPPORT.

The Company offers telephone, electronic mail and facsimile customer support through its central technical support staff at the Company's headquarters. The Company also provides customers with product documentation and release notes that describe features in new products, known problems and workarounds, and application notes.

NATIONWIDE NOTARY SERVICES

ExpiDoc is an Internet-based nationwide notary service that specializes in providing mortgage brokers with a solution to assist with the final step of the loan process: notarizing signatures of the loan documents. This is accomplished through ExpiDoc's automation of the process, its knowledgeable, experienced staff, and proprietary technology. ExpiDoc provides its clients with real-time access to the status of their documents, 24 hours a day. ExpiDoc's proprietary software executes both the front office notary coordination and the back office administration.

SALES AND MARKETING

As of August 3, 2000, the Company marketed and sold its mortgage banking services primarily through a direct sales force based in Costa Mesa, California. The Company's sales and marketing organization consisted of approximately 35 employees as of April 30, 2000. The Company markets its mortgage loan products through its four Company-owned offices in Southern California and approximately 83 Net Branch offices in California, Georgia, Oklahoma, Nevada, Tennessee, Washington, Arizona and Florida. LoanNet also maintains offices in Bowling Green, Kentucky, Louisville, Kentucky and Indianapolis, Indiana. The sales efforts of the Company to market its Net Branch opportunities are located primarily in the Company's Costa Mesa, California headquarters office.

COMPETITION

The Company faces intense competition in the origination, acquisition and liquidation of its mortgage loans. Such competition can be expected from banks, savings and loan associations and other entities, including real estate investment trusts. Many of the Company's competitors have greater financial resources than the Company.

PROPRIETARY RIGHTS AND LICENSING

The Company's success is dependent, to a degree, upon proprietary technology. The Company may rely on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions with its employees, consultants and business partners to protect its proprietary rights. The Company may seek to protect its electronic mortgage product delivery systems, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's systems or to obtain and use information that the Company regards as proprietary. While the Company is not aware that any of its systems infringe upon the proprietary rights of third parties, there can be no assurance that third parties will not claim infringement by the Company with respect to current or future products. Certain components of the electronic mortgage products delivery system currently employed by the Company are not proprietary to the Company and other competitors may acquire such components and develop similar or enhanced systems for the electronic delivery of mortgage products to mortgage brokers and borrowers.

In addition, the Company relies on certain software that it licenses from third parties, including software which is used in conjunction with the Company's mortgage products delivery systems. There can be no assurance that such firms will remain in business, that they will continue to support their products or that their products will otherwise continue to be available to the Company on commercially reasonable terms. The loss or inability to maintain any of these software or data licenses could result in delays or cancellations in of contracts with Net Branch operations until equivalent software can be identified and licensed or developed and integrated with the Company's product offerings. Any such delay or cancellation could materially adversely affect the Company's business, financial condition or results of operations.

ENVIRONMENTAL MATTERS

The Company has not been required to perform any investigation or clean up activities, nor has it been subject to any environmental claims. There can be no assurance, however, that this will remain the case in the future.

In the course of its business, the Company may acquire properties securing loans that are in default. Although the Company primarily lends to owners of residential properties, there is a risk that the Company could be required to investigate and clean up hazardous or toxic substances or chemical releases at such properties after acquisition by the Company, and may be held liable to a governmental entity or to third parties for property damage, personal injury and investigation and cleanup costs incurred by such parties in connection with the contamination. In addition, the owner or former owners of a contaminated site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from such property.

TRADE NAMES AND SERVICE MARKS

The Company intends to file various applications to register its service marks on the principal register of the United States Patent and Trademark Office. The Company intends to register its service marks in such states as it deems necessary and desirable.

The Company will devote substantial time, effort and expense toward developing name recognition and goodwill for its trade names for its operations. The Company intends to maintain the integrity of its trade names, service marks and other proprietary names against unauthorized use and to protect the licensees' use against claims of infringement and unfair competition where circumstances warrant. Failure to defend and protect such trade name and other proprietary names and marks could adversely affect the Company's sales of licenses under such trade name and other proprietary names and marks. The Company knows of no current materially infringing uses.

EMPLOYEES

As of April 30, 2000, the Company employed a total of 79 persons. Of the total, seven officers and employees were employed at the principal executive offices of the Company in Costa Mesa, California, of whom one was engaged in sales and marketing, one was in investor relations and compliance, and five were in finance and administration. There were 72 employees of the Company's subsidiaries, of whom 34 were engaged in sales and marketing and 38 in finance and administration. None of the Company's employees is represented by a labor union with respect to his or her employment by the Company.

FACILITIES

Our principal place of business is in Costa Mesa, California, where we lease an approximately 4,500 square foot facility for $126,000 per annum (subject to usual and customary adjustments). This location houses our corporate finance and administration functions. ExpiDoc and the Costa Mesa office of AMRES also lease space at this facility on a month-to-month basis for $1,000 and $4,000, respectively. We are currently negotiating a new lease at this facility.

AMRES leases additional facilities: Long Beach, California (month-to-month, $3,450 per month); Menifee, California (month-to-month, $2,236 per month); Palmdale, California (month-to-month, $ 1,911 per month), and Riverside, California (term expiring in 2003, $2,117 per month). LoanNet leases three facilities on month-to-month terms: Bowling Green, Kentucky ($2,000 per month); Louisville, Kentucky ($2,538 per month), and Indianapolis, Indiana ($1,925 per month).

We believe that our current facilities will be adequate to meet our needs, and that we will be able to obtain additional or alternative space when and as needed on acceptable terms.

The Company may also hold real estate for sale from time to time as a result of its foreclosure on mortgage loans that may become in default.

LEGAL PROCEEDINGS

The Company is not engaged in any legal proceedings other than routine litigation in the ordinary course of business.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The executive officers, directors and key employees of e-Net as of April 30, 2000 and their positions with e-Net and ages are as follows:

NAME(1)(2)                AGE        POSITION
---------                -----       --------

James M. Cunningham       57         Director
Kevin Gadawski            32         Principal Accounting and Acting Chief
                                     Financial Officer
Scott A. Presta           28         Director and Secretary
Vincent Rinehart          50         Director, President, and Chief Executive
                                     Officer
James E. Shipley          64         Chairman of the Board of Directors

(1) The Company presently has no executive committee, nominating committee or audit committee of the Board of Directors.

(2) The officers of the Company hold office until their successors are elected and qualified, or until their death, resignation or removal.

There are no family relationships between any directors or executive officers of the Company. The background and principal occupations of each director and executive officer of the Company are as follows:

Mr. Cunningham has been a director of the Company since May 24, 2000. He held the position of Vice Chairman of the Board of Mercantile Banc and Trust, President of FSA Holdings, and Chief Executive Officer of Mercantile Bank in Dallas, Texas. In addition, Mr. Cunningham has served in the capacity as an advisory director and President and Director on the Boards of several financial and mortgage banking entities. He received a Bachelor of Science Commerce Degree from St. Louis University with majors in Finance and Accounting and attended the Stanford University Mortgage Banking School through the Mortgage Bankers Association.

Mr. Gadawski has been the Acting Chief Financial Officer since June 26, 2000. From May of 1995 to June of 2000, he held various financial management positions at both the corporate and divisional levels of Huffy Corporation, a public company in Miamisburg, Ohio. Mr. Gadawski, a Certified Public Accountant, was employed for four years in the audit practice of KPMG Peat Marwick, LLP, in Cincinnati, Ohio.

Mr. Presta has been a director and the Secretary of the Company since April 12, 2000. A former member of the National Association of Securities Dealers, Inc., he was the licensed General Securities Principal of Pacific Coast Financial Services, Inc. ("Pacific Coast"), a brokerage firm in Long Beach, California, from October of 1993 through November of 1995. Following his tenure with the brokerage firm, Mr. Presta formed a series of companies that were involved in the real estate and oil and gas industries, one of which, Titus, was acquired by the Company. Mr. Presta attended California State University Long Beach from 1989 through Spring of 1992, when he became employed by Pacific Coast.

Mr. Rinehart has been a director and the President and Chief Executive Officer of the Company since April 12, 2000. He also serves in the following capacities:
Chairman of the Board of AMRES (commencing in 1997); Chief Executive Officer of Firstline Mortgage, Inc., a HUD-approved originator of FHA, VA, and Title 1 loans (commencing in 1985); and Chairman of the Board of Firstline Relocation Services, Inc., a three office enterprise that provides real estate sales, financing, destination, and departure services to Fortune 500 companies (commencing in 1991). Mr. Rinehart received his B.A. in Business Administration from California State University at Long Beach in 1972.

Mr. Shipley has been a director and Chairman of the Board of the Company since April 12, 2000. Until June 21, 2000, he served as a director of EMB (commencing January 15, 1996), as President and Chief Executive Officer (commencing April 29, 1996), and as Principal Financial and Accounting Officer (commencing March 1, 1999). From 1993 to July 2, 1998, Mr. Shipley was a director and President of Sterling Alliance Group, Ltd., an affiliate of EMB, which sold substantially all of its assets and operations to EMB in exchange for shares of its common stock. He was the Managing Director of EMB Mortgage

Corporation from October of 1993 to April of 1996. Mr. Shipley has served as the Managing Director of ERA Sterling Real Estate, a real estate brokerage firm, from 1987 to 1998. He received a Bachelor of Science degree from Eastern Illinois University in 1960.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Our bylaws provide that the number of directors may be fixed from time to time by resolution of the Board of Directors. The number of directors is currently fixed at four. The Company presently has no executive committee, nominating committee, compensation or audit committee of the Board of Directors.

DIRECTOR COMPENSATION

None of our directors receive any compensation for serving on the board of directors. All of our directors may be reimbursed for reasonable travel expenses incurred in attending board meetings. The Company does not pay additional amounts for committee participation or special assignments of the Board of Directors.

EXECUTIVE COMPENSATION

   SUMMARY COMPENSATION TABLE

The following table sets forth all compensation received for services rendered to the Company in all capacities, for the last three fiscal years ended April 30, 2000, by (i) the Company's former and current Chief Executive Officers, and
(ii) all other executive officers whose aggregate compensation during fiscal 2000 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                                      LONG-TERM
                                                                                                    COMPENSATION
                                                                                                        AWARDS
                                                              ANNUAL COMPENSATION                      NUMBER OF
                                                     -------------------------------------------      SECURITIES
                                                                                       OTHER          UNDERLYING
      NAME AND PRINCIPAL POSITION         YEAR        SALARY         BONUS(1)       COMPENSATION     OPTIONS/SARS
     -----------------------------        ----       -------        ---------       ------------    -------------
Michael Roth (1)                          2000       $26,600              -0-          $221,408        100,000
former Chief Executive Officer            1999            -0-             -0-                -0-            -0-
                                          1998           N/A             N/A                 -0-           N/A

Vincent Rinehart (2)                      2000      $127,444              -0-           $11,907             -0-
  Chief Executive Officer and President   1999           N/A             N/A                N/A            N/A
                                          1998           N/A             N/A                N/A            N/A

Jean Oliver (3)                           2000       $39,188              -0-          $126,103         50,000
former Secretary/Treasurer and            1999            -0-             -0-                -0-            -0-
Controller
                                          1998           N/A             N/A                N/A            N/A

Theodore Bohrer (4)                       2000       $22,500              -0-          $167,966         75,000
former Vice President                     1999            -0-             -0-                -0-            -0-
                                          1998           N/A             N/A                N/A            N/A

--------------
(1) In March of 1999, Mr. Roth was appointed Chief Executive Officer and President of the Company. Other compensation consists of the fair market value of the 138,381 shares of the Company's Common Stock issued to Mr. Roth during the fiscal year indicated. In July of 1999, Mr. Roth was granted options to purchase up to 100,000 shares of the Company's Common Stock at an exercise price of $1.50 per share, which options were canceled in connection with the issuance of such 138,381 shares.

(2)      In April of 2000, Mr. Rinehart was appointed Chief Executive
         Officer and President of the Company. The compensation referenced in the above chart relates to compensation earned during the relevant year as chief Executive Officer of AMRES and includes non-salary compensation of $11,907.

(3) In April of 1999, Ms. Oliver was appointed Secretary/Treasurer and Controller of the Company. Other compensation consists of the fair market value of the 65,364 shares of the Company's Common Stock issued to Ms.

         Oliver during the fiscal year indicated. In connection with her appointment, she was granted options to purchase up to 50,000 shares of the Company's Common Stock at an exercise price of $1.50 per share, which options were canceled in connection with the issuance of such 65,364 shares.

(4) In April of 1999, Mr. Bohrer was appointed Vice President of the Company. Other compensation consists of the fair market value of the 103,940 shares of the Company's Common Stock issued to Mr. Bohrer during the fiscal year indicated. In connection with his appointment, he was granted options to purchase up to 75,000 shares of the Company's Common Stock at an exercise price of $1.50 per share, which options were canceled in connection with the issuance of such 103,940 shares.

STOCK COMPENSATION AND BONUSES

         During fiscal year 2000, the Company issued 687,908 shares of common stock as compensation and stock bonuses to employees and in consideration of various consulting agreements with third parties. These shares were issued pursuant to that certain Registration Statement on Form S-8, as amended, which became effective on January 26, 2000.

BENEFIT PLANS

   2000 STOCK COMPENSATION PROGRAM.

      The Company has reserved shares of Common Stock for issuance under its 2000 Stock Compensation Program (the "Plan"), as amended. At April 30, 2000, options or stock bonuses covering all 1,000,000 shares of Common Stock had been granted and issued under the Plan. No shares remain available for grant or issuance under the Plan.

      Our Plan was adopted by our board of directors in December, 1999 and will be presented to the stockholders for approval at the next annual meeting of stockholders. A total of 1,000,000 shares of common stock has been reserved for issuance under the Plan. The maximum number of shares of common stock which may be awarded under the Plan during any fiscal year to any participant is 200,000 shares.

      The Plan is administered by the board of directors. The administrator has the power to determine the individuals to whom options, restricted shares or rights to purchase shares shall be granted, the number of shares or securities subject to each option, restricted share, purchase right or other award, the duration, times and exercisability of each award granted, and the price of any share purchase or exercise price of any option.

      Options granted under the Plan are generally not transferable by the optionee except by will or the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by the optionee. Options generally must be exercised within 30 days following the end of the optionee's status as an employee or consultant unless extended to 90 days in the discretion of the administrator. Options may be exercised for up to 6 months upon death or disability. However, in no event may an option be exercised later than the earlier of the expiration of the term of the option or five years from the date of the Plan.

      The Plan may be amended, altered, suspended or terminated by the administrator at any time, but no such amendment, alteration, suspension or termination may adversely affect the terms of any option, restricted share, purchase right or other award previously granted without the consent of the affected participant. Unless terminated sooner, the Plan will terminate automatically in December of 2004.

LIMITATION, LIABILITY AND INDEMNIFICATION MATTERS

     Our articles of incorporation limits the liability of our directors to the maximum extent permitted by Nevada law. Nevada law provides that the directors of a corporation will not be personally liable for monetary damages for breach of the fiduciary duties as directors, except liability for any of the following:

     o any breach of their duty of loyalty to the corporation or its stockholders;

     o acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     o unlawful payments of dividends or unlawful stock repurchases or redemptions; or

     o any transaction from which the director derived an improper personal benefit.

     This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

     Our articles of incorporation and bylaws provide that we will indemnify our directors and executive officers, and that we may indemnify our other officers and employees and other agents, to the fullest extent permitted by law. Our articles of incorporation also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity and to advance, regardless of whether such powers are specifically provided by Nevada law. We intend to apply for directors and officers liability insurance for certain losses arising from claims or changes made against them while acting in their capacities as our directors or officers.

      At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. Furthermore, there is no threatened litigation or proceeding that might result in a claim for indemnity by these individuals.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's Common Stock as of July 25, 2000, by (a) each beneficial owner of more than five percent of the Company's Common Stock, (b) each director of the Company, and (c) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

      In computing the number of shares beneficially owned by an individual and the percentage ownership of that individual, shares of Common Stock subject to options owned by that individual that can be exercised within 60 days after August 3, 2000 are deemed outstanding for that individual, but not for any other persons. Percentage ownership is based on 21,091,880 shares of Common Stock outstanding as of August 3, 2000.

BENEFICIAL OWNER (1)                           SHARES BENEFICIALLY OWNED         PERCENTAGE BENEFICIALLY OWNED
--------------------                           -------------------------         -----------------------------
EMB Corporation (2)........................          7,500,000                                 36.0%
H-Group LLC (3)............................          1,000,000                                  4.8%
Host Hospitality Management (3)............          1,000,000                                  4.8%
Kingstreet Guaranty Inc. (3)...............          1,000,000                                  4.8%
M-Corp Financial (3).......................          1,000,000                                  4.8%
James M. Cunningham (4, 5).................             71,000                                  *
Scott A. Presta (4)........................            244,500                                  1.2%
Vincent Rinehart (4, 6)....................          1,067,500                                  5.12%
James W. Shipley (4, 7)....................            150,000                                  *
All directors and executive officers
as a group (5 persons) (8) ................          1,544,000                                  7.3%

----------

* Less than one percent of the outstanding shares of Common Stock.

      (1) Except as otherwise noted, it is believed by the Company that all persons have full voting and investment power with respect to the shares, except as otherwise specifically indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days, such as warrants or options to purchase the Common Stock of the Company.

      (2) Certain directors and executive officers of the Company are shareholders of EMB. Its address is: 10159 E. 11th Street, Suite 415, Tulsa, Oklahoma 74128.

      (3) This entity is solely owned by Michael Roth, formerly a director and President of the Company. Its address is: 12851 Haster Street, #10-B, Garden Grove, California 90804.

      (4) The person's address is: 3200 Bristol Street, Suite 700, Costa Mesa, California 92626.

      (5) Does not include approximately 25,000 shares of the Company's Common Stock owned of record by EMB, which are potentially issuable to Mr. Cunningham upon a dividend distribution of 7,500,000 shares of the Company's Common Stock owned of record by EMB to its shareholders. Mr. Cunningham is a shareholder of EMB.

      (6) Represents shares of the Company owned by AMRES Holdings, an entity beneficially owned by Mr. Rinehart, but does not include approximately 12,555 shares of the Company's Common Stock owned of record by EMB and 207,960 shares of the Company's Common Stock owned of record by EMB, all of which are potentially issuable to AMRES Holdings, upon a dividend distribution of 7,500,000 shares of the Company's Common Stock owned of record by EMB to its shareholders. Mr. Rinehart and AMRES Holdings are shareholders of EMB.

     (7) Includes 150,000 shares owned by an entity in which Mr. Shipley has a beneficial interest

     (8) Does not include approximately 12,555 shares of the Company's Common Stock owned of record by EMB, which are potentially issuable to Mr. Shipley upon a dividend distribution of 7,500,000 shares of the Company's Common Stock owned of record by EMB to its shareholders. Mr. Shipley is a shareholder of EMB.

     (9) Includes all of the shares of Common Stock set forth in the chart and the shares of Common Stock owned by an executive officer who is not a director of the Company. Does not include any of the excluded shares referenced in footnotes 5, 6, and 7.

                              SELLING STOCKHOLDERS

     The following table sets forth the names of the selling stockholders, the number of shares of our common stock beneficially owned by the selling stockholders as of August 3, 2000 and the number of shares of our common stock which may be offered for sale pursuant to this prospectus by the selling stockholders.

     These shares may be offered from time to time by the selling stockholders named below. However, the selling stockholders are under no obligation to sell all or any portion of these shares of our common stock. In addition, the selling stockholders are not obligated to sell such shares of our common stock immediately under this prospectus. Since the selling stockholder may sell all or part of the shares of common stock offered in this prospectus, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders.

     Certain directors and executive officers of the Company are shareholders of EMB.

                                                      NUMBER OF SHARES OF
                                                         COMMON STOCK        ----------------------------------------
                                                      NUMBER OF SHARES OF              PERCENT OF COMMON STOCK
                                                         COMMON STOCK                     BENEFICIALLY OWNED
                   NAME OF                               BENEFICIALLY        ----------------------------------------
                 BENEFICIAL OWNER                            OWNED             BEFORE OFFERING      AFTER OFFERING
-------------------------------------------------     --------------------   ------------------    ------------------
Selling Stockholders:

EMB Corporation (on behalf of its
shareholders)                                               7,500,000(1)              35.65%               0.0%

RBSTB Nominees Limited #7075, as trustee of the
Jupiter European Special Situations Fund                    1,000,001(2)               4.68%               0.0%

Cranshire Capital, L.P.                                       186,666(3)               *                   0.0%

EURAM Cap Strat. "A" Fund Limited                             133,333(4)               *                   0.0%

Keyway Investments, Ltd.                                      133,333(5)               *                   0.0%

The dotCom Fund, LLC                                           79,999(6)               *                   0.0%

James M. Cunningham                                            71,000(7)               *                   0.0%

The Mortgage Store, LLC                                       154,000(8)               *                   0.0%

Joni Baquerizo                                                 25,000(9)               *                   0.0%


AMRES Holdings LLC                                          1,000,000(10)              4.75%               0.0%

Tony Tseng                                                     12,000(11)              *                   0.0%

Christina Lee                                                  12,000(12)              *                   0.0%

D. Weckstein & Co., Inc.                                      200,000(13)              *                   0.0%

      Total                                                10,507,332(14)             48.83%               0.0%

----------

      (1) Represents 7,500,000 shares of our Common Stock issued EMB in exchange for all of the outstanding shares of common stock of American Residential Funding, Inc. and Bravo Real Estate, Inc., and all of EMB's rights to acquire Titus. EMB's address is 10159 E. 11th Street, Tulsa, Oklahoma 74128.

      (2) Includes 666,667 shares of our Common Stock, and warrants to purchase up to an additional 333,334 shares of our Common Stock. The address of the stockholder is: 67, Lombard Street, London, EC3P 3DL, England.

     (3) Includes 133,693 shares of our Common Stock (underlying 7,000 shares of our Series C Convertible Preferred Stock) and warrants to purchase up to an additional 52,973 shares of our Common Stock. For purposes of this Registration Statement, in accordance with our agreements with the stockholder, and because of the various adjustments that may occur in the conversion of the preferred stock and the exercise of the warrants, to ensure registration of a sufficient number of shares of our Common Stock for the stockholder, we are registering, for its benefit, twice as many shares of Common Stock currently underlying the outstanding preferred stock and granted warrants as are currently convertible or issuable, respectively. The address of the stockholder is: c/o Downsview Capital, Inc., 666 Dundee Road, Suite 1901, Northbrook, Illinois 60062; attention: Mitchell Kopin.

     (4) Includes 95,495 shares of our Common Stock (underlying _______ shares of our Series C Convertible Preferred Stock), and warrants to purchase up to an additional 37,838 shares of our Common Stock. For purposes of this Registration Statement, in accordance with our agreements with the stockholder, and because of the various adjustments that may occur in the conversion of the preferred stock and the exercise of the warrants, to ensure registration of a sufficient number of shares of our Common Stock for the stockholder, we are registering, for its benefit, twice as many shares of Common Stock currently underlying the outstanding preferred stock and granted warrants as are currently convertible or issuable, respectively. The address of the stockholder is: c/o JMJ Capital, Inc., 666 Dundee Road, Suite 1901, Northbrook, Illinois 60062; attention:
Mitchell Kopin.

     (5) Includes 95,495 shares of our Common Stock (underlying _______ shares of our Series C Convertible Preferred Stock), and warrants to purchase up to an additional 37,838 shares of our Common Stock. For purposes of this Registration Statement, in accordance with our agreements with the stockholder, and because of the various adjustments that may occur in the conversion of the preferred stock and the exercise of the warrants, to ensure registration of a sufficient number of shares of our Common Stock for the stockholder, we are registering, for its benefit, twice as many shares of Common Stock currently underlying the outstanding preferred stock and granted warrants as are currently convertible or issuable, respectively. The address of the stockholder is: 19 Mount Havlock, Douglas, Isle of Man, United Kingdom 1M1 2QG; attention: Martin Peters.

     (6) Includes 57,297 shares of our Common Stock (underlying _______ shares of our Series C Convertible Preferred Stock), and warrants to purchase up to an additional 22,702 shares of our Common Stock. For purposes of this Registration Statement, in accordance with our agreements with the stockholder, and because of the various adjustments that may occur in the conversion of the preferred stock and the exercise of the warrants, to ensure registration of a sufficient number of shares of our Common Stock for the stockholder, we are registering, for its benefit, twice as many shares of Common Stock currently underlying the outstanding preferred stock and granted warrants as are currently convertible or issuable, respectively. The address of the stockholder is: 666 Dundee Road, Suite 1901, Northbrook, Illinois 60062; attention: Mark Rice.

     (7) The address of the stockholder is: c/o LoanNet Mortgage, Inc., 1039 College Street, Suite 300, Bowling Green, Kentucky 40210.

     (8) The address of the stockholder is: c/o LoanNet Mortgage, Inc., 1039 College Street, Suite 300, Bowling Green, Kentucky 40210.

     (9) The address of the stockholder is: c/o LoanNet Mortgage, Inc., 1039 College Street, Suite 300, Bowling Green, Kentucky 40210.

     (10)Represents shares of the Company owned by AMRES Holdings, an entity beneficially owned by Mr. Rinehart, but does not include 67,500 shares of the Company owned by AMRES Holdings, but not included in this Registration Statement and does not include approximately 12,555 shares of the Company's Common Stock owned of record by EMB and 207,960 shares of the Company's Common Stock owned of record by EMB, all of which are potentially issuable to AMRES Holdings, upon a dividend distribution of 7,500,000 shares of the Company's Common Stock owned of record by EMB to its shareholders. Mr. Rinehart and AMRES holdings are shareholders of EMB. The address of the stockholder is: c/o Vincent Rinehart, 3200 Bristol Street, Suite 700, Costa Mesa, California 92626.

      (11)The address of the stockholder is: 3200 Bristol Street, 8th floor, Costa Mesa, California 92626.

      (12)The address of the stockholder is: 3200 Bristol Street, 8th floor, Costa Mesa, California 92626.

      (13)The address of the stockholder is: 230 Park Avenue, Suite 1516, New York, New York 10169.

      (14)Includes all of the shares of Common Stock set forth in the chart. Does not include any of the "extra" shares referenced in footnotes 3, 4, 5, and
6. If all of the extra shares are issued to such stockholders, the aggregate number of shares to be sold by the Selling Stockholders would be 11,040,663 shares. Also does not include any of the excluded shares referenced in footnote 10.

                           RELATED PARTY TRANSACTIONS

COMMON STOCK ISSUANCES

         Effective March 1, 1999, the Company acquired E-Net Mortgage and City Pacific. Pursuant to the Share Exchange Agreement and Plan of Reorganization, dated March 1, 1999, regarding E-Net Mortgage, its shareholders received 2,000,000 shares of Common Stock of the Company in exchange for all of the issued and outstanding stock of E-Net Mortgage, which became a wholly owned subsidiary of the Company. Pursuant to the Share Exchange Agreement and Plan of Reorganization, dated March 1, 1999, regarding City Pacific, its shareholders received 500,000 shares of Common Stock of the Company in exchange for all of the issued and outstanding stock of City Pacific, which became a wholly owned subsidiary of the Company.

         On November 29, 1999, the Company issued Mr. Stevens 250,000 shares of its Common Stock in exchange for his transfer to the Company of the Stevens' EMB Shares. On December 22, 1999, and in connection with that exchange, the Company entered into agreements with DIS, and EMB to acquire their respective 50% interests in VPN Partners. In consideration of the purchase of the interests, the Company issued the DIS Note and tendered to EMB the Stevens' EMB Shares. At the time of such transactions, Mr. Stevens was the sole owner of DIS and the President and Chief Executive Officer of VPN Partners.

         On March 1, 2000, the Company sold VPNCOM.Net, Inc., to E. G. Marchi, its President. The sales consideration consisted of his 30-day promissory note in the principal amount of $250,000 (paid in full on April 15, 2000), the assumption of the DIS Note, and the return of 250,000 shares of Company Common Stock owned by him.

         On February 11, 2000, the Company executed the Titus Purchase Agreement for the acquisition of Titus and issued 100,000 B Preferred shares to AMRES Holdings, a company controlled by Mr. Rinehart, and 300,000 shares of its Common Stock to Mr. Presta, in their capacities as the owner-members of Titus. In April of 2000, AMRES Holdings was issued 1,000,000 shares of the Company's common Stock in exchange for the cancellation of 100,000 B Preferred shares.

         On February 14, 2000, the Company acquired all of the common stock of LoanNet. Pursuant to the Stock Purchase Agreement, dated February 14, 2000, the Company issued 250,000 shares of its Common Stock to the selling shareholders of LoanNet, which became a subsidiary of the Company.

         On March 17, 2000, the Company acquired all of the common stock of ExpiDoc. Pursuant to the Stock Purchase Agreement, dated February 14, 2000 , the Company issued 24,000 shares of Common Stock of the Company to the selling shareholders of ExpiDoc, which became a wholly owned subsidiary of the Company. As of the closing of the acquisition, the Company entered into management and consulting agreements with ExpiDoc's owners and management, including Messrs. Rinehart and Presta.

         On April 12, 2000, the Company acquired AMRES and Bravo Real Estate. Pursuant to the Amended and Restated Purchase Agreement, the Company issued 7.5 million shares of Common Stock to EMB, paid $1,750,000, and issued its promissory note in the initial amount of $2,250,000, and AMRES and Bravo Real Estate became wholly owned subsidiaries of the Company.

         On April 13, 2000, an officer loaned the Company $300,000 due April 12, 2001, together with interest at 10% per annum. Subsequent to April 13, 2000, the note, including accrued interest, was settled with the issuance of 150,000 shares of Common Stock.

                          DESCRIPTION OF CAPITAL STOCK

      Our authorized capital stock will, upon the closing of this offering, consist of 100,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, no par value. No other class of capital stock will be authorized. The following is a summary of the material terms of our common stock and preferred stock. Please see our articles of incorporation and bylaws, filed as exhibits to the registration statement of which this prospectus is a part, for more detailed information.

COMMON STOCK

      The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Our common stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding common stock voting for the election of directors can elect all directors then being elected. Subject to the rights, preferences, privileges and restrictions applicable to any outstanding preferred stock, the holders of common stock are entitled to receive dividends when, as, and if declared by the board of directors out of legally available funds. Upon liquidation or dissolution, the holders of common stock will be entitled to share ratably in the assets legally available for the distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. The holders of common stock have no conversion, sinking fund, redemption, preemptive or subscription rights. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of any series of preferred stock that is issued or may be issued in the future.

      Currently, our authorized common stock consists of 100,000,000 shares of common stock. As of August 3, 2000, there were outstanding 21,091,880 shares of common stock held by approximately 65 holders of record and approximately 1,100 beneficial holders. Upon the closing of this offering, 21,091,880 shares of common stock shall remain issued and outstanding.

PREFERRED STOCK

      Our articles of incorporation provide that we may issue up to 1,000,000 shares of preferred stock in one or more series as may be determined by our board of directors who may, at the time of issuance, establish the number of shares to be included in each such series, fix the dividend rights, dividend rates, any conversion rights or right of exchange, any voting rights, rights and terms of redemption, including sinking fund provisions, the redemption price or prices, the liquidation preferences, and any other rights, preferences, privileges, and restrictions of any series of preferred stock of each such series, and increase or decrease the number of shares of any such series without any further vote or action by the stockholders. The board of directors may authorize, without stockholder approval, the issuance of preferred stock with voting and conversion rights that could harm the voting power and other rights of holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change in our control or to make the removal of management more difficult. This could have the effect of decreasing the market price of the common stock.

      As of August 3, 2000, there were no shares of Class A Convertible Preferred Stock or Class B Convertible Preferred Stock outstanding and there were 20,000 shares of Series C Convertible Preferred Stock outstanding.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF NEVADA LAW AND OUR ARTICLES OF INCORPORATION AND BYLAWS

     Some provisions of our articles of incorporation, as they will be in effect by the time this offering is consummated, our bylaws and provisions of Nevada law could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock, even if doing so would be beneficial to our stockholders.

     Our articles of incorporation authorize the board of directors to issue up to 1,000,000 shares of preferred stock and to determine the preferences, rights and privileges of those shares without any further vote or action by our stockholders. The rights of the holders and the market value of our common stock may be adversely affected by the rights of the holders of any series of preferred stock that may be issued in the future. Furthermore, our board could, without stockholder approval, use our preferred stock to adopt a "poison pill" takeover defense mechanism.

     Section 78.438 of the Nevada Statute prohibits a publicly-held Nevada corporation from engaging in any "combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the "combination" or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "combination" includes, without limitation, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 10% or more of a corporation's voting stock.

      The existence of this provision could have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in you receiving a premium over the market price for your shares of common stock.

QUOTES FOR OUR COMMON STOCK

     Our Common Stock is quoted on the OTC Bulletin Board Service of the National Association of Securities Dealers, Inc., under the symbol "ENNT."

TRANSFER AGENT AND REGISTRAR

      The transfer agent and registrar of our common stock is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034. Its telephone number is (469) 633-0101.

                         SHARES ELIGIBLE FOR FUTURE SALE

We have outstanding 21,091,880 shares of Common Stock. All of the shares registered for sale in this offering will be freely tradable without restriction or further registration under the Securities Act except for any shares purchased by an "affiliate," which will be subject to the limitations of Rule 144 of the Securities Act. As defined in Rule 144, an "affiliate" of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the issuer. The remaining outstanding shares of common stock will be "restricted securities" as defined in Rule 144 and may not be resold in the absence of registration under the Securities Act or pursuant to an exemption from such registration, including exemptions provided by Rule 144. Immediately following this offering, our existing stockholders will own ________________ restricted shares, representing approximately ________% of the then outstanding shares of common stock. Our executive officers and directors will own ________________ shares.

RULE 144

      In general, under Rule 144, a person who has beneficially owned restricted shares for at least one year, including persons who are affiliates, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

     o 1% of the then outstanding shares of our common stock, or approximately ________________ shares immediately after this offering; or

     o the reported average weekly trading volume of our common stock during the four calendar weeks preceding a sale by such person.

      Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us.

RULE 144(K)

      Under Rule 144(k), a person who has not been one of our affiliates during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is free to sell such shares without regard to the volume, manner-of-sale or certain other limitations contained in Rule 144. Upon effectiveness of our Registration Statement, of which this Prospectus forms a part, holders of ________________ shares of our Common Stock will be eligible to freely sell those shares under Rule 144(k).

      Future sales of substantial amounts of our Common Stock in the public market, or the perception that such sales may occur, may cause the market prices of our Common Stock to decline.

OPTIONS

      As of August 3, 2000, no options to purchase shares of our common stock were outstanding.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
                      FOR NON-U.S. HOLDERS OF COMMON STOCK

      The following is a discussion of the material United States federal income tax and estate tax consequences relating to the purchase, ownership and disposition of the common stock applicable to non-U.S. holders. For purposes of this discussion, we refer to the Internal Revenue Code of 1986, as amended, is referred to as the Code and the Internal Revenue Service is referred to as the IRS.

      This summary:

     o is based on the provisions of the Code, the existing or proposed Treasury regulations, administrative pronouncements, and judicial authority, all of which are subject to change, possibly on a retroactive basis;

     o deals only with non-U.S. holders that will hold the common stock as capital assets within the meaning of Section 1221 of the Code;

     o does not purport to be a complete analysis of all the potential tax consequences that may be material to a non-U.S. holder based on his or her particular tax situation; and

     o does not address tax consequences applicable to non-U.S. holders that may be subject to special tax rules, such as banks, tax-exempt organizations, pension funds, insurance companies, dealers in securities or foreign currencies or persons that will hold the notes as a position in a hedging transaction, straddle or conversion transaction for tax purposes, or persons that have a functional currency other than the U.S. dollar.

      We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and the IRS may not agree with those statements and conclusions. In addition, the IRS is not precluded from successfully adopting a contrary position. This discussion does not consider the effect of any applicable state, local, foreign or other tax laws.

      The following summary does not discuss all aspects of United States federal income taxation that may be relevant to a holder of shares of common stock in light of a holder's particular circumstances and income tax situation. Prospective holders should consult their own tax advisors as to the specific tax consequences to them of the purchase, ownership and disposition of common stock, including the application and effect of state, local, foreign and other tax laws.

      When we refer to non-U.S. holder, we mean a beneficial owner of common stock that for United States federal income tax purposes, is other than:

     o    a citizen or resident of the United States;

     o a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof;

     o an estate the income of which is subject to United States federal income taxation regardless of its source; or

     o a trust that is subject to the primary supervision of a United States court and to the control of one or more United States persons, or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

TAXATION OF DIVIDENDS AND DISPOSITIONS

      DIVIDENDS ON COMMON STOCK. Subject to the discussion below, dividends, if any, paid to a non-U.S. holder generally will be subject to United States withholding tax at a 30% rate, or a lower rate as may be prescribed by an applicable tax treaty, unless the dividends are effectively connected with a trade or business of the non-U.S. holder within the United States. Dividends effectively connected with such trade or business generally will not be subject to withholding if the non-U.S. holder complies with applicable IRS reporting requirements and generally will be subject to U.S. federal income tax on a net income basis at regular graduated rates. In the case of a non-U.S. holder that is a corporation, such effectively connected income also may be subject to the branch profits tax, which generally is imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate or a lower rate as may be prescribed by an applicable tax treaty. Even though such effectively connected dividends are subject to income tax, and may be subject to branch profits tax, they will not be subject to United States withholding tax if the non-U.S. holder delivers a properly executed IRS Form 4224 to the payor.

      Under currently effective Treasury regulations, dividends paid on or before December 31, 2000 to an address outside the United States are presumed to be paid to a resident of such country for purposes of the withholding tax, absent knowledge that such presumption is not warranted. Under interpretations of currently effective Treasury regulations, the same presumption applies to determine the applicability of a reduced rate of withholding under a tax treaty. Thus, non-U.S. holders receiving dividends at addresses outside the United States currently are not required to file tax forms to obtain the benefit of reduced withholding at an applicable treaty rate.

      Treasury regulations that became effective for dividends paid after December 31, 2000, however, generally provide that the status of a payee as a non-U.S. holder will be made based upon a withholding certificate. In addition, these Treasury regulations establish certain presumptions, which differ from those discussed above, upon which we generally may rely to determine whether, in the absence of certain documentation, a holder should be treated as a non-U.S. holder for purposes of the 30% withholding tax described above. The presumptions would not apply for purposes of granting a reduced rate of withholding under a tax treaty. Under the Treasury regulations, to obtain a reduced rate of withholding under a tax treaty, a non-U.S. holder generally will be required to satisfy applicable certification and other requirements. In addition, under these Treasury regulations, in the case of common stock held by a foreign partnership, the certification requirement generally would be applied to the partners of the partnership, unless the partnership agrees to become a "withholding foreign partnership", and the partnership would be required to provide certain information, including a United States taxpayer identification number. These Treasury regulations also provide look-through rules for tiered partnerships.

     DISPOSITIONS OF COMMON STOCK. Generally, a non-U.S. holder will not be subject to United States federal income tax with respect to gain realized upon the disposition of such holder's shares of common stock unless:

     o the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met;

     o such gain is effectively connected with the conduct by a non-U.S. holder of a trade or business within the United States and, if certain tax treaties apply, is attributable to a United States permanent establishment maintained by the non-U.S. holder;

     o the non-U.S. holder is subject to Code provisions applicable to certain U.S. expatriates; or

     o we are or have been a "United States real property holding corporation" for federal income tax purposes and, assuming that the common stock is deemed to be "regularly traded on an established securities market," the non-U.S. holder held, directly or indirectly at any time during the five-year period ending on the date of disposition or such shorter period that such shares were held, more than five percent of the common stock.

      We believe we are not currently, and do not anticipate becoming, a "United States real property holding corporation" for United States federal income tax purposes.

      Special rules may apply to certain non-U.S. holders, such as "controlled foreign corporations", "passive foreign investment companies", "foreign personal holding companies" and corporations that accumulate earnings to avoid U.S. federal income tax, that are subject to special treatment under the Code. Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

FEDERAL ESTATE TAX

      Common stock owned or treated as owned by an individual non-U.S. holder at the time of death will be included in such holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

INFORMATION REPORTING AND BACKUP WITHHOLDING

      The Company must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends. This information may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

      Information reporting requirements and backup withholding requirements will not apply to any payment of the proceeds received on the sale of the common stock that is effected outside the United States by a foreign office of a broker, unless such broker is:

     o    a United States person;

     o a foreign person that derives 50% or more of its gross income for certain periods from activities that are effectively connected with the conduct of a trade or business in the United States;

     o a controlled foreign corporation for United States federal income tax purposes; or

     o after December 31, 2000, a foreign partnership more than 50% of the capital or profits of which is owned by one or more United States persons or which engages in a United States trade or business.

      Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in the preceding sentence will not be subject to backup withholding tax but will be subject to information reporting requirements, unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through a United States office of a broker is subject to both information reporting and backup withholding requirements, unless the beneficial owner of the common stock certifies its non-United States status under penalties of perjury or otherwise establishes an exemption.

      If paid to an address outside the United States, dividends on common stock held by a non-U.S. holder generally will not be subject to the information reporting and backup withholding requirements described in this section, provided that the payor does not have actual knowledge that the holder is a United States person. Under Treasury regulations effective with respect to payments made after December 31, 2000, however, dividend payments will be subject to information reporting and backup withholding unless applicable certification requirements are satisfied.

                              PLAN OF DISTRIBUTION

SELLING STOCKHOLDERS

      Pursuant to the registration rights agreements and other agreements by which certain of the selling stockholders acquired their shares, we are required to register the resale of 11,040,662 shares of our common stock on behalf of the such holders. The terms of such agreements provide that the Company will pay the expenses of registering their shares under the Securities Act and the offering and sale of their shares, excluding any selling commissions or discounts allocable to sales of the shares, fees of counsel and other representatives of the selling stockholders, and any stock transfer taxes payable by reason of any such sales.

      The selling stockholders or any of their transferees or successors in interest may from time to time offer the shares for sale: (a) in the over-the-counter market, (b) on one or more exchanges on which the shares are then listed, (c) in privately negotiated transactions, (d) in an underwritten offering, (e) in a combination of the above methods, or (f) by any other legally available means. The sale of any shares may be made in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The selling stockholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of these shares of our common stock if they deem the purchase price to be unsatisfactory at any particular time

      In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales of shares of common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by the broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

      As of the date of this prospectus, no selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. A selling stockholder may enter into an agreement with an underwriter after the Securities and Exchange Commission grants e-Net an effective date. In such event, e-Net will file a post effective amendment to the registration statement of which this prospectus is a part. The amendment would include information about the underwriter and its commissions and fees.

      The selling stockholders may sell their shares directly to purchasers or to or through broker-dealers, acting as agents or principals. These broker-dealers may receive compensation for their services and it is possible that a particular broker-dealer's compensation may exceed customary commissions. The selling stockholders and/or any broker-dealers acting in connection with the sale of the shares may be deemed to be underwriters under Section 2(11) of the Securities Act. Therefore, any commissions or other compensation received by them and any profits realized by them on the resale of the shares as principals may be deemed underwriting compensation under the securities laws. Neither we nor any selling stockholder can presently estimate the amount of the compensation

      We have not been advised, as of the date of this prospectus, of any existing arrangements between any selling stockholder and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares.

      Each selling stockholder and any other persons participating in a distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may restrict certain activities of selling stockholders and other persons participating in a distribution of securities and limit the timing of their purchases and sales of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to the securities for a specified period of time before the beginning of the distributions subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered pursuant to this registration statement.

      Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus.

      There can be no assurance that the selling stockholders will sell any or all of the shares of common stock offered by them hereunder.

DETERMINATION OF OFFERING PRICE

      The Company's common stock is quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc., under the symbol "ENNT." Our Common Stock has closed at a low of $_________ and a high of $________ for the 52-

52-week period ended _____________, 2000. This market is extremely limited and the prices for the Common Stock quoted by brokers is not necessarily a reliable indication of the value of the Common Stock.

      The offering price of the selling stockholders' shares was calculated pursuant to Rule 457(c) of Regulation C using the average of the bid and asked price of the Company's common stock, as reported on the OTC Bulletin Board as of August 3, 2000, which date is within 5 business days prior to the date of the filing of this registration statement. As of August 3, 2000, the closing bid and asked prices of the common stock as reported on the OTC Bulletin Board were $0.875 and $1.00, respectively.

QUOTATION ON THE OTC BULLETIN BOARD

      The Company's common stock currently trades on the OTC Bulletin Board of the National Association of Securities Dealers, Inc., under the symbol "ENNT." In addition, the Company's common stock is traded on the Berlin Stock Exchange under the symbol ENNT.DE and has been assigned the German Securities Code (Wertpapierkennumer) 925558.

                                  LEGAL MATTERS

      Bryan Cave LLP, Irvine, California, will pass upon the validity of our common stock and certain other legal matters related to this offering.

                                     EXPERTS

      The financial statements as of June 30, 1999 and April 30, 2000, and for each of years in the two-year period ended June 30, 1998, included in this prospectus, have been audited by McKennon Wilson & Morgan, LLP, independent accountants, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed a registration statement on Form S-1, of which this prospectus is a part, with the Securities and Exchange Commission under the Securities Act with respect to the common stock offered in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, parts of which are omitted as permitted by the rules and regulations of the Commission. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. For further information pertaining to us and our common stock, we refer you to our registration statement and the exhibits thereto, copies of which may be inspected without charge at the principal office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any part of the registration statement may be obtained at prescribed rates from the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

      On July 11, 1994, e-Net submitted its Registration Statement on Form 10-SB to the Securities and Exchange Commission, which was declared effective on December 22, 1994, at which time e-Net became a reporting company under Section 12(g) of the Exchange Act. As a reporting company, we have been subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, have filed periodic reports, proxy and information statements and other information with the Commission. Such periodic reports, proxy and information statements and other information are available for inspection and copying at the regional offices, public reference facilities and Web site of the Commission referred to above.

      We intend to furnish our stockholders with annual reports containing audited financial statements and an opinion thereon expressed by independent certified public accountants. We also intend to furnish other reports as we may determine or as required by law.

                          INDEX TO FINANCIAL STATEMENTS

                                     E-NET

                                                                                                         PAGE
                                                                                                        ------
Introduction.......................................................................................       F-1
Balance Sheets as of April 30, 2000................................................................       F-2
Statements of Operations for the Year Ended April 30, 2000.........................................       F-3
Notes to Financial Statements......................................................................       F-4
Report of Independent Auditors.....................................................................       F-
Consolidated Balance Sheets as of April 30, 2000 and June 30, 1999.................................       F-
Consolidated Statements of Operations for the Ten Months Ended April 30, 2000, The Year Ended
 June 30, 1999, and the Period from March 31,1998 (Inception) to June 30, 1998....................        F-
Consolidated Statements of Stockholders' Equity (Deficit) for the Ten Months Ended April 30, 2000,
 the Year Ended June 30, 1999, and the Period from March 31,1998 (Inception) to June 30, 1998.....        F-
Consolidated Statements of Cash Flows for the Ten Months Ended April 30, 2000, the Year Ended
 June 30, 1999, and the Period from March 31,1998 (Inception) to June 30, 1998....................        F-
Notes to the Consolidated Financial Statements....................................................       F-


                          AMERICAN RESIDENTIAL FUNDING

                                                                                                         PAGE
                                                                                                        ------
Report of Independent Auditors'.....................................................................      F-6
Balance Sheets as of April 30, 2000.................................................................      F-7
Statements of Operations for the Ten Months Ended April 30, 2000....................................      F-8
Statements of Changes in Shareholders' Equity for the Ten Months Ended April 30, 2000...............      F-9
Statements of Cash Flows for the Ten Months Ended April 30, 2000....................................     F-10
Notes to Financial Statements......................................................................      F-11


                             TITUS REAL ESTATE, LLC

                                                                                                         PAGE
                                                                                                        ------
Report of Independent Auditors'....................................................................      F-16
Statements of Member's Equity for the Year Ended December 31, 1999.................................      F-17
Statements of Income and Retained Earnings for the Year Ended December 31, 1999....................      F-18
Statements of Cash Flows for the Year Ended December 31, 1999......................................      F-19
Notes to Financial Statements......................................................................      F-20


                             LOANNET MORTGAGE, INC.

                                                                                                         PAGE
                                                                                                        ------
Report of Independent Auditors'....................................................................      F-23
Balance Sheets as of April 30, 1999................................................................      F-24
Statement of Operations for the Period from December 16, 1999 (Inception) to April 30, 2000........      F-25
Statement of Stockholders' Equity for the Period from December 16, 1999 (Inception) to
  April 30, 2000...................................................................................      F-26
Statement of Cash Flows for the Period from December 16, 1999 (Inception) to April 30, 2000........      F-27
Notes to Financial Statements......................................................................      F-28


                                  EXIDOC, INC.

                                                                                                         PAGE
                                                                                                        ------
Report of Independent Auditors'....................................................................      F-32
Balance Sheets as of April 30, 1999................................................................      F-33
Statement of Operations for the Period from August 17, 1999 (Inception) to April 30, 2000..........      F-34
Statement of Stockholders' Deficit for the Period from August 17, 1999 (Inception) to
  April 30, 2000...................................................................................      F-35
Statement of Cash Flows for the Period from August 17, 1999 (Inception) to April 30, 2000..........      F-36
Notes to Financial Statements......................................................................      F-37

                         E-NET FINANCIAL.COM CORPORATION

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

--------------------------------------------------------------------------------


INTRODUCTION

This pro forma presentation has been prepared utilizing historical financial statements and notes thereto included herein, as well as pro forma adjustments as described in the notes to unaudited pro forma condensed consolidated financial information. The pro forma financial information is based on the assumptions set forth herein and in the notes to such financial statements. The pro forma financial information includes the effects of the following acquisitions:

     o Recapitalization of American Residential Funding, Inc. in reverse acquisition of e-Net

     o Acquisition of Titus Real Estate, LLC through the issuance of 300,000 shares of common stock and 100,000 shares of Series B $1,000,000 Redeemable Preferred Stock in a transaction valued the parties at $.6 million.

     o Acquisition of LoanNet Mortgage, Inc. through the issuance of 250,000 shares of common stock in a transaction valued at $2.3 million.

     o Acquisition of Expidoc, Inc. through the issuance of 24,000 shares of common stock in a transaction valued at $196,000.

The accompanying unaudited pro forma condensed consolidated balance sheet presents the financial position of e-Net on April 30, 2000. The acquisition of AMRES has been accounted for as a recapitalization of AMRES, whereby AMRES is deemed the acquiring company for financial reporting purposes. Accordingly, the historical assets and liabilities and related operations of AMRES are presented at historical cost in manner similar to a pooling of interests. Pro forma adjustments to eliminate the historical equity accounts and record the recapitalization are described in the notes to the unaudited pro forma condensed consolidated balance sheet.

The unaudited pro forma condensed consolidated statement of operations for the year ended April 30, 2000, includes the operating results of e-Net, Titus, LoanNet, and ExpiDoc assuming the acquisitions had been consummated at May 1, 1999, using the purchase method of accounting. The unaudited pro forma condensed consolidated statement of operations are presented for illustrative purposes only and do not purport to represent what the Company's results of operations would have been had the acquisitions described herein occurred on May 1, 1999, and are therefore qualified in their entirety by reference to and should be read in conjunction with the historical consolidated financial statements and notes thereto of e-Net, and the historical financial statements of AMRES, Titus, LoanNet, and ExpiDoc.

                         E-NET FINANCIAL.COM CORPORATION

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                       BALANCE SHEET AS OF APRIL 30, 2000

--------------------------------------------------------------------------------


                                                      E-NET            AMRES             TITUS           LOANNET
ASSETS
Current assets:
   Cash and cash equivalents                      $    312,422     $    154,409      $        446     $     36,969
   Receivables                                          36,006          189,288             2,651            3,458
   Prepaid expenses and other current assets           158,630           40,276                 -                -
                                                  ------------     ------------      ------------     ------------
Total current assets                                   507,058          383,973             3,097           40,427
Property and equipment, net                            130,837           77,321                 -           84,089
Investments in subsidiaries                          4,240,135                -                 -                -
Goodwill, net                                                -                -                 -                -
Other                                                   46,181           63,017                 -           13,000
                                                  ------------     ------------      ------------     ------------
Total assets                                      $  4,294,211     $    524,311      $      3,097     $    137,516
                                                   ===========      ===========       ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable and accrued liabilities       $    184,668     $    158,103      $          -     $     18,093
   Notes payable to related parties                  1,434,735          374,956                 -                -
   Other current liabilities                           130,977                -                 -                -
                                                  ------------     ------------      ------------     ------------
Total current liabilities                            1,750,380          533,059                 -           18,093
Other liabilities                                       39,649                -                 -          100,000
                                                  ------------     ------------      ------------     ------------
Total liabilities                                    1,790,029          533,059                 -          118,093
                                                  ------------     ------------      ------------     ------------

Stockholders' equity (deficit)
   Convertible class C preferred stock               1,493,638                -                 -                -
   Common stock and additional paid-in capital      10,227,228          280,000                 -          134,543
   Retained earnings                                (6,595,684)        (288,748)            3,097         (115,120)
   (accumulated deficit)
   Treasury stock                                   (1,991,000)               -                 -                -
                                                  ------------     ------------      ------------     ------------
Total stockholders' equity (deficit)                 3,134,182           (8,748)            3,097           19,423
                                                  ------------     ------------      ------------     ------------

Total liabilities and stockholders' equity
    (deficit)                                     $  4,294,211     $    524,311      $      3,097     $    137,516
                                                   ===========      ===========       ===========      ===========

                                                                   Adjustments        Pro Forma
                                                    EXPIDOC          (Note A)       Consolidated
ASSETS
Current assets:
   Cash and cash equivalents                     $     88,118     $          -      $    592,364
   Receivables                                         22,555                -           253,958
   Prepaid expenses and other current assets                -                -           198,906
                                                 ------------     ------------      ------------
Total current assets                                  110,673                -         1,045,228
Property and equipment, net                                 -                -           292,247
Investments in subsidiaries                                 -       (4,240,135)(1)             -
Goodwill, net                                               -        4,014,636 (2)     4,014,636
Other                                                       -                -           122,198
                                                 ------------     ------------      ------------
Total assets                                     $    110,673     $   (225,499)     $  5,474,309
                                                  ===========      ============      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable and accrued liabilities      $     28,516     $          -      $    389,380
   Notes payable to related parties                         -                -         1,809,691
   Other current liabilities                                -                -           130,977
                                                 ------------     ------------      ------------
Total current liabilities                              28,516                -         2,330,048
Other liabilities                                           -                -           139,649
                                                 ------------     ------------      ------------
Total liabilities                                      28,516                -         2,469,697
                                                 ------------     ------------      ------------

Stockholders' equity (deficit)
   Convertible class C preferred stock                      -                -         1,493,638
   Common stock and additional paid-in capital        125,220         (852,650)(3)     9,914,341
   Retained earnings                                  (43,063)         627,151 (4)    (6,412,367)
   (accumulated deficit)
   Treasury stock                                           -                -        (1,991,000)
                                                 ------------     ------------      -------------
Total stockholders' equity (deficit)                   82,157         (225,499)        3,004,612
                                                 ------------     ------------      ------------

Total liabilities and stockholders' equity
    (deficit)                                    $    110,673     $   (225,499)     $  5,474,309
                                                  ===========      ===========       ===========

  See notes to unaudited pro forma condensed consolidated financial information

                         E-NET FINANCIAL.COM CORPORATION

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
            STATEMENT OF OPERATIONS FOR THE YEAR ENDED APRIL 30, 2000
-------------------------------------------------------------------------------


                                              E-NET              AMRES              TITUS             LOANNET
Revenue                                   $      25,891      $   5,309,374      $      12,000      $      69,347
Cost of revenue                                       -          3,831,223                  -             44,293
                                          -------------      -------------      -------------      -------------

Gross profit                                     25,891          1,478,151             12,000             25,054
                                          -------------      -------------      -------------      -------------

Costs and expenses:
   Selling, general, and                      3,363,104          1,754,699                  -            195,823
                                          -------------      -------------      -------------      -------------
administrative

Loss from operations                         (3,337,213)          (276,548)            12,000           (170,769)

Other income (expense)
   Interest expense, net                       (158,016)                 -                  -                  -
   Gain on sale of subsidiary                 1,833,523                  -                  -                  -
   Other                                        (94,292)            34,442                  -                  -
                                          -------------      -------------      -------------      -------------
                                              1,581,215             34,442                  -                  -

Net loss                                  $  (1,755,998)     $    (242,106)     $      12,000      $    (170,769)
                                           ============       ============       ============       ============

Basic and diluted loss per common
   share                                  $        (.08)
                                           ============

Weighed average shares outstanding           20,720,604
                                          =============


                                                              Adjustments         Pro Forma
                                             EXPIDOC           (Note B)         Consolidated
Revenue                                   $      90,565      $           -      $   5,507,177
Cost of revenue                                  53,809                  -          3,929,325
                                          -------------      -------------      -------------

Gross profit                                     36,756                  -          1,577,852
                                          -------------      -------------      -------------

Costs and expenses:
   Selling, general, and                        189,487            329,266(5)       5,832,379
                                          -------------      -------------      -------------
administrative

Loss from operations                           (152,731)          (329,266)        (4,254,527)

Other income (expense)
   Interest expense, net                              -           (270,307)(6)       (428,323)
   Gain on sale of subsidiary                         -         (1,833,523)(7)              -
   Other                                              -                  -            (59,850)
                                          -------------      -------------      -------------
                                                      -         (2,433,096)          (488,173)

Net loss                                  $    (152,731)     $  (2,433,096)     $  (4,742,700)
                                           ============       ============       ============

Basic and diluted loss per common
   share                                                                         $       (.23)
                                                                                  ===========

Weighed average shares outstanding                                                 20,720,604
                                                                                  ===========

  See notes to unaudited pro forma condensed consolidated financial information

                         E-NET FINANCIAL.COM CORPORATION

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION
-------------------------------------------------------------------------------

NOTE A: UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF APRIL 30, 2000

The accompanying unaudited pro forma condensed consolidated balance sheet presents the financial position of e-Net Financial.com Corporation on April 30, 2000. The acquisition of AMRES has been accounted for as a reverse acquisition, whereby AMRES is deemed the acquiring company for financial reporting purposes. Accordingly, the historical assets and liabilities and related operations of AMRES are presented at historical cost in manner similar to a pooling of interests. The common shares retained by the e-Net shareholders which were outstanding on or about January 20, 2000, were reflected as shares issued in connection with the recapitalization as a result of the reverse acquisition of e-Net.

The following pro forma adjustments to the unaudited condensed consolidated balance sheet are as follows:

(1)  Adjustment to eliminate the investments in Titus, LoanNet and ExpiDoc.

                  LoanNet                            $ (2,318,625)
                  ExpiDoc                                (321,510)
                  Titus                                (1,600,000)
                                                      ------------
                                                     $ (4,240,135)
                                                      ============

(2) Adjustment to record goodwill and intangibles as a result of the acquisitions of Titus, LoanNet and Expidoc.

                  Titus                               $1,596,903
                  LoanNet                              2,226,873
                  ExpiDoc                                190,860
                                                      ------------
                                                     $ 4,014,636
                                                      ============

(3) Adjustment for recapitalization of AMRES by e-Net of $592,887 and an adjustment to eliminate the historical equity of ExpiDoc of $125,220 and amounts in common stock and additional paid-in capital of LoanNet of $134,543.

                  Recapitalization                    $(592,887)
                  ExpiDoc                              (125,220)
                  LoanNet                              (134,543)
                                                      ------------
                                                    $  (852,650)
                                                      ============

(4) Adjustment for the recapitalization of AMRES by e-Net of $592,887 and to eliminate the acquired retained earnings/(accumulated deficit) for Titus, LoanNet and ExpiDoc:

                  Recapitalization                     $ 592,887
                  Titus                                 (3,097)
                  LoanNet                                42,791
                  ExpiDoc                                (5,430)
                                                      ------------
                                                    $   627,151
                                                      ============

                         E-NET FINANCIAL.COM CORPORATION

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION
-------------------------------------------------------------------------------

NOTE B: UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED APRIL 30, 2000

The unaudited pro forma condensed consolidated statement of operations for the year ended April 30, 2000, includes the operating results of e-Net, Titus, LoanNet, and ExpiDoc assuming the acquisitions had been consummated at May 1, 1999 using the purchase method of accounting, and are based on the estimates and assumptions set forth herein and in the notes to such financial statements. This pro forma presentation has been prepared utilizing historical financial statements and notes thereto included herein as well as pro forma adjustments as described in the notes to unaudited pro forma condensed consolidated statement of operations.

The unaudited pro forma condensed consolidated statement of operations are presented for illustrative purposes only and do not purport to represent what the Company's results of operations would have been had the acquisitions described herein occurred on May 1, 1999, and are therefore qualified in their entirety by reference to and should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company and the historical financial statements of AMRES, Titus, LoanNet, and ExpiDoc. The results of operations of Titus, LoanNet and ExpiDoc have been reported for the period of inception to April 30, 2000 for each entity, which have been included in the historical results of operations for the Company for the year ended April 30, 2000. The dates of inception for LoanNet and ExpiDoc are December 16, 1999, and August 27, 1999, respectively.

(5) Adjustment to record the amortization of goodwill for Titus, LoanNet, and ExpiDoc. Goodwill is amortized over a period of seven years to ten years due to lack of operating history.

                  LoanNet - Amortization               $ 132,552
                  Titus                                  160,000
                  ExpiDoc                                 25,035
                                                      ------------
                                                       $ 317,587

(6) Adjustment to record interest expense on note issued to acquire AMRES of $130,037 and the 7% interest on the Preferred C of $140,000.

(7) Adjustment to eliminate a one-time charge for the sale of VPNCOM.Net Corporation, a subsidiary of the Company.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
e-Net Financial.Com Corporation

We have audited the accompanying consolidated balance sheets of e-Net Financial.Com Corporation ("e-Net") and subsidiaries (collectively, the "Company") as of April 30, 2000, and June 30, 1999, and the related statements of operations, stockholders' equity (deficit) and cash flows for the ten (10) months ended April 30, 2000, for the year ended June 30, 1999, and the period from March 13, 1998, ("Inception") to June 30, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of e-Net Financial.Com Corporation and subsidiaries as of April 30, 2000, and June 30, 1999, and the results of their operations and their cash flows for the ten months ended April 30, 2000, for the year ended June 30, 1999, and the period from Inception to June 30, 1998, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred operating losses, has a working capital deficit and tangible net worth, and other adverse financial indicators. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Notes 1 and 2, e-Net entered into a merger agreement with American Residential Funding, Inc. ("AMRES"), whereby e-Net is deemed to have been acquired by AMRES for accounting purposes. Accordingly, the accompanying consolidated financial statements have been retroactively restated to include the historical assets and liabilities, and the historical operations of AMRES for all periods presented. The operations of e-Net are included in the accompanying consolidated financial statements from the date of acquisition, April 12, 2000, to April 30, 2000.

                                              /s/ MCKENNON, WILSON & MORGAN LLP
                                              ---------------------------------
Irvine, California
July 21, 2000
                         e-NET FINANCIAL.COM CORPORATION

                           Consolidated Balance Sheets

                     As of April 30, 2000, and June 30, 1999



                                                                                     2000                     1999
                                                                                ----------------         ---------------
                                 ASSETS
Current assets:
     Cash and cash equivalents                                                  $       285,583          $        105,317
     Accounts receivable, net of allowance for doubtful
       accounts of $37,436 and $0, respectively                                         260,438                   128,325
     Notes receivable from related parties (Note 4)                                      41,163                   100,000
     Prepaids and other current assets                                                  107,509                     8,525
                                                                                ----------------         ----------------
         Total current assets                                                           694,693                   342,167

     Property and equipment, net (Note 5)                                               241,545                    16,524
     Goodwill, net of accumulated amortization
       of $122,749 (Note 3)                                                           3,914,420                         -
     Other assets                                                                        20,435                       572
                                                                                ----------------         ----------------
                                                                                $     4,871,093          $        359,263
                                                                                ================         ================
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
     Accounts payable                                                           $       254,662          $         23,517
     Accrued registration and acquisition costs                                         175,000                         -
     Other accrued expenses                                                             155,389                   143,839
     Notes payable to related parties (Note 6)                                        2,788,076                   255,000
     Other current liabilities                                                          127,636                         -
                                                                                ----------------         ----------------
         Total current liabilities                                                    3,500,763                   422,356

Other liabilities (Note 7)                                                              139,649                       746
                                                                                ----------------         ----------------
         Total liabilities                                                            3,640,412                   423,102
                                                                                ----------------         ----------------
Commitments and contingencies (Note 8)

Stockholders' equity (deficit) (Notes 9 and 12):

     Series C convertible preferred stock                                             1,140,697                         -
     Common stock, $0.001 par value; 100,000,000 shares authorized;
        20,053,937 and 7,500,000, respectively, issued and outstanding
                                                                                         19,854                     7,500
     Additional paid-in capital                                                       8,269,101                         -
     Accumulated deficit                                                             (5,868,238)                  (71,339)
     Deferred compensation                                                             (339,733)                        -
     Treasury stock, at cost                                                         (1,991,000)                        -
                                                                                ----------------         ----------------
         Total stockholders' equity (deficit)                                         1,230,681                   (63,839)
                                                                                ----------------         ----------------
                                                                                $     4,871,093          $        359,263
                                                                                ================         ================

        See accompanying notes to these consolidated financial statements
                         e-NET FINANCIAL.COM CORPORATION
                      Consolidated Statements of Operations


                                                          For the                                   For the Period From
                                                         Ten-Months            For the Year            March 13, 1998,
                                                           Ended                  Ended             (Inception) through
                                                       APRIL 30, 2000         JUNE 30, 1999            JUNE 30, 1998
                                                     -----------------      ----------------        ------------------
Revenues:
     Loan origination fees                           $       4,647,848      $      3,547,932      $                -
     Other                                                      41,322                     -                       -
                                                      ----------------       ---------------       --------------------
         Total revenues                                      4,689,170             3,547,392                       -

Cost of mortgage brokerage commissions                       3,411,750             2,304,100                       -
                                                      ----------------       ---------------       -------------------
     Gross profit                                            1,277,420             1,243,832                       -

Operating expenses-
   Selling, general and administrative (Note 8)              3,059,374             1,301,013                   3,570
                                                      ----------------       ---------------       -------------------
     Operating loss                                         (1,781,954)              (57,181)                 (3,570)

Other income (expense), net                                    (14,945)               (3,088)                      -
                                                      ----------------       ---------------       --------------------
     Net loss                                        $      (1,796,899)     $        (60,269)     $           (3,570)
                                                      ================       ===============       ====================
Basic and diluted loss per share                     $           (0.22)     $          (0.01)
                                                      ================       ===============
Weighted average common shares outstanding                   8,222,636             7,500,000
                                                      ================       ===============

        See accompanying notes to these consolidated financial statements
                         e-NET FINANCIAL.COM CORPORATION
            Consolidated Statements of Stockholders' Equity (Deficit)

        For the Period from March 13, 1998 (Inception), to June 30, 1998 the Year Ended June 30, 1999, and the Ten Months Ended April 30, 2000

                                                        Class B
                                                      Convertible                       Series C
                                                       Preferred                  Convertible Preferred           Common Stock
                                                --------------------------       ------------------------  -------------------------
                                                  Shares         Amount            Shares       Amount       Shares        Amount
                                                -----------    -----------       -----------  -----------  -----------   -----------
Common stock issued to founders of AMRES                 --             --                --           --    7,500,000   $     7,500
Net loss for the period from March 17, 1998
    (inception), through June 30, 1998                   --             --                --           --           --            --
                                                -----------    -----------       -----------  -----------  -----------   -----------
Balances, June 30, 1998                                  --             --                --           --    7,500,000         7,500
Net loss                                                 --             --                --           --           --
                                                -----------    -----------       -----------  -----------  -----------   -----------
Balances, June 30, 1999                                  --             --                --           --    7,500,000         7,500
Acquisition of Titus on February 11, 2000           100,000      1,000,000                --           --      300,000           300
Acquisition of LoanNet on February 16, 2000
                                                         --             --                --           --      250,000           250
Acquisition of Expidoc on March 17, 2000                 --             --                --           --       24,000            24
Shares retained by shareholders in
    recapitalization on April 12, 2000                   --             --                --           --   10,979,937        10,780
Dividend deemed distributed at April 12, 2000,
    for AMRES                                            --             --                --           --           --            --
Issuance of Series C Convertible Preferred, net
    costs of $225,000                                    --             --            20,000    1,775,000           --            --
Value of warrant issued in connection with
    Series C Convertible Preferred                       --             --                --     (281,362)          --            --
Value of beneficial conversion feature of Series
    C Convertible Preferred                              --             --                --     (352,941)          --            --
Conversion of Class B Convertible
    Preferred                                      (100,000)    (1,000,000)               --           --    1,000,000         1,000
Contributed capital from EMB                             --             --                --           --           --            --
Net loss                                                 --             --                --           --           --            --
                                                -----------    -----------       -----------  -----------  -----------   -----------
Balances, April 30, 2000                                 --             --            20,000  $ 1,140,697   20,053,937   $    19,854
                                                ===========    ===========       ===========  ===========  ===========   ===========

       See accompanying notes to these consolidated financial statements
                         e-NET FINANCIAL.COM CORPORATION
            Consolidated Statements of Stockholders' Equity (Deficit)
                                   (continued)

        For the Period from March 13, 1998 (Inception), to June 30, 1998 the Year Ended June 30, 1999, and the Ten Months Ended April 30, 2000

                                                           Additional                      Deferred     Accumulated
                                                        Paid-In Capital  Treasury Stock  Compensation     Deficit          Total
                                                        ---------------  --------------  ------------   ------------    ------------
Common stock issued to founders of AMRES
                                                          $        --    $        --     $        --    $    (7,500)    $        --
Net loss for the period from March 17, 1998
    (Inception), through June 30, 1998                             --             --              --         (3,570)         (3,570)
                                                          -----------    -----------     -----------    -----------     -----------
Balances, June 30, 1998                                            --             --              --        (11,070)         (3,570)
Net loss                                                           --             --              --        (60,269)        (60,269)
                                                          -----------    -----------     -----------    -----------     -----------
Balances, June 30, 1999                                            --             --              --        (71,339)        (63,839)
Acquisition of Titus on February 11, 2000                     599,700             --              --             --       1,600,000
Acquisition of LoanNet on February 16, 2000                 2,305,375             --              --             --       2,305,625
Acquisition of Expidoc on March 17, 2000                      196,486             --              --             --         196,510
Shares retained by shareholders in recapitalization on
    April 12, 2000                                          2,114,881     (1,991,000)       (339,733)            --        (205,072)
Dividend deemed distributed at April 12, 2000, for
    AMRES
                                                                   --             --              --     (4,000,000)     (4,000,000)
Issuance of Class C Convertible Preferred, net of costs
    of $225,000                                                    --             --              --                      1,775,000
Value of warrant issued in connection with Series C
    Convertible Preferred                                     281,362             --              --                             --
Value of beneficial conversion feature of Series C
    Convertible Preferred                                     352,941             --              --                             --
Conversion of Class B Convertible
    Preferred
                                                            1,999,000             --              --             --       1,000,000
Contributed capital from EMB                                  419,356             --              --             --         419,356
Net loss                                                           --             --              --     (1,796,899)     (1,796,899)
                                                          -----------    -----------     -----------    -----------     -----------
Balances, April 30, 2000                                  $ 8,269,101    $(1,991,000)    $  (339,733)   $(5,868,238)    $ 1,230,681
                                                          ===========    ===========     ===========    ===========     ===========

       See accompanying notes to these consolidated financial statements
                         e-NET FINANCIAL.COM CORPORATION
                      Consolidated Statements of Cash Flows

                                                                                                         For the Period
                                                                 For the                                  From March 13,
                                                                Ten Months            For the Year       1998 (Inception)
                                                                  Ended                   Ended              through
                                                              April 30, 2000          June 30, 1999       June 30, 1998
                                                            -----------------       ---------------      ----------------
Cash flows from operating activities:
   Net loss                                                 $     (1,796,899)       $      (60,269)      $        (3,570)
   Adjustments to reconcile net loss to net cash
      provided by (used in) operating activities:
   Depreciation and amortization                                     132,440                 2,225                     -
   Provision for doubtful accounts                                    12,699                     -                     -
   Compensation on conversion of B Preferred                       1,000,000                     -                     -
   Changes in operating assets and liabilities, net
       of acquisitions:
     Increase in accounts receivable                                 (99,351)             (128,325)                    -
     Increase in other current assets                                 (2,946)               (8,525)                    -
     Increase in accounts payable                                    131,789                23,517                     -
     Increase in accrued registration and
       acquisition fees                                              100,000                     -                     -
     Increase (decrease) in other accrued expenses                  (179,234)              143,839                     -
     Increase (decrease) in other current liabilities                   (746)                  746                     -
                                                            -----------------       ---------------      ---------------

   Net cash used in operating activities                            (702,248)              (26,792)               (3,570)
                                                            -----------------       ---------------      ---------------

Cash flows from investing activities:
   Increase in other assets                                           (1,845)                 (572)                    -
   Issuance (repayment) of note
       receivable to related party                                    39,400              (100,000)                    -
   Purchase of property and equipment                                (19,786)              (18,749)                    -
   Purchase of companies, net of cash acquired                       147,970                     -                     -
   Recapitalization of e-Net, net of cash acquired                    12,449                     -                     -
                                                            -----------------       ---------------      ---------------

   Net cash provided by (used in) investing activities
                                                                     178,188              (119,321)                    -
                                                            ----------------        ---------------      ---------------

Cash flows from financing activities:
   Proceeds from notes payable to related parties                    459,326               240,000               130,000
   Payments on notes payable to related parties                   (1,530,000)              (80,000)              (35,000)
   Proceeds from sale of C Preferred                               1,775,000                     -                     -
                                                            ----------------        ---------------      ---------------

   Net cash provided by financing activities                         704,326               160,000                95,000
                                                            ----------------        ---------------      ---------------

Net increase in cash                                                 180,266                13,887                91,430
Cash at beginning of period                                          105,317                91,430                     -
                                                            ----------------        ---------------      ---------------

Cash at end of period                                      $         285,583        $      105,317       $        91,430
                                                            ================        ===============      ===============

        See accompanying notes to these consolidated financial statements
                         e-NET FINANCIAL.COM CORPORATION
                     Consolidated Statements of Cash Flows
                                  (continued)

                                                                                                         For the Period
                                                                 For the                                 From March 13,
                                                                Ten Months          For the Year        1998 (Inception)
                                                                  Ended                 Ended               through
                                                            April 30, 2000          June 30, 1999        June 30, 1998
                                                            -----------------      ---------------      ----------------
Cash paid for interest and income taxes was not significant during the periods presented.

 Supplemental disclosure of non-cash financing
   and investing activities:
  B Preferred and common stock issued for
   acquisition of Titus                                     $       1,600,000      $             -      $              -
                                                            =================      ===============      ================
  Common stock issued for acquisition of
   LoanNet
                                                            $       2,305,625      $             -      $              -
                                                            =================      ===============      ================
  Common stock issued for acquisition of
   ExpiDoc
                                                            $         196,510      $             -      $              -
                                                            =================      ===============      ================
  Dividend deemed distributed resulting from
   issuance of note payable                                 $       4,000,000      $             -      $              -
                                                            =================      ===============      ================
  Value of C Preferred beneficial conversion
   feature                                                  $         281,362      $             -      $              -
                                                            =================      ===============      ================
  Value of warrants issued with issuance of C
   Preferred                                                $         352,941      $             -      $              -
                                                            =================      ===============      ================
  Issuance of common stock for conversion of B
   Preferred                                                $       1,000,000      $             -      $              -
                                                            =================      ===============      ================
  Capital contributed in satisfaction of debt               $         419,356      $             -      $              -
                                                            =================      ===============      ================

LoanNet Acquisition, Net of Cash Acquired:
  Working capital deficit, other than cash
   acquired                                                 $         (55,776)                   -                     -
  Property and equipment                                               84,089                    -                     -
  Preferred stock not acquired                                       (100,000)                   -                     -
  Purchase price in excess of the net assets acquired
                                                                    2,226,873                    -                     -
  Capital Stock issued in acquisition                              (2,305,625)                   -                     -
                                                            -----------------      ---------------      ----------------

  Net cash obtained in acquisition of LoanNet               $        (150,439)     $             -      $              -
                                                            =================      ===============      ================

ExpiDoc Acquisition, Net of Cash Used:
  Working capital deficit, other than cash acquired         $         (11,317)                   -                     -
  Purchase price in excess of the net assets acquired                 210,296                    -                     -
  Capital stock issued in acquisition                                (196,510)                   -                     -
                                                            -----------------      ---------------      ----------------

  Net cash used to acquire ExpiDoc                          $           2,469      $             -      $              -
                                                            =================      ===============      ================

        See accompanying notes to these consolidated financial statements
                         e-NET FINANCIAL.COM CORPORATION
                      Consolidated Statements of Cash Flows
                                  (continued)

                                                                                                         For the Period
                                                                 For the                                 From March 13,
                                                                Ten Months          For the Year        1998 (Inception)
                                                                  Ended                 Ended               through
                                                             April 30, 2000         June 30, 1999        June 30, 1998
                                                            -----------------      ---------------      ----------------
Titus Acquisition, Net of Cash Acquired
  Purchase price in excess of the net assets acquired       $       1,600,000       $             -      $              -
  Capital stock issued in acquisition                              (1,600,000)                    -                     -
                                                            -----------------      ----------------     -----------------
                                                            $               -       $             -      $              -
                                                            =================      ================     =================

       See accompanying notes to these consolidated financial statements
                         e-NET FINANCIAL.COM CORPORATION
                   Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------
NOTE 1 - GENERAL

E-net Financial.Com Corporation ("e-Net"), a Nevada corporation, was originally incorporated on August 18, 1988, under the name of Solutions, Inc. Subsequently, its name was changed to Suarro Communications, Inc. on August 16, 1996, to e-Net Corporation on February 12, 1999, and to e-Net Financial.Com Corporation on February 2, 2000. Since inception, e-Net has had insignificant operations.

Effective March 1, 1999, e-Net, e-Net Mortgage Corporation ("e-Net Mortgage") and City Pacific International, Inc. ("City Pacific") merged under a Plan of Reorganization. E-Net Mortgage, a Nevada corporation, formally known as the Hospitality Group, Inc., was formed on November 20, 1996, to engage in the business of providing retail and wholesale mortgage products and service. However, such operations did not commence. City Pacific, a Nevada corporation, was formed on July 10, 1997, to provide telecommunications products and services for commercial and residential customers, directly or through joint ventures with strategic partners. City Pacific did not achieve material operations.

On December 21, 1999, e-Net completed its acquisition of VPN.COM JV Partners, a Nevada Joint Venture. VPN.COM JV Partners provides comprehensive broadband networks and connectivity. These networks facilitate customized telephone, video teleconferencing, Internet access, and data transfer. City Pacific changed its name to VPNCOM.NET, Inc. on December 23, 1999. E-Net sold VPNCOM.NET, Inc. on March 1, 2000, at a gain of approximately $1.8 million, since this business did not meet its business focus. The gain on the sale, and the historical results of the discontinued operations of VPNCOM.NET, Inc., have been excluded from the historical consolidated financial statements of e-Net due to the change in reporting entity in connection with acquisitions of new businesses as discussed below.

Through a series of acquisitions of new businesses, the new management team delivers, through the Internet and through other means, mortgage loan brokerage and notary public services. E-Net acquired companies with the intent to fund and manage their business growth. On January 20, 2000, e-Net entered into, and announced, a letter of intent to acquire all the issued and outstanding common stock of American Residential Mortgage, Inc. ("AMRES") from EMB Corporation ("EMB"). Management believed the transaction was probable of being completed at the date of the announcement. Additionally, e-Net acquired Titus Real Estate, Inc., ("Titus"), LoanNet Mortgage, Inc. ("LoanNet") and Expidoc.com, Inc. ("Expidoc"), with the expectation that the AMRES acquisition would close in a reasonable time period.

On April 12, 2000, e-Net acquired AMRES from EMB for 7,500,000 shares of common stock, representing approximately 40% of the outstanding voting stock of e-Net and a $4,000,000 note payable. AMRES is a Nevada corporation organized on March 13, 1998, for the purpose of originating and selling HUD-insured mortgages and conventional loans. E-Net, prior to a series of acquisitions in February and March 2000, was considered a blank-check company with limited operating history, and, accordingly, AMRES is considered the acquiror for financial reporting purposes. As such, the acquisition has been accounted for as a recapitalization of AMRES; therefore, the accompanying consolidated financial statements reflect the historical assets and liabilities and the related historical operations of AMRES, in a manner similar to a pooling of interests, for all periods presented.

                        e-NET FINANCIAL.COM CORPORATION
                   Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------
NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of e-Net and its wholly-owned subsidiaries, collectively, the "Company." All significant intercompany transactions and balances have been eliminated in consolidation.

SIGNIFICANT ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company requires financing to meet its cash requirements. Management is seeking one or more initial private placement under Regulation D of the Securities Act of 1933 totaling $3.0 million to repay its current obligations and $1.5 million to provide working capital for operations. There are no assurances the Company will obtain financing on terms acceptable to management. No adjustments have been made to the carrying value of assets or liabilities as a result of this uncertainty.

FISCAL YEAR END

The Company has elected an April 30 fiscal year for financial and income tax reporting purposes.

STOCK SPLIT

During November 1999, outstanding shares of common stock were split two-for-one. All share and per share amounts have been retroactively restated for all periods presented.

CASH AND CASH EQUIVALENTS

The Company considers all liquid investments with a remaining maturity of three months or less to be cash equivalents. Balances in bank accounts may, from time to time, exceed federally insured limits.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from three to seven years. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

                        e-NET FINANCIAL.COM CORPORATION
                   Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------
GOODWILL

Goodwill represents the excess of purchase price over the fair value of the net assets of acquired businesses. Goodwill is amortized on a straight-line basis over the expected periods to be benefited. Management estimated the periods to be benefited at seven to ten years. During the 10-months ended April 30, 2000, amortization of goodwill amounted to $122,749.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company follows the provisions of SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of." Long-lived assets, including goodwill, of the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates quarterly the recoverability of its long-lived assets based on estimated future cash flows from and the estimated liquidation value of such long-lived assets, and provides for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived asset. The amount of impairment, if any, is measured based on fair value or discounted cash flows, and is charged to operations in the period in which such impairment is determined by management.

INCOME TAXES

The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes," whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between bases used for financial reporting and income tax reporting purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

REVENUE RECOGNITION

Notary services related revenue is recognized when the services are performed. Loan origination fees are recognized when the corresponding loan has been closed and funded.

REGISTRATION COSTS

Direct costs to register restricted common shares (the "Registration") are accrued at the time the shares are issued. At April 30, 2000, the Company accrued $125,000 for estimated legal, accounting, and filing fees directly related to the Registration. The Company charged operations approximately $100,000 relating to the costs of registering the 7,500,000 shares of its common stock issued to acquire AMRES, since the acquisition of AMRES was accounted at historical bases in a manner similar to a pooling of interest.

STOCK-BASED COMPENSATION

SFAS No. 123, "Accounting for Stock-Based Compensation," defines a fair value based method of accounting for stock-based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting method of APB No. 25 must make
                        e-NET FINANCIAL.COM CORPORATION
                   Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------
pro forma disclosures of net income (loss) and earnings (loss) per share, as if the fair value method of accounting defined in SFAS 123 had been applied. The Company continues to account for stock-based compensation under APB No. 25.

LOSS PER COMMON SHARE

The Company presents basic earnings per share ("EPS") and diluted EPS on the face of all statements of operations. Basic EPS is computed as net income (loss) divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants, and other convertible securities. Due to the net losses incurred during the ten months ended April 30, 2000, the year ended June 30, 1999, and the period from Inception to June 30, 1998, all common stock equivalents outstanding were considered anti-dilutive and were excluded from the calculations of diluted net loss per share.

Anti-dilutive securities at April 30, 2000, which could be dilutive in future periods, include the C Preferred, warrants, and options convertible into approximately 763,774 shares of common stock. The incremental shares not included in the weighted average shares outstanding for dilutive EPS in 2000, are 202,349 shares.

REPORTING COMPREHENSIVE INCOME

SFAS No. 130, "Reporting Comprehensive Income" establishes standards for reporting the components of comprehensive income and requires that all items that are required to be recognized under accounting standards as components of comprehensive income be included in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income includes net income (loss), as well as certain non-shareholder items that are reported directly within a separate component of stockholders' equity and bypass net income (loss). The Company adopted the provisions of this statement during fiscal 1999, with no impact on the accompanying consolidated financial statements.

DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION

SFAS No. 131, "Disclosures of an Enterprise and Related Information" requires disclosures of financial and descriptive information about an enterprise's operating segments in annual and interim financial reports issued to stockholders. The statement defines an operating segment as a component of an enterprise that engages in business activities that generate revenue and incur expense, whose operating results are reviewed by the chief operating decision-maker in the determination of resource allocation performance, and for which discrete financial information is available. At April 30, 2000, the Company, by definition, had only one segment.

ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 establishes a new model for accounting for derivatives and hedging activities and supersedes and amends existing accounting standards and is effective for fiscal years beginning after June 15, 2000. SFAS 133 requires that all derivatives be recognized in the balance sheet at their fair market value, and the corresponding derivative gains or losses be either reported in the statement of operations or as a component of other comprehensive income depending on the type of hedge relationship that exists with respect to such derivative. The Company does not expect the adoption of SFAS 133 to have a material impact on its financial statements.

                        e-NET FINANCIAL.COM CORPORATION
                   Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------
NOTE 3 - ACQUISITIONS

TITUS REAL ESTATE, INC.

On February 11, 2000, e-Net acquired all the issued and outstanding capital stock of Titus in a tax-free exchange valued at $1.6 million. Titus is an entity which retains rights to manage the operations of a Real Estate Investment Trust ("REIT") that owns certain apartment complexes consisting of 121 units. Titus and AMRES have historically had common management, and such individuals are also officers and key employees of e-Net. The purchase price consisted of 300,000 shares of common stock subject to a share-cancellation amendment dated March 1, 2000, valued at $600,000 and 100,000 shares of Class B Convertible Preferred stock (the "B Preferred") with a redemption price of $1.0 million. A portion of the common shares were subject to cancellation to the extent the value of the 300,000 common shares exceeded a fair market value of $600,000, based on the average closing price of the Company's common stock five trading days prior to June 11, 2000. The holder of the B Preferred was entitled to demand redemption of such shares for $1.0 million at any time after the completion of the acquisition of AMRES. The Board of Directors had the option to deliver ten (10) shares of common stock for each share of B Preferred upon the receipt of demand from the holder of the B Preferred in lieu of payment of cash.

On April 12, 2000, the holder of the B Preferred redeemed the 100,000 shares of B Preferred for payment of $1 million. On April 20, 2000, the parties agreed to amend the original contract and satisfy the demand through the issuance of 1,000,000 shares of e-Net's common stock, subject to certain share-cancellation provisions. The amended contract dated April 20, 2000, required the holder of the 1,000,000 common shares to return a number of such shares 90 days from the amendment date (July 20, 2000) in the event the Company's common stock exceeds $2.00 per share. The shares to be returned to the Company were determined based on $2.0 million divided by the average closing bid price of the Company's common stock five (5) trading days prior to July 20, 2000, subject to a maximum number of shares to be retained of 1,000,000 shares of common stock. The average price of the Company's common stock the five trading days prior to July 20, 2000, was $1.81 per share. Since the number of shares computed exceeded 1,000,000 shares, the holder retained the entire 1,000,000 million shares. Upon the conversion of the B Preferred into common stock, the Company recorded a nonrecurring charge to the accompanying statement of operations for the incremental value of $1.0 million, based on the difference between the carrying value of the B Preferred and the fair value of the common stock of $2.0 million, since the holders are key management of the ongoing operations.

Management allocated the excess of the purchase price over the fair value of the assets acquired of $1.6 million to goodwill. New management of e-Net determined the value of the REIT management contract be included in goodwill since the estimated period to be benefited for both intangible assets is estimated to be ten (10) years due to the limited operating history of Titus.

LOANNET MORTGAGE, INC.

On February 14, 2000, the Company acquired all the issued and outstanding common stock of LoanNet, a privately held company providing mortgage loans primarily to residential customers in three states. In connection with this acquisition, the Company issued 250,000 shares of its common stock valued at $2.3 million. The acquisition was accounted for under the purchase method of accounting with the excess of cost over the fair value of the net assets acquired of $2.2 million allocated to goodwill. Goodwill is being amortized on a straight-line basis over seven years.

                        e-NET FINANCIAL.COM CORPORATION
                   Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------
EXPIDOC.COM, INC.

On March 17, 2000, the Company acquired all the issued and outstanding capital stock of ExpiDoc, a privately held company that provides notary services, for 24,000 shares of the Company's common stock valued at $196,510. The Company was required to provide working capital of $125,000 to Expidoc. The acquisition was treated under the purchase method of accounting with the excess of cost over the fair value of the net assets acquired of $210,296 allocated to goodwill. Goodwill is being amortized on a straight-line basis over seven years.

The unaudited pro forma statement of operations data for the ten months ended April 30, 2000, assuming the acquisitions of Titus, LoanNet and Expidoc occurred on July 1, 1999, are as follows:

                                                             2000
                                                          -----------

Revenues                                                  $ 4,780,305
                                                          ===========
Net loss                                                  $(3,548,792)
                                                          ===========
Basic and dilutive net loss per share                     $     (0.18)
                                                          ===========

The data for the year ended June 30, 1999, and for the period from Inception to June 30, 1998, are not shown since the pro forma effects are not significant. The above unaudited proforma amounts for 2000 are not necessarily indicative of what the actual results might have been if the acquisitions had occurred on July 1, 1999.

NOTE 4 - NOTES RECEIVABLE FROM RELATED PARTIES

As of June 30, 1999, the Company had a note receivable from EMB in the amount of $100,000, interest at 12% per annum due on June 15, 2000. This note was satisfied when EMB satisfied certain notes payable of the Company (Note 6).

As of April 30, 2000, the Company had amounts due from a related party of $41,163. The amount is for reimbursable expenses paid by the Company on behalf of the related party. Additionally, the Company charges this related party monthly for certain general expenses related to the use of the Company's office space, telephones, etc.

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of April 30, 2000, and June 30, 1999:

                                     April 30, 2000        June 30, 1999
                                   -----------------      ---------------

 Furniture and fixtures            $          97,855      $         1,406
 Equipment                                   177,741               17,343
                                   -----------------      ---------------
                                             275,596               18,749
 Less: accumulated depreciation              (34,051)              (2,225)
                                   -----------------      ---------------

                                   $         241,545      $        16,524
                                   =================      ===============
                         e-NET FINANCIAL.COM CORPORATION
                   Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------
During the ten months ended April 30, 2000, and the year ended June 30, 1999, depreciation expense totaled $31,826 and $2,225, respectively. Depreciation expense for the period from Inception to June 30, 1998, was not significant.

NOTE 6 - NOTES PAYABLE

As of June 30, 1999, the Company had a note payable outstanding to a party in the amount of $255,000 with interest at 5% per annum. During the ten months ended April 30, 2000, EMB satisfied the note payable in connection with certain assets sold by EMB. The satisfaction of this obligation by EMB is reflected as a capital contribution in the accompanying consolidated statements of stockholders' equity (deficit).

In connection with the acquisition of AMRES, the Company issued a note payable in the amount of $4,000,000. On April 12, 2000, the Company made a principal reduction of $1,595,000 on this note. The balance of this note is due on September 15, 2000, as extended, and bears interest at 10% per annum. At April 30, 2000, the balance due EMB Corporation was $2,405,000. Subsequent to April 30, 2000, the note was reduced to $1,066,022 through proceeds received from a private placement of the Company's common stock, see Note 9.

On April 13, 2000, an officer loaned the Company $300,000, due April 12, 2001, together with interest at 10% per annum. Subsequent to April 30, 2000, the note, including accrued interest, was settled with the issuance of 150,000 shares of common stock.

At April 30, 2000, the Company has two notes payable to related parties aggregating $80,235, interest at 10% per annum due on August 31, 2000. Subsequent to April 30, 2000, an aggregate of $40,118 was paid on the notes.

NOTE 7 - OTHER LIABILITIES

On February 9, 2000, LoanNet issued 400 shares of its preferred stock to an officer of LoanNet for $100,000. Such shares were not acquired by e-Net as part of the acquisition agreement on February 14, 2000, and accordingly, remain outstanding and included in other liabilities in the accompanying balance sheet at April 30,2000. This preferred stock has a non-cumulative preferred annual dividend of 8.0%, payable on a quarterly basis and before any payments of dividends of common stock. Additionally, LoanNet holds the right to redeem the preferred stock at any time for $250 per share. Upon the liquidation or dissolution of LoanNet, the holders of preferred stock are entitled to receive $250 per share, plus any accrued but unpaid dividends. There are no voting rights associated with the preferred stock.

                         e-NET FINANCIAL.COM CORPORATION
                   Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

NOTE 8 - COMMITMENTS AND CONTINGENCIES

CAPITAL LEASES

The Company acquired equipment and furniture under capital lease obligations over 24 months. The present value of future annual minimum lease payments under capital leases are as follows:

                   Years Ending
                    April 30,
                   ------------
                       2001                                    $      51,039
                       2002                                           40,365
                                                                ------------
                                                                      91,404
        Less amount representing interest                            (17,277)
                                                                ------------
                                                                      74,127
        Less current portion                                         (36,037)
                                                                ------------
        Long-term portion                                      $      38,090
                                                                ============

As of April 30, 2000, the Company had $82,732 of equipment and furniture under capital leases, at cost.

OPERATING LEASES

The Company leases its corporate office located in Costa Mesa, California under an operating lease from unrelated third parties that expires on March 31, 2002. The Company also has various equipment leases that expire at various dates ranging from one to five years. Rental expense for ten month period ended April 30, 2000, and the year ended June 30, 1999, was $186,322 and $125,660, respectively. Rent expense for the period ended June 30, 1998, was not significant.

Minimum future annual rental payments under the lease agreements with a term in excess of one year at April 30, 2000, are as follows:

                    Years Ending
                      April 30,
                    ------------
                        2001                         $        304,485
                        2002                                  315,544
                        2003                                  164,857
                        2004                                   12,913
                        2005                                      547
                                                      ---------------

                                                     $        798,346
                                                     ================
LITIGATION

The Company is subject to a limited number of claims and actions, which arise in the ordinary course of business. The litigation process is inherently uncertain, and it is possible that the resolution of the company's existing and future litigation may adversely affect the Company. Management is unaware of any matters that may have material impact on the Company's consolidated financial position, results of operations or cash flows.

                         e-NET FINANCIAL.COM CORPORATION
                   Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

EMPLOYMENT AGREEMENTS

In February 2000, the Company entered into employment agreements with six individuals. The agreements provided for a term of one year, annual base salaries ranging from $30,000 to $78,000, and are renewable automatically each year unless terminated by either party with 30-days written notice. The agreements also provided for participation in the 2000 Plan (see Note 10).

INVESTMENT BANKING AGREEMENT

On May 27, 1999, the Company entered into an agreement with an investment banker to seek debt financing through public or private offerings or debt or equity securities and in seeking merger and acquisition candidates. Per the agreement, the Company granted the investment banker options to purchase 200,000 shares of the Company's common stock at an exercise price of $0.13, expiring on May 31, 2001. Additionally, the Company was required to pay $60,000 for the initial twelve months. In addition, the agreement specified that the investment banker will receive a percentage of consideration received in a merger, acquisition, joint venture, debt or lease placement and similar transactions through May 31, 2001. In April 2000, the parties agreed to amend the agreement to eliminate the fee based on a percentage of the consideration of a transaction.

NOTE 9 - STOCKHOLDERS' EQUITY (DEFICIT)

GENERAL

In March 2000, the Company amended its Articles of Incorporation to change the authorized number of shares of its $0.001 par value common stock from 20,000,000 to 100,000,000. Additionally, the Board of Directors authorized the issuance of 1,000,000 shares of preferred stock. The preferred stock may be divided into and issued in one or more series.

CLASS B CONVERTIBLE PREFERRED STOCK

In connection with the acquisition of Titus Real Estate Inc. the Company issued 100,000 shares of B Preferred. The note was CONVERTED into 2,000,000 shares of common stock on April 20, 2000, subject to certain cancellation provisions. See
Note 3 for further discussion of the Company's B Preferred.

SERIES C CONVERTIBLE PREFERRED STOCK

In April 2000, the Company issued 20,000 shares of Series C Convertible Preferred Stock, (the "C Preferred") for $1,775,000, net of fees of $225,000 in a private placement. As additional consideration, the Company issued warrants to purchase 151,351 shares of the Company's common stock at an initial exercise price of $6.73 per share. The C Preferred has a liquidation value of $2,000,000 and the holder is entitled to receive cumulative dividends at an annual rate of $7.00 per share (7% per annum), payable semi-annually. The C Preferred is convertible, at any time at the option of the holder, into shares of the Company's common stock at a price equal to the lesser of (a) $6.91 per share or
(b) 95% of the average closing bid price of the Company's common stock during the five trading days preceding the conversion after 150 days to 85% of the average closing bid price of the common stock during the five trading days immediately preceding such conversion after 240 days. The longer the C Preferred is held the greater discount on conversion into common stock. In the event the holders of C Preferred have not elected to convert at the time of mandatory conversion, the C Preferred will convert at an amount equal to 85% of the purchase price of the holder's C Preferred plus an amount equal to accrued and unpaid dividends, if
                         e-NET FINANCIAL.COM CORPORATION
                   Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------
any, up to and including the date fixed for redemption, whether or not earned or declared. As of April 30, 2000, no shares of C Preferred have been converted into common stock.

TRANSACTIONS EFFECTED PRIOR TO RECAPITALIZATION

The following table presents the number of shares issued by e-Net, and the related amounts of common stock and additional paid-in capital prior to its change in accounting as a result of the reverse acquisition:

                                                                      Common Stock and Additional
                                                                           Paid-in Capital
                                                                     ------------------------------
                                                                       Shares            Value
                                                                     ----------    ----------------
       Outstanding as of April 30, 1999                               9,000,000   $          49,675
       Common stock issuances:
           Private placements                                           177,900             128,600
           Satisfaction of debt                                         644,129             572,770
           Exercise of stock options                                    162,336             385,912
           Compensation                                                 525,572             827,644
           Acquisition of VPNCOM.NET                                    250,000             250,000
           Services rendered and to be rendered                         220,000             627,200
                                                                     ----------    ----------------
       Shares retained by e-Net stockholders in
           recapitalization                                          10,979,937   $       2,841,801
                                                                     ==========    ================


At various dates from September 1999 through February 2000, the Company issued a total of 177,900 shares of common stock at prices ranging from $1.00 to $3.00 per share in private placements held pursuant to Regulation D Rule 144 of the Securities Act of 1933. Total proceeds received by the Company were $128,600.

Certain officers and their affiliates of e-Net made loans to e-Net for various cash flow requirements. These loans were unsecured interest-bearing notes with interest rates ranging from 10%-12%. On October 31, 1999, and January 31, 2000, e-Net issued 150,000 and 344,129 shares of restricted common stock, respectively, at $0.69 and $1.25 per share, respectively, in satisfaction of $572,770 of these notes.

Pursuant to the 2000 Stock Compensation Program, the Company issued 162,336 shares of common stock upon the exercise of stock options by employees and non-employees at $1.00 per share.

On July 6, 1999, the Company executed stock purchase option agreements with certain individuals granting them options to purchase a total of up to 475,000 shares of restricted common stock at a price of $1.50 per share. Subsequently, on January 7, 2000, the stock purchase option agreements were terminated upon the effectiveness of a stock bonus agreement with these same individuals. Pursuant to the stock bonus agreement, the Company issued a total of 475,000 shares of common stock registered pursuant to Regulation S-8 of the Securities Exchange Act of 1933. The fair value of the shares was $1.25 per share on the date of issuance.

On November 29, 1999, the Company entered into a stock purchase agreement with an unaffiliated company whereby it issued 250,000 shares of restricted common stock at $1.00 per share in exchange for 500,000 shares of common stock of EMB held by the unaffiliated company. Subsequently, on December 21, 1999, the Company exchanged the 500,000 shares in connection with the purchase of VPN discussed further in Note 1.

                         e-NET FINANCIAL.COM CORPORATION
                   Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------
In February and March 2000, the Company issued a total of 20,000 shares of restricted common stock at prices ranging from $7.31 to $9.38 per share for certain outside services performed by three individuals. The total value of the services received was $164,685. Additionally, in connection with the Company's investment banking arrangement (see Note 8), the Company has a legal obligation to issue 200,000 shares of common stock at total value of $627,200 or $3.14 per share.

COMMON STOCK

On February 14, 2000, the Company issued 250,000 shares of restricted common stock valued at $2,305,625 or $9.22 per share in exchange for all the outstanding common stock of LoanNet in a transaction accounted for under the purchase method of accounting. See Note 3 for further discussion.

On March 17, 2000, the Company issued 24,000 shares of restricted common stock valued at $196,510 or $8.19 per share in exchange for all the outstanding common stock of ExpiDoc in a transaction accounted for under the purchase method of accounting. See Note 3 for further discussion.

In connection with the reverse acquisition of AMRES, the shares totaling 10,779,937 retained by the shareholders of e-Net are considered as issued in connection with the recapitalization in the accompanying consolidated statements of stockholders' equity (deficit).

STOCK OPTIONS

On July 6, 1999, the Company executed stock purchase option agreements with five employees and two consultants. The agreements granted the individuals options to purchase a total of up to 475,000 shares of restricted common stock at a price of $1.50 per share. No options pursuant to these agreements were exercised. On January 7, 2000, the stock purchase option agreements dated July 6, 1999, were terminated upon the effectiveness of a stock bonus agreement with these individuals. See discussion above regarding "Transactions Effected Prior to Recapitalization".

Effective December 16, 1999, the Board of Directors adopted the 2000 Stock Compensation Program (the "2000 Plan"). The 2000 Plan is composed of a Stock Bonus Plan ("Bonus Plan") and a Stock Deferral Plan ("Deferral Plan") and the maximum aggregate number of shares of common stock subject to the 2000 Plan is 1,000,000 shares. Under the Bonus Plan, shares of common stock may be granted to key employees and consultants as a bonus for performing duties essential to the growth of the Company. Under the Deferral Plan, participants may elect to defer up to one-third of their gross quarterly compensation and receive options to purchase shares of common stock at $1.00 per share. During the week after the close of the calendar quarter, participants must choose to convert the deferred amount into shares of common stock or receive cash. Eligible participants include all officers, employees, directors, consultants or advisors and independent contractors or agents of the Company or its subsidiaries. The 2000 Plan will remain in effect for five years or earlier at the discretion of the Board of Directors. During fiscal 2000, the Company granted options to purchase 162,336 shares of common stock. The options were vested and converted on the date granted. The Company recorded compensation expense for the difference between the grant price of $1.00 and the fair market value on the date of the grant.

                         e-NET FINANCIAL.COM CORPORATION
                   Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

Stock option and warrant activity during the ten months ended April 30, 2000, was as follows:


                                                                            Weighted        Weighted
                                                             Range of       Average         Average
                                                             Exercise       Exercise     Fair Value of
                                              Options         Prices         Price       Options Granted
                                          -------------   -------------    ---------     ---------------
Outstanding, June 30, 1999                           -          -              -               -
     Granted                                   788,687    $1.00 - $6.73      $2.40           $2.84
     Canceled                                 (475,000)       $1.50          $1.50             -
     Exercised                                (162,336)       $1.00          $1.00             -
                                          ------------
Outstanding, April 30, 2000                    151,351        $6.73          $6.73             -
                                          ============

The options and warrants outstanding and exercisable at April 30, 2000, expire in April 2005. No options or warrants were granted prior to June 30, 1999.

Pro forma effects of options granted to employees are not significant.

NOTE 10 - INCOME TAXES

At April 30, 2000, the Company had net operating loss carry-forwards for federal and state income tax purposes totaling approximately $1,860,000 and $930,000, respectively, which for federal reporting purposes, begin to expire in 2018 and fully expire in 2020. For state purposes, the net operating loss carry-forwards begin to expire in 2003 and fully expire in 2005. The utilization of these net operating losses may be substantially limited by the occurrence of certain events, including changes in ownership. The net deferred tax assets at April 30, 2000 and 1999, before considering the effects of the Company's valuation allowance amounted to approximately $710,000 and $25,000, respectively. The Company provided an allowance for substantially all its net deferred tax assets since they are unlikely to be realized through future operations. The valuation allowance for net deferred tax assets increased approximately $685,000 and $25,000 during the years ended April 30, 2000 and 1999, respectively. The Company's provision for income taxes differs from the benefit that would have been recorded, assuming the federal rate of 34%, due to the valuation allowance for net deferred tax assets.

NOTE 11 - RELATED PARTY TRANSACTIONS

See Notes 4, 6 and 9 for a description of related party transactions.

NOTE 12 - SUBSEQUENT EVENTS

On May 2, 2000, the Company sold 666,667 shares of common stock for $1,699,973, net of fees and commissions of $300,027 in a private placement. As additional consideration, the Company issued warrants to purchase 333,334 shares of the Company's common stock at an exercise price of $3.00 per share.

In May 2000, the Company entered into certain leases for computers and other office equipment. The leases require aggregate monthly payments of $1,781 expiring in 24 months. In addition, the Company entered into a lease for certain office space over 39 months at a rate of $2,118 per month.

                         e-NET FINANCIAL.COM CORPORATION
                   Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------
Subsequent to April 30, 2000, the Company issued 223,250 shares of common stock, valued at $464,182 to various consultants. These consultants perform general accounting and financial services, and legal and professional services. Additionally, 65,000 shares of common stock valued at $130,000 were issued to employees of the Company for services rendered.

For an additional subsequent event see Note 6.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
American Residential Funding, Inc.:

We have audited the accompanying balance sheet of American Residential Funding, Inc. (the "Company") as of April 30, 2000, and the related statement of operations, stockholder's equity, and cash flows for the ten months ended April 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Residential Funding, Inc. as of April 30, 2000, and the results of its operations, and its cash flows for the ten months ended April 30, 2000, in conformity with generally accepted accounting principles.


                              /s/ McKennon Wilson & Morgan LLP

Irvine, CA
July 21, 2000

                       AMERICAN RESIDENTIAL FUNDING, INC.

                                  BALANCE SHEET

                              AS OF APRIL 30, 2000
-------------------------------------------------------------------------------


                                     ASSETS

Current assets:
   Cash                                                                                         $          155,912
   Accounts receivable                                                                                     188,493
   Marketable securities                                                                                   843,750
   Other current assets                                                                                     11,471
                                                                                                ------------------
         Total current assets                                                                            1,199,626

Property and equipment, net                                                                                 40,634
Other assets                                                                                                 2,417
                                                                                                ------------------

                                                                                                $        1,242,677
                                                                                                ==================

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
   Accounts payable                                                                             $          157,955
   Accrued liabilities                                                                                      17,211
                                                                                                 -----------------

         Total current liabilities                                                                         175,166
                                                                                                 -----------------

Commitments and contingencies (Note 5)

Stockholder's equity:
    Class A Preferred stock, no par value; 20,000 shares
     authorized, none issued or outstanding                                                                      -
   Common stock, no par value; 5000 shares authorized,
     5000 shares issued and outstanding                                                                  2,585,356
   Unrealized loss on marketable securities                                                             (1,147,250)
   Accumulated deficit                                                                                    (370,595)
                                                                                                 -----------------
         Total stockholder's equity                                                                      1,067,511
                                                                                                 -----------------

                                                                                                $        1,242,677
                                                                                                ==================

                 See accompanying notes to financial statements

                       AMERICAN RESIDENTIAL FUNDING, INC.

                             STATEMENT OF OPERATIONS

                     FOR THE TEN MONTHS ENDED APRIL 30, 2000
------------------------------------------------------------------------------



Revenues                                         $        4,578,502

Cost of revenues                                          3,348,172
                                                  -----------------

        Gross profit                                      1,230,330

Selling, general and administrative expenses              1,528,645
                                                  -----------------

Loss from operations                                       (298,315)

Other income (expense), net                                  (8,441)
                                                  -----------------

Net loss                                         $         (306,756)
                                                  =================

                       AMERICAN RESIDENTIAL FUNDING, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                     FOR THE TEN MONTHS ENDED APRIL 30, 2000
------------------------------------------------------------------------------


                                              CLASS A                                           ADDITIONAL      UNREALIZED LOSS
                                          PREFERRED STOCK               COMMON STOCK             PAID IN         ON MARKETABLE
                                        SHARES       AMOUNT        SHARES         AMOUNT         CAPITAL          SECURITIES
                                     -----------  -----------   -----------    ------------   ------------    ------------------
Balances, June 30, 1999                 12,000       $ 562,500        5,000     $         -   $         -           $ (202,500)

Cancellation of preferred stock
  agreement                            (12,000)       (562,500)           -               -             -              202,500

Capital contributed by e-Net                 -               -            -               -     2,166,000                    -

Capital contributed by EMB                   -               -            -               -       419,356                    -

Net loss and comprehensive loss
                                             -               -            -               -             -           (1,147,250)
                                      --------     -----------   ----------     -----------    ----------      ---------------

Balances, April 30, 2000                     -    $          -        5,000    $          -   $ 2,585,356     $     (1,147,250)
                                      ========     ===========   ==========     ===========    ==========      ===============




                                        ACCUMULATED       STOCKHOLDER'S
                                           DEFICIT            EQUITY
                                     -----------------  ---------------
Balances, June 30, 1999                     $(63,839)          $296,161

Cancellation of preferred stock
  agreement                                        -           (360,000)

Capital contributed by e-Net                       -          2,166,000

Capital contributed by EMB                         -            419,356

Net loss and comprehensive loss
                                            (306,756)        (1,454,006)
                                      --------------     --------------

Balances, April 30, 2000             $      (370,595)   $     1,067,511
                                      ==============     ==============

                 See accompanying notes to financial statements

                       AMERICAN RESIDENTIAL FUNDING, INC.

                             STATEMENT OF CASHFLOWS

                     FOR THE TEN MONTHS ENDED APRIL 30, 2000
-------------------------------------------------------------------------------


 Cash flows from operating activities:
    Net loss                                                                                    $      (306,756)
    Adjustments to reconcile net loss to net cash
       used in operating activities:
         Depreciation expense                                                                             9,691
         Changes in operating assets and liabilities:
           Accounts receivable                                                                          (60,168)
           Other current assets                                                                          (2,946)
           Accounts payable                                                                             134,438
           Accrued liabilities                                                                         (126,628)
           Other current liabilities                                                                       (746)
                                                                                                 --------------

    Net cash used in operating activities                                                              (353,115)
                                                                                                 --------------

 Cash flows from investing activities:
    Purchases of property and equipment                                                                 (33,801)
    Increases in other assets                                                                            (1,845)
                                                                                                 --------------

    Net cash used in investing activities                                                               (35,646)
                                                                                                 --------------

 Cash flows from financing activities:
    Capital contributions                                                                               175,000
    Proceeds from related-party borrowings                                                              264,356
                                                                                                 --------------

    Net cash provided by financing activities                                                           439,356
                                                                                                 --------------

    Net increase in cash                                                                                 50,595

    Cash at beginning of year                                                                           105,317
                                                                                                 --------------

    Cash at end of year                                                                         $       155,912
                                                                                                 ==============

    Supplemental disclosure of cash flow information -
       Cash paid during the period for interest                                                 $        10,143
                                                                                                 ==============

    Supplemental disclosure of non-cash Investing activities:

       Marketable securities contributed                                                        $     1,991,000
                                                                                                 ==============
       Cancellation of preferred stock for issuance of note payable                             $      (562,500)
                                                                                                 ==============

                 See accompanying notes to financial statements

                       AMERICAN RESIDENTIAL FUNDING, INC.

                          NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


NOTE 1 - ORGANIZATION AND HISTORY

ORGANIZATION AND NATURE OF OPERATIONS

American Residential Funding, Inc. ("AMRES") is a Nevada corporation organized on March 13, 1998 for the purpose of originating and selling HUD-insured mortgages and conventional loans. AMRES operates four branch offices in the United States, and 52 net branches to originate loans. Net branches are an origination extension of AMRES through independent real estate brokers. On April 12, 2000, the Company was acquired by e-Net Financial.Com Corporation ("e-Net") from EMB Corporation ("EMB").

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

SIGNIFICANT ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents. Balances in bank accounts may, from time to time, exceed federally insured limits.

MARKETABLE SECURITIES

The Company's short-term investments consisted solely of marketable equity securities, which were classified as "available-for-sale" based on managements' intent to continue to exchange the equity securities for other assets. Accordingly, such investments are presented as current assets and are carried at their estimated fair values in the accompanying financial statements. Unrealized gains and losses are excluded from net income (loss) and reported as a separate component of shareholders' equity, net of related deferred taxes and as a component of comprehensive income. When management determines that investments are impaired, they record a provision for loss to operations. At April 30, 2000, management did not believe these securities were permanently impaired.

REVENUE RECOGNITION

Loan origination fees are recognized when the corresponding loan has been closed and funded.

                       AMERICAN RESIDENTIAL FUNDING, INC.

-------------------------------------------------------------------------------


PROPERTY AND EQUIPMENT

Property and equipment is stated at cost, and depreciation is computed using the straight-line method over the following estimated useful lives:

Equipment                                     Three to seven years
Furniture and fixtures                        Five to seven years

Maintenance and repairs are charged to operations as incurred, and major improvements are capitalized. Upon retirement, sale, or other disposition, the related cost and accumulated depreciation are eliminated from the respective accounts and any gain or loss on disposition is reflected in operations.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company accounts for impairment of long-lived assets under the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of." This statement requires that long-lived assets and goodwill be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

INCOME TAXES

The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes," whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between bases used for financial reporting and income tax reporting purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

COMPREHENSIVE INCOME

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for reporting the components of comprehensive income and requires that all items that are required to be recognized under accounting standards, as components of comprehensive income be included in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income includes net income, as well as certain non-shareholder items that are reported directly within a separate component of stockholders' equity and bypass net income. The Company's only component of comprehensive income was unrealized losses on marketable securities.

                       AMERICAN RESIDENTIAL FUNDING, INC.

-------------------------------------------------------------------------------

ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 establishes a new model for accounting for derivatives and hedging activities and supersedes and amends existing accounting standards and is effective for fiscal years beginning after June 15, 2000. SFAS 133 requires that all derivatives be recognized in the balance sheet at their fair market value, and the corresponding derivative gains or losses be either reported in the statement of operations or as a component of other comprehensive income depending on the type of hedge relationship that exists with respect to such derivative. The Company does not expect the adoption of SFAS 133 to have a material impact on its financial statements.

CHANGE OF FISCAL YEAR

Effective with the period ended April 30, 2000, the stockholders of the Company approved the change of the fiscal year to an April 30 fiscal year end. Therefore, the period ended April 30, 2000 represents a ten-month period.

NOTE 3 - MARKETABLE SECURITIES

On April 20, 2000, the Company received 250,000 shares of e-Net common stock transferred from e-Net. The Company recorded the transfer at e-Net's cost of $1,991,000. Subsequently, at April 30, 2000, the securities experienced a decline in value to $843,750 for which the Company has recorded an unrealized loss of $1,147,250 included in the accompanying statement of stockholders' equity as a separate component of comprehensive loss for the ten months ended April 30, 2000.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of April 30, 2000:

                Computers and equipment               $            51,145
                Furniture and fixtures                              1,405
                                                       ------------------
                                                                   52,550

                Less accumulated depreciation                     (11,916)
                                                       ------------------

                                                      $            40,634
                                                       ==================

NOTE 5 - COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company leases its office facilities located in Costa Mesa, Long Beach, Menifee, and Palmdale on a month-to-month basis. Rental expense for the ten months ended April 30, 2000, was $160,284.

                       AMERICAN RESIDENTIAL FUNDING, INC.

-------------------------------------------------------------------------------


Minimum future annual rental payments under the lease agreements are summarized as follows:

              Years Ending
                APRIL 30
              ------------
                  2001                                     $      25,410
                  2002                                            25,410
                  2003                                            25,410
                  2004                                             6,353
                                                            ------------

                                                           $      82,583
                                                            ============

Subsequent to April 30, 2000 the Company entered into a lease at the Riverside location. The lease requires monthly payments of $2,118 and expires August 2003. Such amounts are included in the table above.

LITIGATION

The Company is subject to a limited number of claims and actions which arise in the ordinary course of business. The litigation process is inherently uncertain, and it is possible that the resolution of the Company's existing and future litigation may adversely affect the Company. Management is unaware of any matters that may have material impact on the Company's financial position, results of operations or cash flows.

NOTE 6 - STOCKHOLDERS' EQUITY

CLASS A PREFERRED STOCK

The Company has 20,000 shares of Class A Preferred Stock authorized. The preferred stock is non-redeemable with no par value and accrues interest at 5%. There are no voting rights associated with the preferred stock.

On June 15, 1999, the Company entered into a stock purchase agreement with an affiliate pursuant to which the Company issued 12,000 shares of its Class A Preferred Stock in exchange for 100,000 shares of common stock of e-Net. The value of the shares received by the Company was $562,500 or $5.63 per share based on the closing market price as of the date of the transaction including a discount of 10% due to the trading restrictions imposed. As of June 30, 1999, the e-Net common stock experienced a decline in value to $360,000. The Company recorded an unrealized loss on the equity securities of $202,500 included in comprehensive income in the statement of stockholders' equity as of June 30, 1999. On September 15, 1999, the stock purchase agreement dated June 15, 1999 was mutually rescinded with each party returning the respective share certificates received.

On September 15, 1999, the Company entered into a stock purchase agreement with an affiliate pursuant to which the Company issued 12,000 shares of its Class A Preferred Stock in exchange for 845,100 shares of common stock of EMB. The value of the shares received by the Company was $600,000 based on the closing market price as of the date of the transaction. This stock purchase agreement was mutually rescinded with each party returning the respective share certificates received during the ten months ended April 30, 2000. As of April 30, 2000, the Company had no Class A Preferred Stock outstanding.

                       AMERICAN RESIDENTIAL FUNDING, INC.

-------------------------------------------------------------------------------


COMMON STOCK

In accordance with its Articles of Incorporation, the Company has 5,000 shares of common stock authorized, issued and outstanding, which are owned by e-Net (Note 1).

On August 13, 1999, the Company's former parent EMB issued 25,000 shares of its restricted common stock in satisfaction of $21,500 in debt owed by the Company to an unrelated individual. The satisfaction of this obligation by EMB is reflected as a capital contribution. On February 22, 2000, the Company's former parent EMB satisfied certain notes payable together with interest totaling $397,856 due by the Company to a related party, in connection with certain assets sold by EMB. The satisfaction of this obligation by EMB is reflected as a capital contribution. The aggregate satisfaction of debt satisfied by EMB totaling $419,356 is reflected as capital contributions in the accompanying statement of stockholder's equity.

On April 20, 2000, subsequent to the acquisition of the Company by e-Net, the Company received a capital contribution of $175,000 from e-Net as reflected in the statement of stockholders' equity during the ten months ended April 30, 2000.

NOTE 7 - INCOME TAXES

At April 30, 2000, the Company had net operating loss carry-forwards for federal and state income tax purposes totaling approximately $370,000 and $185,000, respectively, which for federal reporting purposes, begin to expire in 2018 and fully expire in 2020. For state purposes, the net operating loss carry-forwards begin to expire in 2003 and fully expire in 2005. The utilization of these net-operating losses may by substantially limited by he occurrence of certain events, including changes in ownerships. The net deferred tax assets at April 30, 2000, before considering the effects of the Company's valuation allowance amounted to approximately $142,000 million. The Company provided an allowance for substantially all its net deferred tax assets since they are unlikely to be realized through future operations. The valuation allowance for net deferred tax assets increased approximately $119,000 during the ten months ended April 30, 2000. The Company's provision for income taxes differs from the benefit that would have been recorded, assuming the federal rate of 34%, due to the valuation allowance for net deferred tax assets.

NOTE 8 - RELATED PARTY TRANSACTIONS

See Notes 3 and 6 for related party transactions with e-Net whose president is also the president of the Company.

                 INDEPENDENT AUDITORS REPORT DATED JUNE 30, 1998

                          Independent Auditors' Report

                          ----------------------------

Board of Directors
AMERICAN RESIDENTIAL FUNDING, INC.

We have audited the accompanying balance sheet of American Residential Funding, Inc. as of June 30, 1998, and the related income statement and statement of cash flows for the five months then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards and Government Auditing Standards issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Residential Funding, Inc. as of June 30, 1998, and the results of its operations and its cash flows for the five months then ended in conformity with generally accepted accounting principles.

In accordance with Government Auditing Standards and the Consolidated Audit Guide for Audits of HUD Programs issued by the U.S. Department of Housing and Urban Development, we have also issued a report dated July 1, 1998, on our consideration of American Residential Inc.'s internal control structure, and report dated July 1, 1998, on its compliance with specific requirements applicable to major HUD programs, specific requirements applicable to Affirmative Fair Housing, and specific requirements applicable to nonmajor HUD program transactions.

                                  /s/ Hukriede, Walsh & Associates
                                  Hukriede, Walsh & Associates, CPAs

July 1, 1998
Westminster, California

                       AMERICAN RESIDENTIAL FUNDING, INC.
                                  BALANCE SHEET
                               AS OF JUNE 30, 1998

ASSETS
------

Current Assets:
--------------
     Cash and Cash Equivalents                                   $    130,000
                                                                 ------------
                              Total Current Assets                    130,000

Other Assets:
------------
     Organization Costs                                                 2,285
                                                                 ------------
                              Total Assets                       $    132,285
                                                                 ============



LIABILITIES AND EQUITY
----------------------

Stockholder's Equity:
--------------------
Common Stock no par value:
     25,000 shares authorized, 5,000 issued and outstanding      $    130,000
Additional Paid-In Capital                                              2,285
                                                                 ------------
                              Total Stockholder's Equity              132,285


                                                                 ------------

                              Total Liabilities & Equity         $    132,285
                                                                 ============

          The accompanying notes are integral parts of this statement.

                       AMERICAN RESIDENTIAL FUNDING, INC.
                                INCOME STATEMENT
                    FOR THE ELEVEN MONTHS ENDED JUNE 30, 1998


REVENUES:
--------
                                                            -----------
                              Total Revenue                 $         0
                                                            -----------

EXPENSES
--------
                                                            -----------
                              Total Expenses                $         0
                                                            -----------

                                                            -----------
NET INCOME                                                  $         0
----------                                                  ===========

        The accompanying notes are integral parts of this statement.

                       AMERICAN RESIDENTIAL FUNDING, INC.
                             STATEMENT OF CASH FLOWS
                    FOR THE ELEVEN MONTHS ENDED JUNE 30, 1998


Cash Flows from Operating Activities:
------------------------------------

     Net Income                                                                 $         0
     Adjustments to Reconcile Net Income to Net Cash
     Decrease (Increase) in Assets:
          Organization Costs                                                         (2,285)
     (Decrease) Increase in Liabilities:
                                                                                -----------
                    Cash Provided by Operations                                 $    (2,285)
                                                                                -----------

Cash Flows Used By Investing Activities:

                    Cash Flows Used by Investing Activities                     $         0
                                                                                -----------

Cash Flows Used By Financing Activities:
---------------------------------------
     Capital Contributions                                                          132,285
                                                                                -----------
                    Cash Flows Provided from Financing Activities               $   132,285

                                                                                -----------
Net Increase in Cash                                                            $   130,000
Cash at Beginning of Year                                                                 0

                                                                                -----------

Cash at End of Year                                                             $   130,000
                                                                                ===========



        The accompanying notes are integral parts of this statement.

                       AMERICAN RESIDENTIAL FUNDING, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                  JUNE 30, 1998

ORGANIZATION
------------
The Corporation was incorporated in the State of Nevada on March 13, 1998, under the name American Residential Funding Inc. The company will be principally engaged as a mortgage broker in the real estate industry. As of this date, there has been no revenue generating activity in the company's principal line of business.

ACCOUNTING POLICIES
-------------------
Income and expenses will be reported on a accrual basis, which means that income is recognized as it is earned and expenses are recognized as they are incurred whether or not cash is received or paid out at that time. In concurrence with industry practice, loan fees and commissions are recognized when the related loans are funded by the primary lenders.

CASH AND INVESTMENTS
--------------------
For purposes of reporting cash flows, cash and cash equivalents include debt and equity instruments purchased with a maturity of three months or less.

             INDEPENDENT AUDITORS REPORT DATED JUNE 30, 1999


                      Report of Independent Accountants

Board of Directors
American Residential Funding, Inc.

We have audited the accompanying balance sheet of American Residential Funding, Inc. as of June 30, 1999, and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards and Government Auditing Standards issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of American Residential Funding, Inc. as of June 30, 1999, and the results of its operations, changes in stockholders' equity, and cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supporting information included in the report (shown on pages 10 through 15) are presented for the purposes of additional analysis and are not a required part of the basic financial statements of American Residential Funding, Inc. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

In accordance with Government Auditing Standards and the Consolidated Audit Guide for Audits of HUD Programs issued by the U.S. Department of Housing and Urban Development, we have also issued a reports dated September 7,

1999, on our consideration of American Residential Funding, Inc. internal control structure, its compliance with specific requirements applicable to major HUD programs and non-major HUD program transactions.

                                              /s/ Hukriede, Walsh & Associates
                                              Hukriede, Walsh & Associates, CPAs

September 7, 1999
Westminster, California

                       American Residential Funding, Inc.
                                  Balance Sheet
                                  June 30, 1999

                                     ASSETS

Current Assets

     Cash                                              $    105,317
     Commissions Receivable                                 128,325
     Advances to Employees                                    8,525
     Investments                                            600,000
     Notes Receivable                                       100,000
                                                       ------------

          Total Current Assets                              942,168
                                                       ------------

Property and Equipment

     Computers and Equipment                                 17,343
     Office Furniture & Fixtures                              1,405
     Accumulated Depreciation                                (2,225)
     Organization Costs                                      31,070
     Accumulated Amortization                                (3,006)
                                                       ------------

          Total Property and Equipment                       44,588
                                                       ------------

Other Assets

     Deposits                                                   572
     Investments                                             40,000
                                                       ------------

          Total Other Assets                                 40,572
                                                       ------------

               Total Assets                            $  1,027,327
                                                       ============


The accompanying report and notes are an integral part of this financial statement.

                       American Residential Funding, Inc.
                                  Balance Sheet
                                  June 30, 1999


                      LIABILITIES AND SHAREHOLDERS' EQUITY

                         LIABILITIES

Current Liabilities
     Commissions Payable                                    $    95,794
     Accounts Payable                                            25,517
     Accrued Expenses Payable                                    28,745
     Contracts Payable                                           18,500
     Taxes Payable                                                  800
                                                            -----------

          Total Current Liabilities                             167,356
                                                            -----------

Long-Term Liabilities
     Deferred Taxes Payable                                         746
     Notes Payable                                              150,000
                                                            -----------

          Total Long-Term Liabilities                           150,746
                                                            -----------

               Total Liabilities                                318,102
                                                            -----------

                    SHAREHOLDERS' EQUITY

Shareholders' Equity
     Common Stock                                               105,000
     Preferred Stock                                            600,000
     Retained Earnings                                            4,225
                                                            -----------

               Total Shareholders' Equity                       709,225
                                                            -----------

               Total Liabilities and Shareholders' Equity   $ 1,027,327
                                                            ===========

The accompanying report and notes are an integral part of this financial statement.

                      American Residential Funding, Inc.
                       Statement of Stockholders' Equity
                       For the Year Ended June 30, 1999



                                   Common Stock       Preferred       Additional       Retained           Total
                                                        Stock        Paid-in-Capital   Earnings
Balance, July 1, 1998            $    130,000         $       0         $ 2,285        $      0          $  132,285
Preferred Stock issued                      0           600,000               0               0             600,000
Stock shares redeemed                 (25,000)                0          (2,285)              0             (27,285)
Net income(loss)                            0                 0               0           4,225               4,225
Balance, June 30, 1999           $    105,000         $ 600,000               0        $  4,225          $  709,225


   The accompanying report and notes are an integral part of this financial statements

                       American Residential Funding, Inc.
                                Income Statement
                       For the Periods Ended June 30, 1999

REVENUES                                                        $    3,547,933
                                                                --------------


EXPENSES

     Advertising and Marketing                                          20,819
     Amortization and Depreciation                                       5,231
     Automobile and Travel                                              15,688
     Commissions and Fees                                            2,304,227
     Consulting and Contractors                                         58,339
     Credit Reports                                                     22,556
     Directors Fees                                                      2,750
     Dues and Subscriptions                                             12,893
     Equipment                                                          16,331
     Insurance                                                          40,881
     Interest                                                            3,088
     Miscellaneous                                                       7,100
     Office Supplies                                                    44,973
     Officer Compensation                                              131,100
     Postage and Delivery                                               14,068
     Professional Development                                           11,113
     Professional Fees                                                  50,475
     Rent                                                              125,660
     Repairs and Maintenance                                            11,719
     Salaries and Benefits                                             536,351
     Taxes and Licenses                                                  3,319
     Telephone                                                          62,392
     Travel and Entertainment                                            9,068
     Utilities                                                          10,925
     Gain (Loss) on Acquisitions                                        20,294
                                                                --------------
          Total Expenses                                             3,541,361

NET INCOME BEFORE TAXES                                                  6,571

     Provision for Income Taxes                                          2,346

NET INCOME                                                      $        4,225
                                                                ==============

The accompanying report and notes are an integral part of this financial statement.

                       American Residential Funding, Inc.
                             Statement of Cash Flows
                        For the Year Ended June 30, 1999


CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                                           $   4,225
   Adjustments to reconcile net income (loss)
      to net cash provided by (used in) operating activities:
   Depreciation                                                                    2,225
   Amortization                                                                    3,006
   Changes in assets and liabilities:
    (Increase) decrease in trade receivables                                    (136,850)
    (Increase) decrease in deposits                                                 (572)
    Increase (decrease) in accounts payable and accrued expense                  166,556
    Increase (decrease) in deferred taxes payable                                    746
    Increase (decrease) in income taxes payable                                      800
                                                                               ---------
      Net cash provided by (used in) operating activities                         40,136
                                                                               ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Investments                                                                    (40,000)
  Notes Receivable                                                              (100,000)
  Organization Costs                                                             (28,785)
  Purchase of property and equipment                                             (18,748)
                                                                               ---------
      Net cash provided by (used in) investing activities                       (187,533)
                                                                               ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from long-term borrowings                                             150,000
  Redemption of common stock                                                     (27,285)
                                                                               ---------
      Net cash provided by (used in) financing activities                        122,715
                                                                               ---------

Net increase (decrease) in cash and cash equivalents                             (24,683)
Cash balance - beginning of period                                               130,000
                                                                               ---------
Cash balance - end of period                                                   $ 105,317
                                                                               =========


The accompanying report and notes are an integral part of this financial statements

                       AMERICAN RESIDENTIAL FUNDING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1999

ORGANIZATION

American Residential Funding, Inc. is a Nevada corporation organized March 13, 1998. The Company is a HUD-approved Title I and Title II loan correspondent, licensed by the Department of Real Estate. American Residential Funding, Inc. originates and sells HUD-insured mortgages and conventional loans. These loans are sold to financial institutions or other entities who securitize loans for investments.

ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The financial statements of the Company are prepared using the accrual basis of accounting whereas revenues are recognized when earned and expenses are recognized when incurred. This basis of accounting conforms to generally accepted accounting principles.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

INVESTMENTS

The Corporation has purchased 100,000 shares common stock of a publicly traded company which are classified as available-for-sale equity securities reported in accordance with FASB 115. Investment shares are held by a Trustee and have been irrevocably assigned to American Residential Funding, Inc.. The investment is reported at the lower of cost or market. The fair market value, $600,000, is based on quoted market prices as of June 30, 1999. The stock is restricted under the Securities and Exchange Commission Ruling 144.

American Residential Funding, Inc. has invested $40,000 in a related company, reported at cost.

                       AMERICAN RESIDENTIAL FUNDING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1999

NOTES RECEIVABLE

As of June 30, 1999, the Company holds a 12 month unsecured note receivable from a related company in the amount of $100,000 bearing 12% interest, principal and interest due June 15, 2000.

AMORTIZATION AND DEPRECIATION

Fixed assets are recorded at cost. Depreciation expense is computed under the straight line method over the useful lives of the assets. Organization costs are amortized under the straight line method over five years.

CONTRACTS PAYABLE

The Company has entered into a acquisition agreement with another company providing for the purchase of the sebsequent income generated, assets and obligations of an existing mortgage originating organization with monthly payments due of $2,750 through November 15, 1999.

NOTES PAYABLE

American Residential Funding, Inc. holds a $150,000 note payable to a related company bearing 5% interest, principal and interest payable April 1, 2005.


STOCKHOLDERS' EQUITY

The components of stockholders' equity are as follows:

Preferred Stock consists of Class A shares of non-redeemable preferred stock at no par value, 5% interest, cumulative. There are 20,000 shares authorized; 12,000 shares are issued and outstanding. Class A Preferred shares are convertible to common stock.

The Corporation has authorized 5,000 shares of no par common stock, with 5,000 shares issued and 4,038 shares outstanding. During fiscal year end June 30, 1999, the company redeemed 962 shares at cost.

                       AMERICAN RESIDENTIAL FUNDING, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1999

TREASURY STOCK
--------------

The Company has purchased, in the current fiscal year ended, 962 shares of American Residential Funding, Inc. common stock, at a total cost of $27,285.

INCOME TAXES
------------

The Company uses different depreciation methods for financial reporting of fixed assets than for income tax reporting. These timing differences results in a tax deferral for the year ended June 30, 1999. The Company has accrued a minimum franchise tax expense of $800 to the State of California and has accrued a deferred federal tax liability of $746 for the fiscal year end June 30, 1999.

COMMITMENTS AND CONTINGENCIES
-----------------------------

The Company has entered into various employment agreements with management individuals. The agreements require the Company to pay these parties (in aggregate) $120,000 per year over a period of three years, various other incentives, stock options and other commission arrangements based upon performance.

LEASE OBLIGATIONS
-----------------

The Company has entered into noncancelable operating lease agreements and real estate lease agreements. The following is a schedule of future minimum rental payments required under the leases as of June 30, 1999.

     Period Ended June 30                              Amount
     --------------------                              ------

            2000                                      $20,506
            2001                                        8,184
            2002                                        8,184
            2003                                        2,046
                                                      -------
            Total                                     $38,920
                                                       ======

                       AMERICAN RESIDENTIAL FUNDING, INC.

                                  BALANCE SHEET

                              AS OF MARCH 31, 2000
                                   (UNAUDITED)

                                     ASSETS

Current assets:
   Cash                                                     $      50,374
   Receivables                                                    191,281
   Marketable securities                                          600,000
   Other current assets                                            59,349
   Notes receivable from related party                             54,000
                                                            -------------
         Total current assets                                     955,004

Property and equipment, net                                       105,385
Other assets                                                       40,117
                                                            -------------

                                                            $   1,100,506
                                                            =============

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
   Accounts payable                                         $      65,224
   Accrued liabilities                                            134,346
   Notes payable                                                  374,956
                                                            -------------
         Total liabilities                                        574,526

Shareholders' deficit:
   Preferred stock                                                600,000
   Common stock                                                   105,000
   Accumulated deficit                                           (179,020)
                                                            -------------
         Total shareholders' deficit                              525,980
                                                            -------------

                                                            $   1,100,506
                                                            =============

                 See accompanying notes to financial statements

                       AMERICAN RESIDENTIAL FUNDING, INC.

                            STATEMENTS OF OPERATIONS

                FOR THE NINE MONTHS ENDED MARCH 31, 2000 AND 1999
                                   (UNAUDITED)

                                                    2000             1999
                                               -------------     -------------

Revenues                                       $   4,045,935     $   2,349,920

Cost of revenues                                   2,945,611         1,508,685
                                               -------------     -------------

   Gross profit                                    1,100,324           841,235

   General and administrative expenses             1,272,613           818,614
                                               -------------     -------------

(Income) loss before income taxes                   (172,289)           22,621

   Provision for income taxes                          2,506               800
                                               -------------     -------------

        Net income (loss)                      $    (174,795)    $      21,821
                                               =============     =============


                 See accompanying notes to financial statements

                       AMERICAN RESIDENTIAL FUNDING, INC.

                             STATEMENTS OF CASHFLOWS

                FOR THE NINE MONTHS ENDED MARCH 31, 2000 AND 1999
                                   (UNAUDITED)


                                                                        2000             1999
                                                                        ----             ----
Cash flows from operating activities:
   Net income (loss)                                             $     (174,795) $        21,821
   Adjustments to reconcile net income (loss) to net
      cash used in operating activities:
        Depreciation and amortization                                     5,236            3,923
        Changes in operating assets and liabilities:
          Receivables                                                   (62,956)        (139,580)
          Other current assets                                          (50,824)         (18,557)
          Accounts payable                                              (69,773)          92,950
          Accrued liabilities                                            87,555           12,606
                                                                 --------------  ---------------

   Net cash used in operating activities                               (265,557)         (26,837)
                                                                 --------------  ----------------

Cash flows from investing activities:

   Purchases of property and equipment                                  (60,797)         (46,053)
   Other assets                                                             455          (40,087)
                                                                 --------------  ---------------

   Net cash used in investing activities                                (60,342)         (86,140)
                                                                 --------------  ---------------

Cash flows from financing activities:

   Repayment of capital contribution                                          -          (27,285)
   Proceeds from notes payable                                          224,956          145,000
   Proceeds from (repayments of) related party borrowings                46,000          (80,000)
                                                                 --------------  ---------------
   Net cash provided by financing activities                            270,956           37,715
                                                                 --------------  ---------------

Net decrease in cash                                                    (54,943)         (75,262)

Cash at beginning of period                                             105,317          130,000
                                                                 --------------  ---------------

Cash at end of period                                            $       50,374  $        54,738
                                                                 ==============  ===============


                 See accompanying notes to financial statements

NOTE 1 - BASIS OF PRESENTATION

UNAUDITED INTERIM FINANCIAL STATEMENTS

The accompanying financial statements are unaudited and are prepared in accordance with rules and regulations of the Securities and Exchange Commission for interim quarterly reporting. Accordingly, these financial statements do not include all disclosures required under generally accepted accounting principles. In the opinion of management, the accompanying financial statements contain all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of American Residential Funding, Inc. as of March 31, 2000, and the results of their operations and their cash flows for the nine months ended March 31, 2000. Results for the nine months ended March 31, 2000, are not necessarily indicative of the operations which may occur during the year ending June 30, 2000.

NOTE 2 - SUBSEQUENT EVENT

Subsequent to March 31, 2000, AMRES' former parent sold a subsidiary to an unrelated party. AMRES had outstanding debt due to this unrelated party. In connection with the agreement to sell the subsidiary, all outstanding debt of AMRES due to the unrelated party was forgiven. As a result of this forgiveness of debt, AMRES recorded an extraordinary gain of $346,856.

                                  [LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT

To The Members
Titus Real Estate LLC

We have audited the accompanying balance sheet of TItus Real Estate LLC as of December 31, 1999, and the related statements of income and members' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Titus Real Estate LLC as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                              /S/  Hukriede, Walsh & Associates
                              -------------------------------------------------
                              Hukriede, Walsh & Associates, CPAs
Westminster, California
March 28, 2000

                         TITUS REAL ESTATE COMPANY, LLC
                         STATEMENTS OF MEMBERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1999

MEMBERS' EQUITY AT BEGINNING OF YEAR              $    207,877

NET INCOME (LOSS)                                     (189,530)

DISTRIBUTION TO MEMBERS                                (15,250)
                                                  -------------
RETAINED EARNINGS, END OF YEAR                    $      3,097
                                                  =============

           The accompanying accountant's report and notes are integral parts of this statement.

                         TITUS REAL ESTATE COMPANY, LLC
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1999


                                                                1999
                                                            -----------

REVENUES                                                    $    47,141
                                                            -----------
     TOTAL REVENUES                                              47,141
                                                            -----------

OPERATING AND ADMINISTRATIVE EXPENSES
Consulting Fees                                                 165,626
Legal and accounting                                              1,869
Office                                                           20,355
Other operating expenses                                         20,607
Rent                                                             14,350
Repairs and maintenance                                           6,616
Salaries                                                          1,340
Telephone                                                         1,302
Travel and entertainment                                            742
Trucks and automobiles                                            2,342
Utilities                                                           522
                                                            -----------
TOTAL EXPENSES                                                  236,671
                                                            -----------
NET INCOME (LOSS)                                           $  (189,530)




           The accompanying accountant's report and notes are integral parts of this statement.

                         TITUS REAL ESTATE COMPANY, LLC
                            STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                               1999
                                                            ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Cash received from customers                          $  233,017
     Cash paid to vendors and employees                      (236,671)
     Income Taxes (Paid) Refunded                                   -
                                                            ----------
          Net Cash Flows from Operating Activities             (3,654)
                                                            ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital Expenditures                                           -
                                                            ----------
          Net Cash Flows From Investing Activities                  -
                                                            ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Distribution to Members                                  (15,250)
                                                            ----------
          Net Cash Flows from Financing Activities            (15,250)
                                                            ----------

Net Increase (Decrease in Cash                                (18,904)

Cash at Beginning of Year                                      22,001
                                                            ----------
Cash at End of Year                                        $    3,097
                                                            ==========

RECONCILIATION OF NET INCOME (LOS TO
NET CASH PROVIDED BY OPERATING ACTIVITIES:
Net Income (Loss)                                          $ (189,530)
     (Increase) Decrease in Accounts Receivable               185,876
                                                            ----------
Net Cash Flows from Operating Activities                   $   (3,654)
                                                            ==========


           The accompanying accountant's report and notes are integral parts of this statement.

                             TITUS REAL ESTATE LLC
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1999

ORGANIZATION

Titus Real Estate LLC is a real estate management company, which manages a real estate investment trust (REIT), Titus Capital Corporation. This REIT is the only client and sole source of income.

ACCOUNTING POLICIES

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

REVENUE RECOGNITION
The financial statements of the Company are prepared using the accrual basis of accounting whereas revenues are recognized when earned and expenses are recognized when incurred. This basis of accounting conforms to generally accepted accounting principles.

CASH AND CASH EQUIVALENTS
The Company considers all investments with a maturity of three months or less to be cash equivalents.

INCOME TAXES
The Company has chosen to be treated as a partnership for federal and state income tax purposes. Accordingly, no income tax expense has been recorded in the statements. All income or losses will be reported on the individual member's income tax returns.

                             TITUS REAL ESTATE LLC
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1999

MEMBERS' EQUITY
Net profits and losses are allocated to the Members in proportion to their percentage interest. The Member's equity accounts represent accumulated retinaed earnings net distributions from inception to December 31, 1999.

COMMITMENTS AND CONTINGENCIES
The Company has entered into various employment agreements with management individuals. The agreements required the Company to pay these parties (in aggregate) $48,000 per year and ten percent (20%) of the net company profits over a period of five years.

LEASE OBLIGATIONS
The Company rents office space on a month-to-month basis. Rent expense for the year ended December 31, 1999 was $14,350.

MAJOR CUSTOMER
The Company's sole source of income is the real estate investment trust (REIT), for which the Company provides management services. During the year 1999, this client accounted for 100% of revenues. The Company receives a quarterly management fee based upon the REIT's gross income.

SUBSEQUENT EVENTS
On February 14, 2000, the members of Company entered into a purchase agreement with e-Net Financial who purchased 100% interest from the members.

                             TITUS REAL ESTATE LLC
                                  BALANCE SHEET
                                DECEMBER 31, 1999


                                                            1999
                                                        -------------

ASSETS

     Cash and Cash Equivalents                            $      446
                                                        -------------
     Accounts Receivable                                       2,651

TOTAL ASSETS                                              $    3,097
                                                        =============

LIABILITIES AND MEMBERS' EQUITY

Members' Equity                                                3,097
                                                        -------------
          Total Members' Equity                                3,097
                                                        -------------
TOTAL LIABILITIES AND MEMBERS' EQUITY                     $    3,097
                                                        =============


           The accompanying accountant's report and notes are integral parts of this statement.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
LoanNet Mortgage, Inc.

We have audited the accompanying balance sheet of LoanNet Mortgage, Inc., (the "Company") as of April 30, 2000, and the related statements of operations, stockholder's equity, and cash flows for the period from December 16, 1999 (Inception) to April 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LoanNet Mortgage, Inc. as of April 30, 2000, and the results of its operations and its cash flows for the period from December 16, 1999 (Inception) to April 30, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has been recently formed, has limited operating history, and requires substantial funds for its operational activities. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Irvine, California
July 7, 2000                  /S/      MCKENNON, WILSON & MORGAN LLP
                              -------------------------------------------------

                             LOANNET MORTGAGE, INC.

                                  BALANCE SHEET

                                 APRIL 30, 2000

--------------------------------------------------------------------------------


                        ASSETS

Current assets:
     Cash                                                 $          29,318
     Receivables                                                     19,938
     Due from parent                                                 13,000
                                                            ---------------
         Total current assets                                        62,256

Property and equipment, net
     of accumulated depreciation of $14,015                          70,074
                                                            ---------------
                                                          $         132,330
                                                            ===============

            LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                21,724
     Accrued expenses                                                46,832
                                                            ---------------
         Total current liabilities                                   68,556

Stockholders' equity:
   Preferred stock, no par value; 400 shares
     authorized; 400 shares issued and outstanding                  100,000
   Common stock, no par value; 1,600
     shares authorized; 1,600 issued and outstanding                134,543
   Accumulated deficit                                             (170,769)
                                                            ---------------

         Total stockholders' equity                                  63,774
                                                            ---------------
                                                          $         132,330
                                                            ===============


    The accompanying notes are an integral part of these financial statements

                             LOANNET MORTGAGE, INC.

                             STATEMENT OF OPERATIONS

                FOR THE PERIOD FROM DECEMBER 16, 1999 (INCEPTION)
                                TO APRIL 30, 2000

-------------------------------------------------------------------------------


Revenues                                                 $          69,347

Cost of revenues                                                    44,293
                                                           ---------------

Gross profit                                                        25,054

Selling, general and administrative expenses                       195,823
                                                           ---------------

         Net loss                                        $        (170,769)
                                                          ================


    The accompanying notes are an integral part of these financial statements

                             LOANNET MORTGAGE, INC.

                        STATEMENT OF STOCKHOLDERS' EQUITY

                FOR THE PERIOD FROM DECEMBER 16, 1999 (INCEPTION)
                                TO APRIL 30, 2000

-------------------------------------------------------------------------------


                                              PREFERRED STOCK             COMMON STOCK
                                       ---------------------------  ----------------------------     ACCUMULATED
                                          SHARES         AMOUNT        SHARES           AMOUNT          DEFICIT             TOTAL
                                       -----------    ------------  ------------     ------------   ---------------     ---------
Common stock issued to founders
                                                 -   $          -            614     $    50,454   $             -     $     50,454

Preferred stock issued                         400   $    100,000              -               -                 -          100,000

Common stock issued for acquisition
 of property and equipment
                                                 -              -            986          84,089                 -           84,089

Net loss                                         -              -              -               -          (170,769)        (170,769)
                                       -----------    -----------    -----------     -----------    --------------     ------------

Balances, April 30, 2000                       400   $    100,000          1,600    $    134,543   $      (170,769)    $     63,774
                                       ===========    ===========   ============     ===========    ==============      ===========

                             LOANNET MORTGAGE, INC.

                             STATEMENT OF CASH FLOWS

                FOR THE PERIOD FROM DECEMBER 16, 1999 (INCEPTION)
                                TO APRIL 30, 2000

-------------------------------------------------------------------------------


Cash flows from operating activities:

   Net loss                                               $        (170,769)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
     Depreciation                                                    14,015
   Changes in operating assets and liabilities:
     Receivables                                                    (19,938)
     Accounts payable                                                21,724
     Accrued expenses                                                46,832
                                                            ---------------

         Net cash used in operating activities                     (108,136)
                                                            ---------------

Cash flows used in investing activities-
   Advances from parent                                             (13,000)
                                                            ---------------

Cash flows from financing activities:
   Issuance of common stock                                          50,454
   Issuance of preferred stock                                      100,000
                                                            ---------------

         Net cash provided by financing activities                  150,454
                                                            ---------------

   Net increase in cash                                              29,318
   Cash at beginning of period                                            -
                                                            ---------------

   Cash at end of period                                  $          29,318
                                                           ================

Non Cash Financing Activities-
   Stock issued for property and equipment                $          84,089
                                                           ================


    The accompanying notes are an integral part of these financial statements

                             LOANNET MORTGAGE, INC.

                          NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION

LoanNet Mortgage, Inc. (the "Company") was incorporated in the state of Kentucky on December 16, 1999 ("Inception"). On February 9, 2000, the Company acquired certain assets and liabilities from the Mortgage Store. The acquisition did not constitute the purchase of a business. The Company, a loan correspondent, originates mortgage loans primarily to residential customers through a network of three branch offices located in the United States.

On February 14, 2000, the Company was acquired by e-Net Financial.com Corp. ("e-Net" or the "Parent") for 250,000 shares of e-Net common stock for all the issued and outstanding capital stock of the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company was recently formed, has limited operating history, and requires substantial funds for its operational activities and sales efforts. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management is seeking financing from e-Net. There are no assurances that funds will be available to execute the Company's operating plan. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

FISCAL YEAR END

The Company has elected an April 30 year end for financial and income tax reporting purposes.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates. Significant estimates made by management include, but are not limited to, the allowance for losses on uncollectible accounts receivable, and the impairment of long-lived assets.

CASH AND CASH EQUIVALENTS

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents. Balances in bank accounts may, from time to time, exceed federally insured limits.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method ranging from three to five years. Additions and betterments are capitalized. The cost of maintenance and repairs is charged to expense as incurred. When depreciable property is retired or

                             LOANNET MORTGAGE, INC.

                          NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company accounts for impairment of long-lived assets under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of." This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized whenever the review demonstrates that the future undiscounted net cash flows expected to be generated by an asset from its use and eventual deposition are less than the carrying amount of the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds future discounted cash flows. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

REVENUE RECOGNITION

The Company generates revenue through commissioned broker transactions. Revenue is recorded upon the close of escrow and collectibility is certain.

INCOME TAXES

The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes," whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between bases used for financial reporting and income tax reporting purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

REPORTING COMPREHENSIVE INCOME

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting the components of comprehensive income and requires that all items that are required to be recognized under accounting standards as components of comprehensive income be included in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income includes net income (loss), as well as certain non-shareholder items that are reported directly within a separate component of stockholders' equity and bypass net income (loss). The Company had adopted the provisions of this statement during the current fiscal year, with no impact on the accompanying financial statements.

ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, effective for all fiscal quarters of fiscal years beginning after June 15, 2000. Accordingly, the Company will adopt SFAS No. 133 beginning on January 1, 2001. SFAS No. 133 establishes standards for the accounting and reporting of derivative instruments and hedging activities, including certain derivative instruments embedded in other contracts. Under SFAS No. 133, entities are required to carry

                             LOANNET MORTGAGE, INC.

                          NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------


all derivative instruments at fair value on their balance sheets. The accounting for changes in the fair value (i.e., gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging activity and the underlying purpose for it. The Company does not believe that the adoption of SFAS No. 133 will have a significant impact on the Company's financial statements or related disclosures.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at April 30, 2000:

              Furniture and fixtures                      $     52,233
              Equipment                                         31,856
              Less accumulated depreciation                    (14,015)
                                                           -----------

                                                          $     70,074
                                                           ===========

NOTE 4 - COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

In May 2000, the Company entered into two lease arrangements for equipment, which qualify as operating leases. The leases require monthly payments of $269 and $278, respectively, over 48 months. The Company also leases three facilities, all of which expire within a year.

The Company's future annual minimum lease payments under all non-cancelable operating leases at April 30, 2000, are as follows:

                           Year Ending
                            APRIL 30,
                           -----------
                             2001                   $     6,013
                             2002                         6,560
                             2003                         6,560
                             2004                         6,560
                             2005                           547
                                                    -----------
                                                    $    26,240

Total rent expense for the period ended April 30, 2000 amounted to $26,038.

NOTE 5 - STOCKHOLDERS' EQUITY

PREFERRED STOCK

On December 16, 1999, the Company's board of directors and shareholders approved the issuance of 400 shares of preferred stock. On February 9, 2000, the Company issued 400 shares of such preferred stock to an officer for $100,000. The preferred stock has a non-cumulative preferred annual dividend of 8.0%, payable on a quarterly basis and before any payments of dividends of common stock. Additionally, the Company holds the right to redeem the preferred stock at any time for $250 per share. Upon the

                             LOANNET MORTGAGE, INC.

                          NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

liquidation or dissolution of the Company, the holders of preferred stock are entitled to receive $250 per share, plus any accrued but unpaid dividends. There are no voting rights associated with the preferred stock.

COMMON STOCK

On December 16, 1999 the Company's founders authorized 1,600 shares of common stock. On December 23, 1999 the Company's founders issued themselves 614 shares of common stock for $50,454 in cash. Common stock had rights and privileges of voting, dividend participation, among others. Each common share represents one vote.

On February 9, 1999, the Company acquired property and equipment, consisting primarily of furniture, computer equipment and software through the issuance of 986 shares of common stock. The assets acquired at fair value amounted to $84,089.

NOTE 6 - PROVISION FOR INCOME TAXES

The Company's provision for income taxes is not material.

The Company's net deferred tax assets at April 30, 2000, consist of net operating loss carryforwards for federal and state income tax reporting amounting to approximately $170,769. At April 30, 2000, the Company provided a 100% valuation allowance for these net operating loss carryforwards totaling approximately $68,308. The Company's net operating loss carryforwards will begin to expire in 2019 and 2004 for federal and state income tax purposes, respectively. The Company recorded no benefit for income taxes during the periods presented.

The difference between the tax benefit assuming a Federal income tax rate of 34% and amounts recorded in the financial statements of zero percent is the result of the Company recording a 100% valuation allowance for its deferred tax assets.

NOTE 7 - RELATED PARTY TRANSACTIONS

The Company has amounts due from e-Net (Note 1) totaling $13,000 at April 30, 2000 for costs incurred by the Company in connection with the acquisition of the Company by e-Net.

NOTE 8 - SUBSEQUENT EVENT

See Note 4 for discussion of subsequent event.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
ExpiDoc.com, Inc.

We have audited the accompanying balance sheet of ExpiDoc.com, Inc., (the "Company") as of April 30, 2000, and the related statements of operations, stockholders' equity, and cash flows for the period from August 27, 1999 (Inception), to April 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ExpiDoc.com, Inc. as of April 30, 2000, and the results of its operations and its cash flows for the period from August 27, 1999 (Inception) to April 30, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has been recently formed, has limited operating history, and requires substantial funds for its operational activities and sales efforts. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                             /S/      MCKENNON, WILSON & MORGAN LLP
                             ------------------------------------------------
Irvine, California
July 7, 2000

                                EXPIDOC.COM, INC.

                                  BALANCE SHEET

                                 APRIL 30, 2000


                                     ASSETS

Current assets:
     Cash                                                                                     $            87,458
     Accounts receivable, net of allowance of $37,436                                                      13,350
                                                                                               ------------------
         Total current assets                                                                 $           100,808
                                                                                               ==================


                       LIABILITIES & STOCKHOLDER'S EQUITY

Current liabilities:
     Accounts payable                                                                         $            23,400
     Accrued expenses                                                                                       2,836
                                                                                               ------------------
         Total current liabilities                                                                         26,236
                                                                                               ------------------

Commitments and contingencies

Stockholder's equity:
  Common stock, no par value; 10,000,000 shares
     authorized; 1,000 shares issued and outstanding                                                            -
     Additional paid-in capital                                                                           227,303
     Accumulated deficit                                                                                 (152,731)
                                                                                               ------------------
         Total stockholder's equity                                                                        74,572
                                                                                               ------------------
                                                                                              $           100,808
                                                                                               ==================


    The accompanying notes are an integral part of these financial statements

                                EXPIDOC.COM, INC.

                             STATEMENT OF OPERATIONS

                 FOR THE PERIOD FROM AUGUST 27, 1999 (INCEPTION)
                                TO APRIL 30, 2000




Net revenues                                             $            90,565

Cost of revenues                                                      53,809
                                                          ------------------

     Gross profit                                                     36,756
                                                          ------------------

Operating expenses:
   General and administrative expenses                                49,968
   Fair value of officers' services contributed                      102,083
   Bad debt expense                                                   37,436
                                                          ------------------
                                                                     189,487

     Net loss                                            $          (152,731)
                                                          ==================


    The accompanying notes are an integral part of these financial statements

                                EXPIDOC.COM, INC.

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                 FOR THE PERIOD FROM AUGUST 27, 1999 (INCEPTION)
                                TO APRIL 30, 2000

                                                                                 Additional
                                     Owners'             Common Stock             Paid-In     Accumulated
                                     EQUITY         SHARES        AMOUNT           CAPITAL       DEFICIT          TOTAL
                                  ------------    ----------   ------------   ------------  ---------------   -----------
Contribution by founder          $         220             -  $           -     $       -    $                 $       220

Incorporation of
Company on
February 23, 2000                         (220)        1,000            220             -               -               -

Fair value of officers'
services contributed                         -             -              -       102,083               -          102,083

Capital contribution                         -             -              -       125,000               -          125,000

Net loss                                     -             -              -             -        (152,731)        (152,731)
                                  ------------    ----------   ------------   ------------  ---------------   -----------

Balances, April 30, 2000         $           -         1,000  $         220     $ 227,083    $   (152,731)     $    74,572
                                  ============   ===========   ============      ========    ==============    ===========


    The accompanying notes are an integral part of these financial statements

                                EXPIDOC.COM, INC.

                             STATEMENT OF CASH FLOWS

                 FOR THE PERIOD FROM AUGUST 27, 1999 (INCEPTION)
                                TO APRIL 30, 2000


Cash flows from operating activities:
   Net loss                                            $          (152,731)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
     Provision for allowance for doubtful accounts                  37,436
     Fair value of officers' services contributed                  102,083
   Changes in operating assets and liabilities:
     Accounts receivable                                           (50,786)
     Accounts payable                                               23,400
     Accrued expenses                                                2,836
                                                        ------------------

         Net cash used in operating activities                     (37,762)
                                                        ------------------

Cash flows from financing activities -
   Capital contributions                                           125,200
                                                        ------------------

Net increase in cash                                                87,458
Cash at beginning of period                                              -
                                                        ------------------

Cash at end of period                                  $            87,458
                                                        ==================



    The accompanying notes are an integral part of these financial statements

                                EXPIDOC.COM, INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION

ExpiDoc.com, Inc. (the "Company"), was founded on August 27, 1999 ("Inception) and incorporated on February 23, 2000, in California. The Company provides notary services to mortgage companies located throughout the United States. The Company intends to transition its business to a web-based format to enable the Company and its customers to operate more efficiently and effectively.

On March 17, 2000, the Company was acquired by e-Net Financial.Com Corporation ("e-Net") for $125,000 and 24,000 shares of e-Net common stock for all the issued and outstanding capital stock of the Company. E-Net is a publicly held company acquiring assets in the residential mortgage service industry and had minimal operations at the date of acquisition.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has been recently formed, has limited operating history, and requires substantial funds for its operational activities and sales efforts. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management is seeking financing from e-Net. The Company is seeking $500,000 to $1 million to deploy its web-based operations and market its services. E-Net currently lacks financing necessary to fund the working capital needs of the Company. There are no assurances that funds will be available to execute the Company's operating plan. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

FISCAL YEAR END

The Company has elected an April 30 year end for financial and income tax reporting purposes.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates. Significant estimates made by management include, but are not limited to, the allowance for losses on uncollectible accounts receivable, the net realizable value of its inventories, and the impairment of long-lived assets.

ALLOCATION OF EXPENSES AND RELATED DISCLOSURE

In accordance with Securities and Exchange Commission ("SEC") Staff Accounting Bulletin ("SAB") Topic 1:b.1 "Allocation of expenses and related disclosure in financial statements," the Company has reflected in operations the estimated fair value of unpaid and unearned services by its executive officers amounting to $102,083 for the period ended April 30, 2000. Such amounts are reflected as contributed capital since the estimated fair value of these services will not be paid by the Company.

                                EXPIDOC.COM, INC.

                          NOTES TO FINANCIAL STATEMENTS


IMPAIRMENT OF LONG-LIVED ASSETS

The Company accounts for impairment of long-lived assets under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of." This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

REVENUE RECOGNITION

Revenues from notary services are recognized upon notary signings.

CONCENTRATION OF CREDIT RISK

The Company generated revenues from two customers, which accounted for approximately 44% and 43% of total revenues during the period from Inception to April 30, 2000. No other customers represented more than 10% of total revenues. Management does not believe that the loss of such customers could have a severe impact on the results of operations.

INCOME TAXES

The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes," whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between bases used for financial reporting and income tax reporting purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

STOCK-BASED COMPENSATION

SFAS No. 123, "Accounting for Stock-Based Compensation," defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting method of APB No. 25 must make pro forma disclosures of net income (loss) and earnings (loss) per share, as if the fair value method of accounting defined in SFAS No. 123 had been applied. Through April 30, 2000, the Company had no employee stock options outstanding.

LOSS PER COMMON SHARE

SFAS No. 128, "Earnings Per Share," requires dual presentation of basic EPS and diluted EPS on the face of all income statements issued after December 15, 1997 for all entities with complex capital structures.

                                EXPIDOC.COM, INC.

                          NOTES TO FINANCIAL STATEMENTS


The Company's capital structure is not complex and adoption had no impact on amounts reported. Basic EPS is computed as net income (loss) divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities. The Company had no common stock or common stock equivalents outstanding during the period from Inception to April 30, 2000.

REPORTING COMPREHENSIVE INCOME

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting the components of comprehensive income and requires that all items that are required to be recognized under accounting standards as components of comprehensive income be included in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income includes net income (loss), as well as certain non-shareholder items that are reported directly within a separate component of stockholders' equity and bypass net income (loss). The Company had adopted the provisions of this statement during the current fiscal year, with no impact on the accompanying financial statements.

DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION

In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." The provisions of this statement require disclosures of financial and descriptive information about an enterprise's operating segments in annual and interim financial reports issued to stockholders. The statement defines an operating segment as a component of an enterprise that engages in business activities that generate revenue and incur expense, whose operating results are reviewed by the chief operating decision-maker in the determination of resource allocation and assessing performance, and for which discrete financial information is available. The Company has adopted the provisions of this statement with no impact on the accompanying financial statements.

ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective for all fiscal quarters of fiscal years beginning after June 15, 1999. SFAS No. 133 establishes standards for the accounting and reporting of derivative instruments and hedging activities, including certain derivative instruments embedded in other contracts. Under SFAS No. 133, entities are required to carry all derivative instruments at fair value on their balance sheets. The accounting for changes in the fair value (i.e., gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging activity and the underlying purpose for it. The adoption of SFAS No. 133 will not have a significant impact on the Company's financial statements or related disclosures.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

On March 17, 2000, the Company entered into employment agreements with the former shareholders for the management of the Company. The agreements include a seven-year term. The employees are responsible for consulting services related to marketing and development of strategic alliances. Terms of compensation include the following for any calendar year:

     o    50% of all pretax profits up to $1,000,000 annually;

     o    40% of all pretax profits between $1,000,001 and $1,800,000;

     o    30% of all pretax profits between $1,800,001 and $2,600,000; and

     o    20% of all pretax profits in excess of $2,600,000.

A bonus of 20,000 shares of common stock of e-Net will be paid if within the first 12 months of operations, there are three consecutive months that average at least 2,200 completed signings per month or if within the first 24 months of operations, there are three consecutive months that average at least 4,400 completed signings per month. Additionally, if the Company is sold during the term of the agreements, a bonus of 25% of the net profit realized from the sale will be paid.

NOTE 4 - STOCKHOLDER'S EQUITY

The Company was capitalized with $125,000 in connection with the acquisition by e-Net.

See Note 2 for the discussion of the fair value of officers' services contributed.

NOTE 5 - PROVISION FOR INCOME TAXES

The Company's net deferred tax assets at April 30, 2000, consists of a net operating loss carryforward for federal income tax reporting amounting to approximately $153,000. At April 30, 2000, the Company provided a 100% valuation allowance for this net operating loss carryforward totaling approximately $61,000. The Company's net operating loss carryforwards will begin to expire in 2020 for federal income tax purposes. The Company recorded no benefit for income taxes during the period presented. The minimum federal income tax rate of 34% was reduced to zero as a result of the Company recording a 100% valuation allowance for its deferred tax asset.

                               [INSIDE BACK COVER]

                                              (BACK COVER PAGE - COMMON STOCK)
===============================================================================

     Through and including _____________, 2000 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                                   SHARES
                               -------------------


                               E-NET FINANCIAL.COM
                                   CORPORATION

                                  COMMON STOCK



                               -------------------
                               P R O S P E C T U S
                               -------------------



















===============================================================================

                                  PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following sets forth the estimated expenses and costs expected to be incurred in connection with the issuance and distribution of our common stock registered hereby.



                 SEC registration fee....................        $2,732.56
                 Printing and engraving expenses.........             *
                 Registrar and transfer agent fees.......             *
                 Legal fees and expenses.................             *
                 Accounting fees and expenses............             *
                 Miscellaneous...........................             *
                                                                  -----

                 Total                                         $       *
                                                               =========

------------------------------------

* To be completed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and bylaws provide that we will indemnify all persons whom we have the power to indemnify to the fullest extent legally permissible under the general corporation law of the State of Nevada. Sections
78.7502 and 78.751 of the Nevada Revised Statutes provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article XIV of our articles of incorporation provides for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by Sections 78.7502 and 78.751 of the Nevada Revised Statutes. [Furthermore, as permitted by Section 78.037 of the Nevada Revised Statutes, Article _____ of our articles of incorporation includes a provision that eliminates the personal liability of directors, officers, or stockholders for damages for breach of fiduciary duty to the fullest extent permitted under Nevada law.]

We have also entered into agreements with our directors and officers that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by Nevada law.

We intend to provide our directors and officers liability insurance for certain losses arising from claims or charges made against them while acting in their capacities as our directors or officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

      In the three years preceding the filing of this registration statement, the registrant has issued unregistered securities to a limited number of persons, as described below. None of these transactions involved any underwriters or any public offerings and registrant believes that each of these transactions was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof, Regulation D promulgated thereunder or Rule 701 pursuant to compensatory benefit plans and contracts related to compensation as provided under Rule 701. The recipients of the shares of common stock in these transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates issued in these transactions. All recipients had adequate access to information about registrant through their relationship with registrant.

     In September of 1999, the Company issued 120,000 shares of Common Stock in a private placement to one unaffiliated individual/institutional investor. In exchange for these securities the Company received gross cash proceeds of $60,000 ($0.50 per share).

     In October 1999, the Company issued 300,000 shares of Common Stock in a private placement to extinguish $150,000 of debt of the Company ($0.50 per share).

     In November of 1999, the Company issued 30,200 shares of Common Stock in a private placement to unaffiliated individual investors. In exchange for these securities the Company received gross cash proceeds of $15,100 ($0.50 per share).

     In January of 2000, the Company issued 344,129 shares of Common Stock in a private placement to extinguish $344,129 of debt of the Company ($1.00 per share).

     In January and February of 2000, the Company issued 32,700 shares of Common Stock in a private placement to unaffiliated individual investors. In exchange for these securities the Company received gross cash proceeds of $32,700 ($1.00 per share).

     In February of 2000, the Company issued 300,000 shares of Common
Stock and 100,000 shares of B Preferred stock in a private placement to two individuals in connection with the acquisition of Titus, valued at an aggregate of $___________________ ($______ per share).

     In February of 2000, the Company issued 250,000 shares of Common Stock in a private placemen to two individuals and one entity in connection with the acquisition of LoanNet, valued at an aggregate of $2,300,000 ($9.20 per share).

     In March of 2000, the Company issued 24,000 shares of Common Stock in a private placement to two individuals in connection with the acquisition of ExpiDoc, valued at $196,000 ($8.17 per share).

     In June of 2000, the Company issued 60,000 shares of Common stock in a private placement to four employees of AMRES in consideration of bonus payments to such individuals, valued at $______ ($______ per share).

     In July of 2000, the Company issued 5,225 shares of Common Stock in a private placement to three employees of the Company to extinguish the Company's obligation to such individuals for $11,167 of deferred compensation ($2.13 per share).

     In July of 2000, the Company issued 150,000 shares of Common Stock in a private placement to extinguish $300,000 of debt of the Company to an officer of the Company ($2.00 per share).

     No underwriters were involved in the issuances of the securities referenced above. None of the securities described in the paragraph above was registered under the Securities Act in reliance upon the exemption in Section 4(2) of the Securities Act for transactions not involving a public offering. In the issuances referenced above, such reliance was based upon the purchasers' familiarity with the Company. The purchasers in were (i) employees with of the Company at the time of issuance, (ii) professional consultants to the Company at the time of issuances, or (iii) with respect to the conversion of debt, the creditors were persons or entities with long-term relationships with executive officers or directors of the Company.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      The exhibits and financial statements schedules filed as part of this registration statement are as follows:

     (a)   Exhibits.

2.1 Share Exchange Agreement and Plan of Reorganization dated March 1, 1999 between the Company and E-Net Mortgage Corporation is incorporated by reference to Exhibit 2.3 to the Annual Report on Form 10-KSB of the Registrant for the fiscal year ended April 30, 1999, filed on August 13, 1999 (the "1999 10-KSB").

2.2 Share Exchange Agreement and Plan of Reorganization dated March 1, 1999 between the Company and City Pacific International, U.S.A., Inc., is incorporated by reference to Exhibit 2.4 to the 1999 10-KSB.

3.1 Certificate and Articles of Incorporation, as filed with the Nevada Secretary of State on August 18, 1988 is incorporated by reference to the Exhibits to the Registration Statement on Form 10-SB of the Registrant filed on September 1, 1994.

3.2 Certificate of Amendment to Articles of Incorporation, as filed with the Nevada Secretary of State on July 29, 1997, is incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-KSB of the Registrant for the fiscal year ended April 30, 1997, filed on January 4, 1999.

3.3 Certificate of Amendment to Articles of Incorporation, as filed with the Nevada Secretary of State on February 19, 1999, is incorporated by reference to Exhibit 3.4 to the 1999 10-KSB.

3.4 Certificate of Amendment to Articles of Incorporation, as filed with the Nevada Secretary of State on May 12, 1999, is incorporated by reference to Exhibit 3.5 to the 1999 10-KSB.

3.5 Certificate of Amendment to Articles of Incorporation, as filed with the Nevada Secretary of State on January 18, 2000, are incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Registrant filed on January 27, 2000 (the "January 8-K").

3.6 Certificate of Amendment to Articles of Incorporation, as filed with the Nevada Secretary of State on February 2, 2000, is incorporated by reference to Exhibit 3.6 to the Annual Report on Form 1-KSB of the Registrant filed on August 1, 2000 (the "2000 10-KSB")

3.7 Certificate of Amendment to Articles of Incorporation, as filed with the Nevada Secretary of State on March 3, 2000 is incorporated by reference to Exhibit 3.7 to the 2000 10-KSB.

3.8 Amended and Restated By-laws of the Registrant is incorporated by reference to Exhibit 3.8 to the 2000 10-KSB.

4.1 Certificate of Designation of Class A Convertible Preferred Stock, as filed with the Nevada Secretary of State on April 7, 2000 is incorporated by reference to Exhibit 4.1 to the 2000 10-KSB.

4.2 Certificate of Designation of Class B Convertible Preferred Stock, as filed with the Nevada Secretary of State on April 7, 2000 is incorporated by reference to Exhibit 4.2 to the 2000 10-KSB.

4.3 Certificate of Designation of Series C Convertible Preferred Stock, as filed with the Nevada Secretary of State on April 7, 2000 is incorporated by reference to Exhibit 4.3 to the 2000 10-KSB.

5.1*   Opinion of Bryan Cave LLP, counsel to the Company

10.1 Joint Venture Agreement dated February 25, 1999 between City Pacific International U.S.A., Inc., and Omnetrix International, Inc., is incorporated by reference to Exhibit 10.1 to the 1999 10-KSB.

10.2 Limited Partnership Agreement dated July 1, 1999, between the Registrant and Genesis Residential Healthcare, Inc., is incorporated by reference to
       Exhibit 10.2 to the 1999 10-KSB.

10.2a Termination Notice dated November 8, 1999, between the Registrant and Genesis Residential Healthcare, Inc. is incorporated by reference to
       Exhibit 10.2a to the 2000 10-KSB.

10.2b Release of All Claims dated December 2, 1999, between the Registrant and Genesis Residential Healthcare, Inc. is incorporated by reference to
       Exhibit 10.2b to the 2000 10-KSB.

10.3 Amended Employment Agreement dated March 1, 1999, between the Registrant and Michael Roth, is incorporated by reference to Exhibit 10.3 to the Amended Annual Report on Form 10-KSB/A of the Registrant for the fiscal year ended April 30, 1999, filed on September 22, 1999 (the "Amended 1999 10-KSB").

10.4 Amended Employment Agreement dated March 1, 1999 between the Registrant and Theodore A. Bohrer, is incorporated by reference to Exhibit 10.4 to the Amended 1999 10-KSB/A.

10.5 Amended Employment Agreement dated March 1, 1999 between the Registrant and Jean Oliver, dated March 1, 1999, is incorporated by reference to
       Exhibit 10.5 to the Amended 1999 10-KSB/A.

10.6 Amended Employment Agreement dated March 1, 1999, between City Pacific International U.S.A., Inc., and E.G. Marchi, is incorporated by reference to Exhibit 10.6 to the Amended 1999 10-KSB/A.

10.7 Purchase Agreement dated December 22, 1999 between the Registrant, as purchaser, and Digital Integrated Systems, Inc., as seller, of 50% interest in VPN.COM JV Partners is incorporated by reference to Exhibit
       10.1 to the January 8-K.

10.8 Purchase Agreement dated December 22, 1999 between the Registrant, as purchaser, and EMB Corporation, as seller, of 50% interest in VPN.COM JV Partners is incorporated by reference to Exhibit 10.2 to the January 8-K.

10.9 Agreement for the Purchase/Sale of Corporate Stock, dated March 1, 2000, between the Registrant and E. G. Marchi is incorporated by reference to
       Exhibit 10.9 to the 2000 10-KSB.


10.10 Membership Interest Purchase Agreement dated February 11, 2000 between the Registrant, as purchaser, and Scott Presta and AMRES Holdings LLC, as sellers, of all of the outstanding stock of Titus Real Estate LLC is incorporated by this reference to Exhibit 10.0 to the Current Report on Form 8-K of the Registrant filed on February 25, 2000 (the "February 8-K").

10.11 Stock Purchase Agreement dated February 14, 2000 between the Registrant, as purchaser, and James M. Cunningham, Joni Baquerizo and The Mortgage Store LLC, as sellers, of all of the outstanding common stock of LoanNet Mortgage, Inc. is hereby incorporated by reference to Exhibit 10.1 to the February 8-K.

10.12 Stock Purchase Agreement dated March 17, 2000 between the Registrant, as purchaser, and Tony Tseng and Christina Lee, as sellers, of all of the outstanding stock of ExpiDoc.com, Inc., is hereby incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Registrant filed on March 31, 2000 (the "March 8-K").

10.13 Employment Agreement between ExpiDoc.com, Inc., and Tony Tseng is hereby incorporated by reference to Exhibit 10.2 to the March 8-K.

10.14 Employment Agreement between ExpiDoc.com, Inc., and Christina Lee is hereby incorporated by reference to Exhibit 10.3 to the March 8-K.

10.15 Management Agreement dated March 17, 2000, between ExpiDoc.com, Inc., and Document Services Management, Inc., is hereby incorporated by reference to Exhibit 10.4 to the March 8-K.

10.16 Consulting Agreement dated March 17, 2000, between ExpiDoc.com, Inc., and Scott Presta, is hereby incorporated by reference to Exhibit 10.5 to the March 8-K.

10.17 Consulting Agreement dated March 17, 2000, between ExpiDoc.com, Inc., and Vincent Rinehart, is hereby incorporated by reference to Exhibit 10.6 to the March 8-K.

10.18 Amended and Restated Purchase Agreement dated April 12, 2000, by and between the Registrant and EMB Corporation, is hereby incorporated by this reference to Exhibit 10.1 to the Current Report on Form 8-K of the Registrant filed on April 19, 2000.

10.19 Securities Purchase Agreement, dated April 7, 2000, between the Registrant and Cranshire Capital, L.P.; The dotCom Fund, LLC; EURAM Cap Strat. "A" Fund Limited; and Keyway Investments Ltd. is hereby incorporated by this reference to Exhibit 10.1 to the Current Report on Form 8-K of the Registyrant filed on April 19, 2000, (the "April 8-K").

10.20 Warrant to Purchase Common Stock dated April 7, 2000, issued to Cranshire Capital, L. P., is hereby incorporated by reference to Exhibit 10.2 to the April 8-K.

10.21 Warrant to Purchase Common Stock dated April 7, 2000, issued to The dotCom Fund, LLC, is hereby incorporated by reference to Exhibit 10.3 to the April 8-K.

10.22 Warrant to Purchase Common Stock dated April 7, 2000, issued to EURAM Cap Strat. "A" Fund Limited is hereby incorporated by reference to Exhibit
       10.4 to the April 8-K.

10.23 Warrant to Purchase Common Stock dated April 7, 2000, issued to Keyway Investments Ltd. is hereby incorporated by reference to Exhibit 10.5 to the April 8-K.

10.24 Registration Rights Agreement dated April 7, 2000 between the Registrant and Cranshire Capital, L.P.; The dotCom Fund, LLC; EURAM Cap Strat. "A" Fund Limited; and Keyway Investments Ltd., is hereby incorporated by reference to Exhibit 10.6 to the April 8-K.

10.25 Securities Purchase Agreement dated May 2, 2000, between the Registrant and RBSTB Nominees Limited (A/C) as Trustee of Jupiter European Special Situations Fund is incorporated by reference to Exhibit 10.25 to the 2000 10-KSB.

10.26 Warrant to Purchase Common Stock dated May 2, 2000, issued to RBSTB Nominees Limited (A/C) as Trustee of Jupiter European Special Situations Fund is incorporated by reference to Exhibit 10.26 to the 2000 10-KSB.

10.27 Registration Rights Agreement dated May 2, 2000, between the Registrant and RBSTB Nominees Limited (A/C) as Trustee of Jupiter European Special Situations Fund is incorporated by reference to Exhibit 10.27 to the 2000 10-KSB.

16.1 Letter from Kish, Leake & Associates, P.C., resigning as independent accountant for the Registrant is incorporated by reference to Exhibit 16 to the Current Report on Form 8-K of the Registrant filed on September 4, 1996.

16.2 Letter dated March 8, 1999 from Cacciamatta Accountancy Corporation in response to dismissal as independent accountants for the Registrant is incorporated by reference to Exhibit 1 to the Amended Current Report on Form 8-K/A of the Registrant filed on March 24, 2000.

21.1 Description of the subsidiaries of the Registrant is incorporated by reference to Exhibit 21.1 to the 2000 10-KSB.

23.1#   Consent of McKennon Wilson & Morgan, LLP

23.2#   Consent of McKennon Wilson & Morgan, LLP

23.3#   Consent of Hukriede, Walsh & Associates, CPAS

23.4#   Consent of Hukriede, Walsh & Associates, CPAS

23.5#   Consent of McKennon Wilson & Morgan, LLP

23.6#   Consent of McKennon Wilson & Morgan, LLP

23.7#   Consent of Bryan Cave, LLP

24.1#  Power of attorney (Included on Page S-2)

     ----------------------

     * To be filed by amendment.

     #   Filed herewith.

     (b)   Financial Statement Schedules.

      [Financial Statement Schedules have been omitted because of the absence of conditions under which they would be required or because the required information has been included in the financial statements.]

ITEM 17. UNDERTAKINGS

      The undersigned registrant hereby undertakes to promptly provide to the purchasers stock certificates in such denominations and registered in such names as required.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that:

      (1)For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2)For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California on August 4, 2000.

                         E-NET FINANCIAL.COM CORPORATION

                                By: /s/ Vincent Rinehart
                                   ---------------------------------------
                                   Vincent Rinehart
                                   President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the date set forth opposite their names.

                  SIGNATURE                                       TITLE                                   DATE

/s/ James M. Cunningham
----------------------------------------            Director                                        August 4, 2000
James M. Cunningham


/s/ Kevin Gadawski
----------------------------------------            Principal Accounting and Acting                 August 4, 2000
Kevin Gadawski                                      Chief Financial Officer


/s/ Scott A. Presta
----------------------------------------            Director and Secretary                          August 4, 2000
Scott A. Presta


/s/ Vincent Rinehart
----------------------------------------            President, Chief Executive Officer              August 4, 2000
Vincent Rinehart                                    and Director


/s/ James E. Shipley
----------------------------------------            Chairman of the Board of Directors              August 4, 2000
James E. Shipley

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Vincent Rinehart and James E. Shipley, and each of them (with full power of each to act alone), as his attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by this registration statement and its amendments, if any, and any other documents and instruments incidental thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (or any other government or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the date set forth opposite their names.

          SIGNATURE                 TITLE                            DATE

/s/ James M. Cunningham
---------------------------   Director                           August 4, 2000
James M. Cunningham


/s/ Kevin Gadawski
---------------------------   Principal Accounting and Acting    August 4, 2000
Kevin Gadawski                Chief Financial Officer


/s/ Scott A. Presta
---------------------------   Director and Secretary             August 4, 2000
Scott A. Presta


/s/ Vincent Rinehart
---------------------------   President, Chief Executive         August 4, 2000
Vincent Rinehart              Officer and Director


/s/ James E. Shipley
---------------------------   Chairman of the Board of           August 4, 2000
James E. Shipley              Directors


                                       S-2